Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE

dated as of June 29, 2016

among

SAEXPLORATION HOLDINGS, INC.,

The Guarantors Party Hereto

and

WILMINGTON SAVINGS FUND SOCIETY, FSB

(as successor to U.S. Bank National Association),

as Trustee and Noteholder Collateral Agent

10.000% Senior Secured Notes due 2019

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE, dated as of June 29, 2016 (this “Supplemental Indenture”), among SAEXPLORATION HOLDINGS, INC., a Delaware corporation (together with its successors and assigns, the “Company”), each of the Guarantors appearing on the signature pages hereto (the “Guarantors”), and WILMINGTON SAVINGS FUND SOCIETY, FSB (as successor to U.S. Bank National Association), as trustee (the “Trustee”) and as Noteholder Collateral Agent (the “Noteholder Collateral Agent”).

RECITALS

WHEREAS, the Company, the Guarantors and the Trustee and Noteholder Collateral Agent have previously entered into the Indenture, dated as of July 2, 2014 (the “Indenture”), relating to the Company’s 10.000% Senior Secured Notes due 2019 (the “Notes”);

WHEREAS, each of the Guarantors, jointly and severally, fully and unconditionally guarantees the prompt payment in full of the principal of, premium, if any, and interest on the Notes in accordance with the terms of the Indenture (the “Note Guarantees”);

WHEREAS, the Company has offered to exchange any and all of its outstanding Notes (the “Exchange Offer”) for (i) New Senior Secured Second Lien Notes, and (ii) shares of the Company’s common stock upon the terms and subject to the conditions set forth in the Confidential Exchange Offer Memorandum and Consent Solicitation Statement, dated June 24, 2016 (as amended, supplemented or otherwise modified, the “Memorandum”);

WHEREAS, concurrently with the Exchange Offer, and pursuant to the Memorandum and the related letter of transmittal (as amended, supplemented or otherwise modified), the Company has requested that holders of the Notes deliver consents to the adoption of certain proposed amendments (the “Proposed Amendments”) to the Indenture to permit certain restructuring transactions described in the Memorandum;

WHEREAS, Section 9.02 of the Indenture provides that the Company, the Guarantors and the Trustee and Noteholder Collateral Agent may amend or supplement the Indenture, the Notes, the Note Guarantees and the Security Documents with the consent of the Holders of at least a majority in aggregate principal amount of the Notes outstanding voting as a single class (the “Requisite Consents”);

WHEREAS, Holders of the Notes have delivered the Requisite Consents and thereby have duly consented to the Proposed Amendments set forth in this Supplemental Indenture in accordance with Section 9.02 of the Indenture;

WHEREAS, the Trustee and Noteholder Collateral Agent has received, in accordance with Section 9.06 of the Indenture, an Opinion of Counsel and an Officers’ Certificate stating that the execution of this Supplemental Indenture is permitted by the Indenture; and

WHEREAS, all other conditions precedent provided under the Indenture have been satisfied to permit the Company, the Guarantors and the Trustee and Noteholder Collateral Agent to enter into this Supplemental Indenture.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and intending to be legally bound, the parties to this Supplemental Indenture hereby mutually covenant and agree as follows:

SECTION 1. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

SECTION 2. Amendments. The Indenture is hereby amended as follows:

a.	Amendment to Section 1.01. Section 1.01 is hereby amended to insert in the appropriate alphabetical position the defined terms “CFC Subsidiary” and “CFC Subsidiary Holding Company,” which shall read as follows:

““CFC Subsidiary” means any Subsidiary that constitutes a controlled foreign corporation within the meaning of Section 957 of the Internal Revenue Code of 1986, as amended.

“CFC Subsidiary Holding Company” means any subsidiary organized under the laws of the United States, any State of the United States or the District of Columbia that is (a) engaged in no material business activities other than the holding of Equity Interests and other investments in one or more CFC Subsidiaries or (b) disregarded for U.S. federal income tax purposes that owns Equity Interests or other investments in one or more CFC Subsidiaries.”

b.	Amendment to Section 1.01. Section 1.01 is hereby amended to add a proviso at the end of the defined term “Change of Control,” to read as follows:

“provided that, for the avoidance of doubt, none of the Transactions, as such term is defined in the Company’s Exchange Offer Memorandum and Consent Solicitation Statement dated as of June 24, 2016, or any further transactions contemplated by, or in furtherance of, the Transactions, whether individually or in the aggregate, shall constitute a Change of Control within the meaning hereof”.

c.	Amendment to Section 1.01. Section 1.01 is hereby amended by amending and restating the defined term “Credit Facilities” in its entirety to read as follows:

““Credit Facilities” means one or more debt facilities (including, without limitation, each of the Credit Agreement and the Supporting Term Loan) or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.”

d.	Amendment to Section 1.01. Section 1.01 is hereby amended to insert in the appropriate alphabetical position the defined term “Exchange Offer,” to read as follows:

““Exchange Offer” means the Company’s offer to exchange any and all outstanding Notes for New Notes and shares of common stock of the Company and consent solicitation, as described in the Company’s Exchange Offer Memorandum and Consent Solicitation Statement dated as of June 24, 2016.”

e.	Amendment to Section 1.01. Section 1.01 is hereby amended by amending and restating the defined term “Guarantors” in its entirety to read as follows:

““Guarantors” means (1) each Domestic Subsidiary of the Company on the date of this Indenture and (2) each other Subsidiary of the Company (other than a CFC Subsidiary Holding Company) that executes a Note Guarantee in accordance with the provisions of this Indenture, in each case, together with their respective successors and assigns until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture; provided, however, that for the avoidance of doubt, “Guarantors” shall not, notwithstanding anything herein to the contrary, include any CFC Subsidiary or CFC Subsidiary Holding Company.”

f.	Amendment to Section 1.01. Section 1.01 is hereby amended by amending and restating the defined term “Intercreditor Agreement” in its entirety to read as follows:

““Intercreditor Agreement” means the Amended and Restated Intercreditor Agreement, dated as of June 29, 2016, by and among SAExploration, Inc., SAExploration Holdings, Inc., SAExploration Sub, Inc., SAExploration Seismic Services (US), LLC, NES LLC, Wells Fargo Bank, National Association, as lender and collateral agent, Wilmington Savings Fund Society, FSB (successor to U.S. Bank National Association), as trustee and collateral agent for the Indenture Secured Parties (as defined therein), and Delaware Trust Company, as administrative agent and collateral agent under the Supporting Term Loan, as described in the Company’s Exchange Offer Memorandum and Consent Solicitation Statement dated as of June 24, 2016, as the same may be supplemented, modified, amended or amended and restated from time to time.”

g.	Amendment to Section 1.01. Section 1.01 is hereby amended to insert in the appropriate alphabetical position the defined term “New Notes,” to read as follows:

““New Notes” means the Company’s 10.000% Senior Secured Second Lien Notes due 2019 issued pursuant to an indenture by and among the Company, the guarantors party thereto and Wilmington Savings Fund Society, FSB, as trustee and noteholder collateral agent to be entered into in connection with the Exchange Offer, including any additional New Notes issued as PIK Interest.”

h.	Amendment to Section 1.01. Section 1.01 is hereby amended by amending and restating the defined term “Permitted Holders” in its entirety to read as follows:

““Permitted Holders” means any of (a) Whitebox Advisors LLC, BlueMountain Capital Management, LLC, Morgan Stanley Investment Management Inc., Aristides Capital LLC, Taegean Capital Management, LLC, Amzak Capital Management, LLC, John Pecora, Jeff Hastings, Brian Beatty and Brent Whiteley, (b) any Related Party thereof and (c) any Person acting in the capacity of an underwriter or initial purchaser in connection with a public or private offering of the Capital Stock of the Company or any direct or indirect parent entity or securities convertible into or exchangeable or exercisable for such Capital Stock.”

i.	Amendment to Section 1.01. Section 1.01 is hereby amended to insert in the appropriate alphabetical position the defined term “PIK Interest,” to read as follows:

““PIK Interest” means interest on the New Notes paid in the form of (1) an increase in the outstanding principal amount of the New Notes or (2) the issuance of additional New Notes issued under the indenture governing the New Notes on the same terms as the New Notes issued on the issue date of such New Notes in connection with the payment of interest due on the New Notes.”

j.	Amendment to Section 1.01. Section 1.01 is hereby amended to add a new clause (19) to the defined term “Permitted Liens,” to read as follows:

“(19) Liens on assets of the Company or any Guarantor securing the New Notes or the Guarantee of each Guarantor of the Company’s obligations under the indenture governing the New Notes”.

k.	Amendment of Section 1.01. Section 1.01 is hereby amended to insert in the appropriate alphabetical position the defined term “Supporting Term Loan,” to read as follows:

““Supporting Term Loan” means a new multi-draw term loan dated as of June 29, 2016, among SAExploration, Inc., the Company, the other guarantors party thereto and the lenders from time to time party thereto, providing for borrowings in an amount not to exceed the amount of Indebtedness permitted pursuant to Section 4.08(b)(1), including any related notes, Guarantees, collateral documents, security documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, supplemented, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to investors) in whole or in part from time to time.”

l.	Amendment of Section 4.07. Section 4.07 is hereby amended by redesignating the existing subsection (c) as subsection (d) and inserting a new subsection (c), which shall read as follows:

“The preceding provisions will not prohibit the payment by the Company of cash in lieu of fractional shares in connection with the 135-to-1 reverse stock split to be effected in connection with the Transactions nor to be issued in connection with the issuance of the exchange consideration in the Exchange Offer, each as defined and described in the Company’s Exchange Offer Memorandum and Consent Solicitation Statement dated as of June 24, 2016.”

m.	Amendment of Section 4.08(b). Section 4.08(b) is hereby amended by amending and restating clause (1) thereof in its entirety to read as follows:

“the incurrence by the Company and the Guarantors of additional Indebtedness and letters of credit under Credit Facilities in an aggregate amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed the greater of (a) $50.0 million, less the aggregate amount of all permanent commitment reductions with respect to any revolving credit borrowings under a Credit Facility that have been made by the Company or any of its Restricted Subsidiaries since the date of this Indenture and (b) 19.0% of the Company’s Consolidated Net Tangible Assets; provided, however, that in no event shall the aggregate principal amount of Indebtedness under such Credit Facilities that is not revolving credit borrowings exceed $30.0 million;”

n.	Amendment to Section 4.08(b). Section 4.08(b), which defines “Permitted Debt,” is hereby amended to add a new clause (17) thereto, to read as follows:

“(17) the issuance by the Company of the New Notes in an initial aggregate principal amount not to exceed $70 million, and any additional New Notes issued (i) as PIK Interest and/or (ii) in satisfaction of accrued and unpaid interest on any Notes tendered in the Exchange Offer, and, in each case, all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (17)”.

o.	Amendment to Section 4.12(b). Section 4.12(b) is hereby amended by amending clause (1) thereto by inserting the phrase “in connection with any Transaction, as such term is defined in the Company’s Exchange Offer Memorandum and Consent Solicitation Statement dated as of June 24, 2016, or” immediately preceding the words “in the ordinary course of business”.

p.	Amendment to Section 4.12(b). Section 4.12(b) is hereby amended to insert a new clause (9) thereto, to read as follows:

“(9) any Transaction, as such term is defined in the Company’s Exchange Offer Memorandum and Consent Solicitation Statement dated as of June 24, 2016, or any further transactions contemplated by, or in furtherance of, the Transactions, whether considered individually or in the aggregate.”

q.	Amendment to Section 4.17. Section 4.17 is hereby amended to add a proviso at the end of such covenant, to read as follows:

“provided, that, for the avoidance of doubt, no amounts, fees or other consideration paid in connection with the Transactions, as such term is defined in the Company’s Exchange Offer Memorandum and Consent Solicitation Statement dated as of June 24, 2016, or any further transactions contemplated by, or in furtherance of, the Transactions, whether individually or in the aggregate, shall be deemed to be a payment of consideration in contravention of this Section 4.17.”

r.	Amendment to Section 12.07(a). Section 12.07(a) is hereby amended by amending and restating clause (7) in its entirety to read as follows:

“(7) if, in connection with the exercise of the ABL Agent’s remedies in respect of any Collateral, the ABL Agent, on behalf of holders of ABL Obligations, as defined in the Intercreditor Agreement, releases any of its Liens on any part of the Collateral, then the Liens, if any, of the Noteholder Collateral Agent for the benefit of the Holders of the Notes on the Collateral sold or disposed of in connection with such exercise will be automatically, unconditionally and simultaneously released; and, in such event, the Noteholder Collateral Agent, on behalf of itself and the Holders of the Notes, at the Company’s expense, promptly will execute and deliver to the ABL Agent such termination statement, releases and other documents as the ABL Agent may request in writing to effectively confirm such release.”

Any changes to the Indenture, the Notes, the Security Documents and any related documents, of a technical or conforming nature shall hereby be deemed made to the extent necessary to reflect the amendments described herein. The Trustee and Noteholder Collateral Agent are authorized and directed to enter into such other amendments or waivers to the Indenture, the Notes, the Note Guarantees, the Security Documents and the Intercreditor Agreement and any other applicable documents as are necessary to effectuate this Supplemental Indenture, including, without limitation, the entry into (i) the Amended and Restated Intercreditor Agreement in the form attached hereto as Annex A and (ii) the First Amendment to Security Agreement in the form attached hereto as Annex B.

SECTION 3. Effect and Operation of Supplemental Indenture. This Supplemental Indenture shall be effective and binding immediately upon its execution by the Company, the Guarantors and the Trustee and Noteholder Collateral Agent, and thereupon this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Note and Guarantee heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby. Except as modified and amended by this Supplemental Indenture, all provisions of the Indenture shall remain in full force and effect; provided, that clauses d, g, h, i, j and n of Section 2 of this Supplemental Indenture shall not become operative until the time and date at which the Company notifies the Trustee and D.F. King & Co, Inc., in its capacity as Information Agent and Exchange Agent in connection with the Exchange Offer and Consent Solicitation (as defined in the Memorandum), of its acceptance of the Notes validly tendered in the Exchange Offer for exchange pursuant to, and subject to the terms and conditions set forth in, the Memorandum.

SECTION 4. Indenture and Supplemental Indenture Construed Together. This Supplemental Indenture is an amendment supplemental to the Indenture, and the Indenture and this Supplemental Indenture will henceforth be read and construed together.

SECTION 5. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 6. Counterparts. This Supplemental Indenture may be signed in various counterparts (including by portable document format), which together will constitute one and the same instrument.

SECTION 7. Trust Indenture Act Controls. If any provisions hereof limit, qualify or conflict with any provisions of the Trust Indenture Act of 1939, as amended (the “TIA”), required under the TIA to be a part of or govern this Supplemental Indenture, the provisions of the TIA shall control. If any provision hereof modifies or excludes any provision of the TIA that pursuant to the TIA may be so modified or excluded, the provision of the TIA as so modified or excluded hereby shall apply.

SECTION 8. No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder of the Company or of any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Indenture, the Notes or, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.

SECTION 9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 10. The Trustee and Noteholder Collateral Agent. The Trustee and Noteholder Collateral Agent accepts the amendments of the Indenture effected by this Supplemental Indenture. Without limiting the generality of the foregoing, the Trustee and Noteholder Collateral Agent shall not be responsible in any manner whatsoever for or with respect to any of the recitals contained herein, all of which recitals are made solely by the Company, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company by action or otherwise, (iii) the due execution hereof by the Company or (iv) the consequences of any amendment herein provided for, and the Trustee and Noteholder Collateral Agent makes no representation with respect to any such matters.

SECTION 11. Separability. In case any provision in this Supplemental Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

SAEXPLORATION HOLDINGS, INC.
as Issuer

By:	/s/ Brent Whiteley
Name:	Brent Whiteley
Title:	Chief Financial Officer, General Counsel and Secretary

SAEXPLORATION SUB, INC. as a Guarantor

By:	/s/ Brent Whiteley
Name:	Brent Whiteley
Title:	Chief Financial Officer, General Counsel and Secretary

SAEXPLORATION, INC. as a Guarantor

By:	/s/ Brent Whiteley
Name:	Brent Whiteley
Title:	Chief Financial Officer, General Counsel and Secretary

NES, LLC as a Guarantor

By:	/s/ Brent Whiteley
Name:	Brent Whiteley
Title:	Chief Financial Officer, General Counsel and Secretary

SAEXPLORATION SEISMIC SERVICES (US) LLC
as a Guarantor

By:	/s/ Brent Whiteley
Name:	Brent Whiteley
Title:	Chief Financial Officer, General Counsel and Secretary

WILMINGTON SAVINGS FUND SOCIETY, FSB,
as Trustee

By:	/s/ Geoffrey J. Lewis
Name:	Geoffrey J. Lewis
Title:	Vice President

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Noteholder Collateral Agent

By:	/s/ Geoffrey J. Lewis
Name:	Geoffrey J. Lewis
Title:	Vice President

ANNEX A

Form of Amended & Restated Intercreditor Agreement

Exhibit 10.2

EXECUTION VERSION

AMENDED AND RESTATED

INTERCREDITOR AGREEMENT

This AMENDED & RESTATED INTERCREDITOR AGREEMENT (this “Agreement”), dated as of June 29, 2016, is by and among WELLS FARGO BANK, NATIONAL ASSOCIATION, as lender and collateral agent (in such capacities, with its successors and assigns, and as more specifically defined below, the “ABL Agent”), WILMINGTON SAVINGS FUND SOCIETY, FSB, as trustee and collateral agent (with its successors and assigns, and as more specifically defined below, the “Existing Noteholder Agent”), Delaware Trust Company, as administrative agent and collateral agent (in such capacities with its successors and assigns, and as more specifically defined below, the “Term Agent”) and, upon execution of an Additional Indebtedness Joinder and Designation (as defined below), the Additional Noteholder Agent (as defined below).

WHEREAS, SAExploration, Inc., a Delaware corporation (the “ABL Borrower”) and SAExploration Holdings, Inc., a Delaware corporation (“Holdings”), certain subsidiaries of Holdings, as Guarantors, and the ABL Agent are parties to that certain Credit and Security Agreement dated as of November 6, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement”), pursuant to which, among other things, the ABL Agent has agreed to make loans and extend other financial accommodations to the ABL Borrower, which loans and financial accommodations are guaranteed by the other Loan Parties (as defined below);

WHEREAS, Holdings, certain subsidiaries of Holdings (including the ABL Borrower), as Guarantors, and the Existing Noteholder Agent are parties to that certain Indenture dated as of July 2, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Indenture”), pursuant to which, among other things, Holdings issued secured notes in the aggregate original principal amount of $150,000,000 (the “Existing Notes”), which Existing Notes are guaranteed by certain Subsidiaries of Holdings;

WHEREAS, Holdings has entered into that certain Restructuring Support Agreement, dated as of June 13, 2016 (the “Restructuring Support Agreement”), among Holdings, on behalf of itself and the other Loan Parties under the Existing Indenture, and certain of the Existing Noteholders (as defined herein), pursuant to which the applicable Loan Parties have entered, or will enter, as the case may be, into and perform the following transactions, among other transactions, on the terms contemplated by the Restructuring Support Agreement: (i) one or more term loans on the terms set forth in the Term Credit Agreement (as defined below), (ii) the issuance of new shares in Holdings, and (iii) the consummation of an exchange offer in which Existing Notes are exchanged for Additional Notes (as defined below) and stock in Holdings, on the terms described in that certain Exchange Offer Memorandum and Consent Solicitation Statement, dated as of June 24, 2016 (the “Exchange Offer”), and the issuance of Additional Notes and new stock in Holdings pursuant to such Exchange Offer (such notes collectively referred to herein, the “Additional Notes” and the indenture by which such Additional Notes are issued, the “Additional Indenture” and the trustee and collateral agent under the Additional Indenture, the “Additional Noteholder Agent”).

WHEREAS, pursuant to the Restructuring Support Agreement, Holdings, certain subsidiaries of Holdings (including the ABL Borrower), as Guarantors, the lenders party thereto (the “Term Lenders”) and the Term Agent are parties to that certain Term Loan and Security Agreement, dated as of June 29, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Credit Agreement”), pursuant to which, among other things, the Term Lenders have agreed to make loans and extend other financial accommodations to Holdings, which loans and financial accommodations are guaranteed by the other Loan Parties (as defined below);

WHEREAS, the Loan Parties have granted to the ABL Agent security interests in the ABL Collateral (as defined below) as security for payment and performance of the ABL Obligations (as defined below);

WHEREAS, the Loan Parties have granted to the Existing Noteholder Agent security interests in the Existing Notes Collateral (as defined below) as security for payment and performance of the Existing Indenture Obligations (as defined below);

WHEREAS, the Loan Parties have granted to the Term Agent security interests in the Term Collateral (as defined below) as security for payment and performance of the Term Obligations (as defined below); and

WHEREAS, the Loan Parties plan to grant to the Additional Noteholder Agent security interests in the Collateral as security for payment and performance of the obligations of the Loan Parties under the Additional Indenture.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and other good and valuable consideration, the existence and sufficiency of which is expressly recognized by all of the parties hereto, the parties agree as follows.

SECTION 1. Definitions; Rules Of Construction.

1.1 UCC Definitions. The following terms which are defined in the Uniform Commercial Code are used herein as so defined: Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Equipment, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter of Credit, Letter of Credit Rights, Records and Supporting Obligations.

1.2 Defined Terms. The following terms, as used herein, have the following meanings:

“ABL Agent” has the meaning set forth in the introductory paragraph hereof. In the case of any Replacement ABL Agreement, the ABL Agent shall be the Person identified as such in such agreement.

“ABL Agent Cash Collateral” means cash collateral for letter of credit or Hedging Obligations that is pledged or delivered to ABL Agent for Hedge Obligations and letters of credit issued by ABL Agent securing, in the case of letters of credit, an amount not to exceed 105% of the face amount of cash collateralized letters of credit issued upon the application of ABL Borrower and, in the case of Hedging Obligations, not to exceed the amount of such Hedging Obligations.

“ABL Agreement” means the collective reference to (a) the ABL Credit Agreement, and (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the ABL Credit Agreement (regardless of whether such replacement, refunding or refinancing is a “working capital” facility, asset-based facility or otherwise) or any other agreement or instrument referred to in this clause (b) unless such agreement or instrument expressly provides that it is not intended to be and is not an ABL Agreement hereunder (a “Replacement ABL Agreement”). Any reference to the ABL Agreement hereunder shall be deemed a reference to any ABL Agreement then extant.

“ABL Borrower” has the meaning set forth in the recitals above.

“ABL Collateral” means all Property of each Loan Party, whether now owned or hereafter acquired, whether arising before or after any Insolvency Proceeding, in which a Lien is obtained, granted or purported to be granted at any time to the ABL Agent as security for any ABL Obligation.

“ABL Credit Agreement” has the meaning set forth in the recitals above.

“ABL Documents” means the ABL Credit Agreement, each ABL Security Document, each ABL Guarantee and each other ABL Loan Document.

“ABL Guarantee” means any Guarantee by any Loan Party of any or all of the ABL Obligations.

“ABL Lien” means any Lien created by or pursuant to the ABL Security Documents.

“ABL Loan Documents” means the “Loan Documents” as defined in the ABL Credit Agreement.

“ABL Obligations” means (a) all principal of and interest (including any Post-Petition Interest), costs and premium (if any) on all loans and other extensions of credit made pursuant to the ABL Agreement or any DIP Financing by the ABL Agent to the extent permitted hereunder, (b) all reimbursement obligations (if any) and interest thereon (including any Post-Petition Interest) with respect to any letter of credit or similar instruments issued pursuant to the ABL Agreement, (c) all Guarantee obligations, indemnities, fees, expenses and other amounts payable from time to time pursuant to the ABL Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding, and (d) all other “Obligations” as defined under the ABL Credit Agreement, including, without limitation, Banking Services Obligations and Hedging Obligations. To the extent any payment with respect to any ABL Obligation (whether by or on behalf of any Loan Party, as Proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance, fraudulent transfer or a preference in any respect, set aside or required to be paid to a debtor in possession, any Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the ABL Agent and the other Classes of Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“ABL Obligations Cap” means the amount of $30,000,000, plus fees, costs, and interest thereon, plus Hedging Obligations relating to the ABL Obligations not to exceed $5,000,000, plus Indebtedness at any time owing to ABL Agent on account of a DIP Financing in a principal amount not to exceed $5,000,000.

“ABL Obligations Payment Date” means the first date on which (a) the ABL Obligations (other than those that constitute Unasserted Contingent Obligations and in the case of any sale of ABL Collateral, any Excess ABL Obligations) have been indefeasibly paid in cash in full (or cash collateralized or defeased in accordance with the terms of the ABL Documents), (b) all commitments to extend credit under the ABL Documents have been terminated, (c) there are no outstanding letters of credit issued under the ABL Documents (other than such as have been cash collateralized or defeased in accordance with the terms of the ABL Documents), (d) any other conditions to termination of the ABL Liens set forth in Section 2.10 of the ABL Credit Agreement have been satisfied, and (e) so long as the Term Obligations Payment Date, the Existing Indenture Obligations Payment Date or the Additional Indenture Obligations Payment Date, to the extent applicable, shall not have occurred, the ABL Agent has delivered a written notice to the respective Representative(s) stating that the events described in clauses (a), (b), (c), and (d), have occurred to the satisfaction of the ABL Agent.

“ABL Post-Petition Assets” has the meaning set forth in Section 5.2(b).

“ABL Security Documents” means any and all agreements securing satisfaction of the ABL Obligations, including the ABL Credit Agreement, those certain Deposit Account Control Agreements between ABL Agent, the Existing Noteholder Agent, the ABL Borrower, and certain other Loan Parties (as may be amended to add Additional Noteholder Agent and Term Agent as parties thereto as contemplated by the Loan Documents), that certain Preferred Ship Mortgage of November 6, 2014, executed by SAExploration Seismic Services (US), LLC in favor of the ABL Agent, and any other ABL Loan Documents under which a security interest is granted to the ABL Agent.

“Additional Debt” has the meaning set forth in Section 10.5(b).

“Additional Indenture” has the meaning set forth in the recitals above.

“Additional Indenture Agreement” means the collective reference to (a) the Additional Indenture; (b) any agreement under which notes are sold or issued pursuant to the terms of the Additional Indenture or any supplemental indenture relating to such notes, if any; and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the Indebtedness and other obligations outstanding under or issued pursuant to the

Additional Indenture or any other agreement or instrument referred to in this clause (c) unless such agreement or instrument expressly provides that it is not intended to be and is not an Additional Indenture Agreement hereunder (a “Replacement Additional Indenture Agreement”). Any reference to the Additional Indenture Agreement hereunder shall be deemed a reference to any Additional Indenture Agreement then extant.

“Additional Indenture Documents” means the Additional Indenture Agreement, each Additional Indenture Security Document and each Additional Indenture Guarantee.

“Additional Indenture Guarantee” means any Guarantee by any Loan Party of any or all of the Additional Indenture Obligations.

“Additional Indenture Lien” means any Lien created by or pursuant to the Additional Indenture Security Documents.

“Additional Indenture Obligations” means (a) all principal of and interest (including any Post-Petition Interest), costs and premium (if any) on all indebtedness issued under the Additional Indenture Agreement or any DIP Financing provided by some or all of the Additional Indenture Secured Parties to the extent permitted hereunder, and (b) all Guarantee obligations, indemnities, fees, expenses and other amounts payable from time to time pursuant to the Additional Indenture Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any Additional Indenture Obligation (whether by or on behalf of any Loan Party, as Proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance, fraudulent transfer or a preference in any respect, set aside or required to be paid to a debtor in possession, a Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the Additional Noteholder Agent and the other Classes of Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“Additional Indenture Obligations Payment Date” means the first date on which (a) the Additional Indenture Obligations (other than those that constitute Unasserted Contingent Obligations) have been indefeasibly paid in cash in full, (b) all commitments to extend credit under the Additional Indenture Documents have been terminated, and (c) so long as the ABL Obligations Payment Date, Term Obligations Payment Date or Existing Indenture Obligations Payment Date shall not have occurred, the Additional Noteholder Agent has delivered a written notice to the respective Representative(s) stating that the events described in clauses (a) and (b) have occurred to the satisfaction of the Additional Indenture Secured Parties.

“Additional Indenture Secured Parties” means the Additional Noteholder Agent and the Additional Noteholders.

“Additional Indenture Security Documents” means any and all agreements securing satisfaction of the Additional Indenture Obligations.

“Additional Noteholder Agent” has the meaning set forth in the recitals above and shall become a party hereto and be bound by all terms hereof upon the execution of an Additional Indebtedness Joinder and Designation.

“Additional Noteholders” means the holders of the notes issued under any Additional Indenture Agreement.

“Additional Notes” has the meaning set forth in the recitals above.

“Additional Notes Collateral” means all Property of each Loan Party, whether now owned or hereafter acquired, whether arising before or after any Insolvency Proceeding, in which a Lien is granted or purported to be granted to any Additional Indenture Secured Party as security for any Additional Indenture Obligation.

“Additional Term Agreement” means any agreement approved for designation as such by the Representatives in any Additional Indebtedness Joinder and Designation delivered to the Loan Parties after the date hereof, a form of which is attached hereto as Exhibit A.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Banking Services Obligations” means with respect to any Loan Party, any obligations of such Loan Party owed to ABL Agent (or any of its affiliates) in respect of Cash Management Services.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the board of directors of a direct or indirect general partner of the partnership;

(3) with respect to a limited liability company, the direct or indirect managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means, (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) in the equity of such entity, (c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests, and (d) in the case of any other entity, any other interests or participations that confer on a Person that right to receive a share of the profits and losses of, or distributions of assets of, the issuing entity, but excluding for each of (a) through (d) any debt securities convertible or exchangeable for Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Management Services” means any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement, merchant stored value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other cash management arrangements.

“Class”, when used in reference to (a) any Secured Obligations, refers to whether such Secured Obligations are the ABL Obligations, the Term Obligations, the Additional Indenture Obligations or the Existing Indenture Obligations, (b) any Representative, refers to whether such Representative is the ABL Agent, the Term Agent, the Additional Noteholder Agent or the Existing Noteholder Agent, (c) any Secured Parties, refers to whether such Secured Parties are the ABL Agent, the Term Secured Parties, the Additional Indenture Secured Parties or the Existing Indenture Secured Parties and/or (d) any Loan Documents, refers to whether such Loan Documents are the ABL Documents, the Term Documents, the Additional Indenture Documents or the Existing Indenture Documents.

“Collateral” means all existing and future assets and property of Holdings, each Domestic Subsidiary of Holdings (including the ABL Borrower) and each other Subsidiary of Holdings that becomes party to any Loan Documents after the date hereof, with respect to which a Lien is granted as security for any Secured Obligations under each Class of Loan Documents that constitutes:

(1)	Accounts (as defined in the UCC), payment intangibles and all other receivables;

(2)	Equipment (as defined in the UCC) and documents therefor;

(3)	Investment Property (as defined in the UCC);

(4)	commodity accounts, deposit accounts, collection accounts and securities accounts (including all cash, cash equivalents, financial assets, negotiable instruments and other evidence of payment, and other funds on deposit therein or credited thereto);

(5)	letter of credit rights, supporting obligations and commercial tort claims with respect to any of the foregoing and letters of credit transferred to the ABL Agent;

(6)	all contracts, contract rights, Inventory, General Intangibles, documents, Chattel Paper (whether tangible or electronic) (each as defined in the UCC), drafts and acceptances, payment intangibles and instruments, in each case, in connection with, used in, acquired for, or necessary to the realization on any of the assets identified in clauses (1) through (5); excluding intercompany notes by or among Holdings and any of its Subsidiaries;

(7)	all other tangible and intangible property of Holdings, its Domestic Subsidiaries and each of its other Subsidiaries that becomes a party to the Loan Documents after the date hereof;

(8)	all books and records relating to the items referred to in items (1) through (7); and

(9)	all collateral security and guarantees with respect to any of the foregoing and, subject to the terms of this Agreement, all proceeds, products, substitutions, replacements, accessions, cash, money, insurance proceeds, instruments, securities, security entitlements, financial assets and deposit accounts received as proceeds of any of the foregoing and any other “proceeds” of the above as such are set forth in the ABL Credit Agreement; provided that any Collateral, regardless of type, received in exchange for any Collateral pursuant to an Enforcement Action pursuant to the terms of the ABL Credit Agreement (or the Term Credit Agreement in the event the ABL Credit Agreement has been paid in cash in full) and this Agreement shall be treated as Collateral under this Agreement and the Security Documents.

“Comparable Security Document” means, in relation to any Senior Collateral subject to any Senior Security Document, that Junior Security Document that creates a security interest in the same Senior Collateral, granted by the same Loan Party, as applicable.

“DIP Financing” has the meaning set forth in Section 5.2(a).

“Domestic Subsidiary” means any Restricted Subsidiary of the ABL Borrower that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“Enforcement Action” means, with respect to the Secured Obligations, the exercise of any default rights and remedies with respect to any Collateral securing such Secured Obligations or the commencement or prosecution of enforcement of any of such rights and remedies with respect to Collateral under, as applicable, the Loan Documents, or applicable law, and the exercise of any default rights or remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or under the Bankruptcy Code.

“Equity Interests” mean, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such Person, including, if such

Person is a partnership, partnership interests (whether general or limited), joint venture interests, or if such Person is a limited liability company, membership interests and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of Property of, such partnership, whether outstanding on the date hereof or issued on or after the date hereof, but excluding debt securities convertible or exchangeable into such equity.

“Excess ABL Obligations” means the sum of (a) the portion of the principal amount of the loans outstanding under the ABL Documents and the undrawn amount of outstanding letters of credit issued thereunder that is in excess of the ABL Obligations Cap, plus (b) the portion of interest and fees that accrues or is charged with respect to that portion of the principal amount of the loans and letters of credit described in clause (a) of this definition.

“Excluded Accounts” means, as to any Loan Party, all Deposit Accounts used solely for (i) payroll and/or accrued employee benefits, or (ii) employee benefit plans.

“Existing Indenture” has the meaning set forth in the recitals above.

“Existing Indenture Agreement” means the collective reference to (a) the Existing Indenture; (b) any agreement under which Existing Notes are sold or issued pursuant to the terms of the Existing Indenture or any supplemental indenture (including that certain supplemental indenture, dated as of June 29, 2016) relating to Additional Notes, if any, including, without limitation, that certain Purchase Agreement, dated as of June 25, 2014 by and between Holdings, Jefferies LLC and certain subsidiaries of Holdings, as guarantors; and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the Indebtedness and other obligations outstanding under or issued pursuant to the Existing Indenture or any other agreement or instrument referred to in this clause (c) unless such agreement or instrument expressly provides that it is not intended to be and is not an Existing Indenture Agreement hereunder (a “Replacement Existing Indenture Agreement”); provided that, for the avoidance of doubt the Additional Indenture shall not be considered an ‘Existing Indenture Agreement’ hereunder. Any reference to the Existing Indenture Agreement hereunder shall be deemed a reference to any Existing Indenture Agreement then extant.

“Existing Indenture Documents” means the Existing Indenture Agreement, each Existing Indenture Security Document and each Existing Indenture Guarantee.

“Existing Indenture Guarantee” means any Guarantee by any Loan Party of any or all of the Existing Indenture Obligations.

“Existing Indenture Lien” means any Lien created by or pursuant to the Existing Indenture Security Documents.

“Existing Indenture Obligations” means (a) all principal of and interest (including any Post-Petition Interest), costs and premium (if any) on all indebtedness issued under the Existing Indenture Agreement or any DIP Financing provided by some or all of the Existing Indenture Secured Parties to the extent permitted hereunder, and (b) all Guarantee obligations, indemnities, fees, expenses and other amounts payable from time to time pursuant to the Existing Indenture Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any Existing Indenture Obligation (whether by or on behalf of any Loan Party, as Proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance, fraudulent transfer or a preference in any respect, set aside or required to be paid to a debtor in possession, a Representative, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of such Representative and the respective Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“Existing Indenture Obligations Payment Date” means the first date on which (a) the Existing Indenture Obligations (other than those that constitute Unasserted Contingent Obligations) have been indefeasibly paid in cash in full, (b) all commitments to extend credit under the Existing Indenture Documents have been terminated, and (c) so long as the ABL Obligations Payment Date, the Term Obligations Payment Date or the Additional Indenture Obligations Payment Date shall not have occurred, the Existing Noteholder Agent has delivered a written notice to the respective Representative(s) stating that the events described in clauses (a) and (b) have occurred to the satisfaction of the Existing Indenture Secured Parties.

“Existing Indenture Secured Parties” means the Existing Noteholder Agent and the Existing Noteholders.

“Existing Indenture Security Documents” means any and all agreements securing satisfaction of the Existing Indenture Obligations, including, without limitation, that certain Security Agreement, dated as of July 2, 2014 by and among the ABL Borrower and the other Loan Parties, as co-Pledgors, and the Existing Noteholder Agent, that certain Trademark Security Agreement, dated as of July 2, 2014 by and among the ABL Borrower and the other Loan Parties, as co-Pledgors, and the Existing Noteholder Agent, those certain Deposit Account Control Agreements, each dated as of November 6, 2014 by and among the ABL Agent, the Existing Noteholder Agent, the ABL Borrower, and certain other Loan Parties (to be amended to add Additional Noteholder Agent and Term Agent as parties thereto as contemplated by the Loan Documents), and that certain Preferred Ship Mortgage, dated as of November 6, 2014, executed by SAExploration Seismic Services (US), LLC in favor of the Existing Noteholder Agent.

“Existing Noteholder Agent” has the meaning set forth in the recitals above.

“Existing Noteholders” means the holders of the Existing Notes.

“Existing Notes” has the meaning set forth in the recitals above.

“Existing Notes Collateral” means all Property of each Loan Party, whether now owned or hereafter acquired, whether arising before or after any Insolvency Proceeding, in which a Lien is granted or purported to be granted to any Existing Indenture Secured Party as security for any Existing Indenture Obligation.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party,

determined in good faith by the Chief Financial Officer or Board of Directors of Holdings (unless otherwise provided in the Term Credit Agreement, the Existing Indenture and the Additional Indenture).

“Foreign Equity” means Equity Interests in any Foreign Subsidiary that are owned by any Loan Party.

“Foreign Subsidiary” means any Restricted Subsidiary of Holdings that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in any other statements by such other entity as may have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Governmental Authority” means any federal, state, local or foreign (whether civil, criminal, military or otherwise) court, central bank or governmental agency, tribunal, authority, instrumentality or regulatory body or any subdivision thereof or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Hedging Obligations” means with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreement, and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Holdings” has the meaning set forth in the recitals above.

“Impairment” has the meaning set forth in Section 2.7.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than one year after such property is acquired or such services are completed; or

(6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under any Loan Documents as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

“Insolvency Proceedings” means with respect to any Person, (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to such Person, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to such Person or with respect to a material portion of its assets; (c) any composition of liabilities or similar arrangement relating to such Person, whether or not under a court’s jurisdiction or supervision; (d) any liquidation, dissolution, reorganization or winding up of such Person, whether voluntary or involuntary, whether or not under a court’s jurisdiction or supervision, and whether or not involving insolvency or bankruptcy; or (e) any general assignment for the benefit of creditors or any other marshaling of assets and liabilities of such Person.

“Intervening Creditor” has the meaning set forth in Section 2.7.

“Intervening Lien” has the meaning set forth in Section 2.7.

“Issue Date” means July 2, 2014.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

“Junior Collateral” means with respect to any Junior Secured Party, any Collateral on which it has a Junior Lien.

“Junior Documents” means, collectively, with respect to any Junior Obligations, any provision pertaining to such Junior Obligation in any Loan Document or any other document, instrument or certificate evidencing or delivered in connection with such Junior Obligation.

“Junior Liens” means (a) with respect to any ABL Collateral, all Liens securing the Term Obligations, the Additional Indenture Obligations and the Existing Indenture Obligations, (b) with respect to any Term Collateral, all Liens securing the Additional Indenture Obligations and the Existing Indenture Obligations and (c) with respect to any Additional Notes Collateral, all Liens securing the Existing Indenture Obligations.

“Junior Obligations” means (a) with respect to any ABL Collateral, the Term Obligations, the Additional Indenture Obligations and the Existing Indenture Obligations, (b) with respect to any Term Collateral, the Additional Indenture Obligations and the Existing Indenture Obligations and (c) with respect to any Additional Notes Collateral, the Existing Indenture Obligations.

“Junior Obligations Payment Date” means (a) with respect to any ABL Obligations, the Term Obligations Payment Date, the Additional Indenture Obligations Payment Date and the Existing Indenture Obligations Payment Date, (b) with respect to any Term Obligations, the Additional Indenture Obligations Payment Date and the Existing Indenture Obligations Payment Date and (c) with respect to any Additional Indenture Obligations, the Existing Indenture Obligations Payment Date.

“Junior Representative” means (a) with respect to any ABL Obligations or any ABL Collateral, the Term Agent, the Additional Noteholder Agent and the Existing Noteholder Agent, (b) with respect to any Term Obligations or any Term Collateral, the Additional Noteholder Agent and the Existing Noteholder Agent and (c) with respect to the Additional Indenture Obligations or any Additional Notes Collateral the Existing Noteholder Agent.

“Junior Representative Waiver Event” has the meaning set forth in Section 3.2(c).

“Junior Secured Parties” means (a) with respect to the ABL Collateral, the Term Secured Parties, Additional Indenture Secured Parties and Existing Indenture Secured Parties, (b) with respect to the Term Collateral, all Additional Indenture Secured Parties and Existing Indenture Secured Parties and (c) with respect to the Additional Notes Collateral, the Existing Indenture Secured Parties.

“Junior Security Documents” means with respect to any Junior Secured Party, the Security Documents that secure the Junior Obligations.

“Legal Requirements” means, as to any Person, the Organizational Documents of such Person, and any governmental treaty, law (including the common law), statute, ordinance, code, rule, regulation, guidelines, license, permit requirement, Order or determination of an arbitrator or a court or other Governmental Authority, and the interpretation or administration thereof, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not field recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction.

“Lien Priority” means with respect to any Lien of a Representative in the Collateral, the order of priority of such Lien specified in Section 2.1.

“Loan Documents” shall mean, collectively, the ABL Documents, the Term Documents, the Additional Indenture Documents and the Existing Indenture Documents.

“Loan Party” means Holdings, the ABL Borrower and each Subsidiary of Holdings that is now or hereafter becomes a party to any Loan Document. All references in this Agreement to any Loan Party shall include such Loan Party as a debtor-in-possession and any receiver or trustee for such Loan Party in any Insolvency Proceeding.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither Holdings nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), or (b) is directly or indirectly liable as a guarantor or otherwise;

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time, or both, any holder of any other Indebtedness of Holdings or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3) as to which the lenders will not have any recourse to the stock or assets of Holdings or any of its Restricted Subsidiaries (other than Equity Interests of an Unrestricted Subsidiary).

“Organizational Documents” means, with respect to any Person, (a) in the case of any corporation, the certificate of incorporation and by-laws (or similar documents) of such Person, (b) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such Person, (c) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such Person (and, where applicable, the equity holders or shareholders registry of such Person), (d) in the case of any general partnership, the partnership agreement (or similar document) of such Person, (e) in any other case, the functional equivalent of the foregoing, and (f) any shareholder, voting trust or similar agreement between or among any holders of Equity Interests of such Person.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any Insolvency Proceeding (or would accrue but for the commencement of an Insolvency Proceeding), whether or not allowed or allowable in any such Insolvency Proceeding.

“Proceeds” means (a) when used with respect to the Collateral, all “proceeds,” as defined in Article 9 of the Uniform Commercial Code (including, without limitation, insurance proceeds on Collateral but excluding any business interruption insurance), and (b) whatever is recoverable or recovered when any Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily.

“Property” means any right, title, or interest in or to property of assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests of any other Person owned by the Person in question and whether now in existence or owned or hereafter entered into or acquired, including all Real Property, cash, securities, accounts, revenues and contract rights.

“Purchase Option Period” has the meaning set forth in Section 7.1(a).

“Recovery” has the meaning set forth in Section 5.5.

“Replacement ABL Agreement” has the meaning set forth in the definition of “ABL Agreement.”

“Replacement Term Agreement” has the meaning set forth in the definition of “Term Agreement.”

“Replacement Additional Indenture Agreement” has the meaning set forth in the definition of “Additional Indenture Agreement.”

“Replacement Existing Indenture Agreement” has the meaning set forth in the definition of “Existing Indenture Agreement.”

“Representative” means each of the ABL Agent, Term Agent, Additional Noteholder Agent and the Existing Noteholder Agent.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Retained Interest” has the meaning set forth in Section 7.5.

“Secured Obligations” means ABL Obligations, the Term Obligations, the Additional Indenture Obligations and the Existing Indenture Obligations.

“Secured Parties” means the ABL Agent, the Term Secured Parties, the Additional Indenture Secured Parties and the Existing Indenture Secured Parties.

“Security Documents” means, collectively, the ABL Security Documents, the Term Security Documents, the Additional Indenture Security Documents and the Existing Indenture Security Documents.

“Senior Collateral” means with respect to any Senior Secured Party, any Collateral on which it has a Senior Lien.

“Senior Documents” means, collectively, with respect to any Senior Obligation, any provision pertaining to such Senior Obligation in any Loan Document or any other document, instrument or certificate evidencing or delivered in connection with such Senior Obligation.

“Senior Liens” means (a) with respect to the Term Collateral, all Liens securing the ABL Obligations, (b) with respect to the Additional Notes Collateral, all Liens securing the Term Obligations and all Liens securing the ABL Obligations and (c) with respect to the Existing Notes Collateral, all Liens securing the Additional Indenture Obligations, all Liens securing the Term Obligations and all Liens securing the ABL Obligations.

“Senior Obligations” means (a) with respect to any Term Collateral, all ABL Obligations, (b) with respect to any Additional Notes Collateral, all Term Obligations and all ABL Obligations and (c) with respect to any Existing Notes Collateral, all Additional Indenture Obligations, all Term Obligations and all ABL Obligations.

“Senior Obligations Payment Date” means (a) with respect to Term Obligations, the ABL Obligations Payment Date, (b) with respect to any Additional Indenture Obligations, the Term Obligations Payment Date and the ABL Obligations Payment Date and (c) with respect to any Existing Indenture Obligations, the Additional Indenture Obligations Payment Date, the Term Obligations Payment Date and the ABL Obligations Payment Date.

“Senior Representative” means (a) with respect to any Term Collateral, the ABL Agent, (b) with respect to any Additional Notes Collateral, the ABL Agent or (if the ABL Obligations Payment Date shall have occurred) the Term Agent and (c) with respect to any Existing Notes Collateral, the ABL Agent, (if the ABL Obligations Payment Date shall have occurred) the Term Agent or (if the Term Obligations Payment Date shall have occurred) the Additional Noteholder Agent.

“Senior Secured Parties” means (a) with respect to the Term Collateral, the ABL Agent, (b) with respect to the Additional Notes Collateral, the Term Secured Parties and the ABL Agent and (c) with respect to the Existing Notes Collateral, the Additional Indenture Secured Parties, the Term Secured Parties and the ABL Agent.

“Senior Security Documents” means with respect to any Senior Secured Party, the Security Documents that secure the Senior Obligations.

“Stated Maturity” means, with respect to any installment of interest or principal of any Indebtedness, the date on which the payment of interest or principal is scheduled to be paid in the documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association, or other business entity of which more than 50% of the total voting power of shares of Equity Interests entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers, trustees or similar persons of the corporation, association, or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or controlling managing member or otherwise controls such entity.

“Term Agent” has the meaning set forth in the introductory paragraph hereof. In the case of any Replacement Term Agreement, the Term Agent shall be the Person identified as such in such agreement.

“Term Agreement” means the collective reference to (a) the Term Credit Agreement, (b) any Additional Term Agreement and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Term Credit Agreement (regardless of whether such replacement, refunding or refinancing is a “working capital” facility, asset-based facility or otherwise), any Additional Term Agreement or any other agreement or instrument referred to in this clause (c) unless such agreement or instrument expressly provides that it is not intended to be and is not a Term Agreement hereunder (a “Replacement Term Agreement”). Any reference to the Term Agreement hereunder shall be deemed a reference to any Term Agreement then extant.

“Term Collateral” means all Property of each Loan Party, whether now owned or hereafter acquired, whether arising before or after any Insolvency Proceeding, in which a Lien is obtained, granted or purported to be granted at any time to the Term Agent, for the benefit of the Term Secured Parties, as security for any Term Obligation.

“Term Credit Agreement” has the meaning set forth in the recitals above.

“Term Documents” means the Term Agreement, each Term Security Document, each Term Guarantee and each other Term Loan Document.

“Term Guarantee” means any Guarantee by any Loan Party of any or all of the Term Obligations.

“Term Lender” has the meaning set forth in the introductory paragraph hereof. In the case of any Replacement Term Agreement, the Term Lenders shall be the Persons identified as such in such agreement.

“Term Lien” means any Lien created by or pursuant to the Term Security Documents.

“Term Loan Documents” means the “Loan Documents” as defined in the Term Credit Agreement or the Term Agreement, as applicable.

“Term Obligations” means (a) all principal of and interest (including any Post-Petition Interest), costs and premium (if any) on all loans and other extensions of credit made pursuant to the Term Agreement or any DIP Financing by some or all of the Term Secured Parties to the extent permitted hereunder, and (b) all Guarantee obligations, indemnities, fees, expenses and other amounts payable from time to time pursuant to the Term Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any Term Obligation (whether by or on behalf of any Loan Party, as Proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance, fraudulent transfer or a preference in any respect, set aside or required to be paid to a debtor in possession, any Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the Term Agent and the Term Lenders and the other Classes of Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“Term Obligations Payment Date” means the first date on which (a) the Term Obligations (other than those that constitute Unasserted Contingent Obligations) have been indefeasibly paid in cash in full, (b) all commitments to extend credit under the Term Documents have been terminated, and (c) so long as the ABL Obligations Payment Date, Existing Indenture Obligations Payment Date or Additional Indenture Obligations Payment Date shall not have occurred, the Term Agent has delivered a written notice to the respective Representative stating that the events described in clauses (a) and (b), have occurred to the satisfaction of the Term Secured Parties.

“Term Secured Parties” means the Term Agent and the Term Lenders.

“Term Security Documents” means any and all agreements securing satisfaction of the Term Obligations, including the Term Credit Agreement.

“Triggering Event” means (i) the acceleration of any Senior Obligations with first ranking Lien Priority under Section 2.1 hereof prior to maturity, (ii) the termination of the Senior Representative’s commitment to make advances under the related Senior Documents, by written notice, (iii) the exercise of any Enforcement Action in respect of such Senior Obligations, (iv) any default in any scheduled payment of principal, premium, if any, interest or fees under any related Senior Document that remains uncured or unwaived for a period of 30 consecutive days, (v) the commencement of an Insolvency Proceeding or (vi) a Junior Representative Waiver Event.

“Unasserted Contingent Obligations” means, at any time, Secured Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding (a) the principal of, and interest and premium (if any) on, and fees and expenses relating to, any Secured Obligation, and (b) with respect to Secured Obligations, contingent reimbursement obligations in respect of amounts that may be drawn under outstanding letters of credit) in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of Secured Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

“Unrestricted Subsidiary” means any Subsidiary of Holdings that is designated by the Board of Directors of Holdings as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) except as permitted under the terms of the Term Credit Agreement, the Existing Indenture and the Additional Indenture, is not party to any agreement, contract, arrangement, or understanding with Holdings or any Restricted Subsidiary of Holdings unless the terms of any such agreement, contract, arrangement, or understanding are no less favorable to Holdings or such Restricted Subsidiary than those that might be obtained at the time for Persons who are not Affiliates of Holdings;

(3) is a Person with respect to which neither Holdings nor any of its Restricted Subsidiaries has any direct or indirect obligation to (a) subscribe for additional Equity Interests, or (b) maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Holdings or any of its Restricted Subsidiaries.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

1.3 Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof’ and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2. Lien Priority.

2.1 Lien Subordination. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Junior Lien in respect of any Collateral or of any Senior Lien in respect of any Collateral and notwithstanding any provision of the UCC, any applicable law (including the Bankruptcy Code), any Loan Document, any alleged or actual defect or deficiency in any of the foregoing, any failure to attach or (if required under any Loan Document) perfect any Lien created under any Loan Document or any other circumstance whatsoever, each Junior Representative, on behalf of the respective Junior Secured Parties, in respect of such Collateral hereby agrees that:

(a) any Senior Lien in respect of such Collateral, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be and shall remain senior and prior to any Junior Lien in respect of such Collateral (whether or not such Senior Lien is subordinated to any Lien securing any other obligation); and

(b) any Junior Lien in respect of such Collateral, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to any Senior Lien in respect of such Collateral.

For the avoidance of doubt, as between the ABL Agent and the other Secured Parties, the Lien on the Collateral securing the obligations to the ABL Agent under the ABL Credit Agreement (other than Excess ABL Obligations) shall always be senior to the Lien on the Collateral securing the obligations to (i) the Term Secured Parties under the Term Credit Agreement, (ii) the Additional Indenture Secured Parties under the Additional Indenture and (iii) the Existing Indenture Secured Parties under the Existing Indenture. For the avoidance of doubt, (A) as between the Term Secured Parties and the other Secured Parties, the Lien on the Collateral securing the obligations to the Term Secured Parties under the Term Credit Agreement shall be (i) senior to the Lien on the Collateral securing the obligations to (x) the Additional Indenture Secured Parties under the Additional Indenture and (y) the Existing Indenture Secured Parties under the Existing Indenture and (ii) junior to the Lien on the Collateral securing the obligations to the ABL Agent; (B) as between the Additional Indenture Secured Parties and the other Secured Parties, the Lien on the Collateral securing the obligations to the Additional Indenture Secured Parties shall be (x) senior to the Lien on the Collateral securing the obligations to the Existing Indenture Secured Parties under the Existing Indenture and (y) junior to the Lien on the

Collateral securing the obligations to (i) the ABL Agent and (ii) the Term Secured Parties under the Term Credit Agreement; and (C) as between the Existing Indenture Secured Parties and the other Secured Parties, the Lien on the Collateral securing the obligations to the Existing Indenture Secured Parties under the Existing Indenture shall be junior to the Lien on the Collateral securing the obligations to (i) the ABL Agent, (ii) the Term Secured Parties under the Term Credit Agreement and (iii) the Additional Indenture Secured Parties under the Additional Indenture.

2.2 Prohibition on Contesting Liens. In respect of any Collateral, each Junior Representative, on behalf of the respective Junior Secured Parties, in respect of such Collateral agrees that it shall not, and hereby waives any right to:

(a) contest, or support any other Person in contesting, in any proceeding (including any Insolvency Proceeding), the priority, validity or enforceability of any Senior Lien on such Collateral; or

(b) demand, request, plead or otherwise assert or claim the benefit of any marshaling, appraisal, valuation or similar right which it may have in respect of such Collateral or the Senior Liens on such Collateral, except to the extent that such rights are expressly granted in this Agreement.

2.3 Nature of Obligations. Each Junior Representative on behalf of itself and the respective Junior Secured Parties acknowledges that a portion of the ABL Obligations represents debt that is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently re-borrowed, and that the terms of the ABL Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the ABL Obligations may be increased, replaced or refinanced, subject to the limitations on Indebtedness contained in the Junior Documents, in each event, without notice to or consent by the Junior Secured Parties and without affecting the provisions hereof. The ABL Agent, the Additional Noteholder Agent and the Existing Noteholder Agent acknowledge that the terms of the Term Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the Term Obligations may be increased, replaced or refinanced, subject to the limitations on Indebtedness contained in the ABL Loan Documents, the Existing Indenture Documents or the Additional Indenture Documents in each event, without notice to or consent by the other Representatives and without affecting the provisions hereof. The ABL Agent, the Term Agent and the Additional Noteholder Agent acknowledge that the Existing Indenture Obligations may be replaced or refinanced, and Additional Notes and/or Exchange Notes (as such terms are defined in the Existing Indenture) may be issued under the Existing Indenture, without notice to or consent by the other Representatives and without affecting the provisions hereof. The ABL Agent, the Term Agent and the Existing Noteholder Agent acknowledge that the Additional Indenture Obligations may be replaced or refinanced, and Additional Notes and/or Exchange Notes (as such terms are defined in the Additional Indenture) may be issued under the Additional Indenture, without notice to or consent by the other Representatives and without affecting the provisions hereof. The Lien Priorities provided in Section 2.1 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, re-borrowing, increase, replacement, renewal, restatement or refinancing of any Class of Secured Obligations, or any portion thereof.

2.4 No New Liens.

(a) Until the Senior Obligations Payment Date, no Junior Secured Party shall acquire or hold any Lien on any assets of any Loan Party securing any Junior Obligation which assets are not also subject to the Lien of the Senior Secured Parties under the Senior Documents, subject to the Lien Priority set forth herein. If any Junior Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Loan Party securing any Junior Obligation which assets are not also subject to the Lien of the Senior Secured Parties under the Senior Documents, subject to the Lien Priority set forth herein, then such Junior Representative (or the relevant Junior Secured Party) shall, without the need for any further consent of any other Junior Secured Party and notwithstanding anything to the contrary in any other Junior Document be deemed to also hold and have held such lien for the benefit of the Senior Representative or Senior Representatives (as applicable) as security for the Senior Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the Senior Representative or Senior Representatives (as applicable) in writing of the existence of such Lien.

(b) Until the applicable Junior Obligation Payment Date, the Senior Secured Parties shall not acquire or hold any Lien on any assets of any Loan Party securing any Senior Obligation which assets are not also subject to the Lien of the respective Junior Representative under the applicable Junior Documents, subject to the Lien Priority set forth herein; provided, however, the ABL Agent may hold Liens on ABL Agent Cash Collateral notwithstanding such Junior Representative’s lack of a Lien thereon. If a Senior Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Loan Party securing any Senior Obligation which assets are not also subject to the Lien of each Junior Representative under the applicable Junior Documents, subject to the Lien Priority set forth herein, then such Senior Secured Party shall, notwithstanding anything to the contrary in any other Senior Document be deemed to also hold and have held such lien for the benefit of such Junior Representative as security for the applicable Junior Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify such Junior Representative in writing of the existence of such Lien.

2.5 Separate Grants of Security and Separate Classification. Each Secured Party acknowledges and agrees that (i) the grants of Liens pursuant to the ABL Security Documents, the Term Security Documents, the Additional Indenture Security Documents and the Existing Indenture Security Documents constitute separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the Secured Obligations of each Class are fundamentally different from the Secured Obligations of the other Classes and should be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the Secured Parties in respect of the Collateral constitute claims in the same class (rather than separate classes of senior and junior secured claims), then the Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of Secured Obligation claims against the Loan Parties with the effect being that, to the extent that the aggregate value of the Senior Collateral is sufficient (for this purpose ignoring all claims held by the other Secured Parties), such Senior Secured

Party shall be entitled to receive, in addition to amounts distributed to it in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest that is available from the pool of Collateral for such Senior Secured Party, before any distribution is made in respect of the claims held by the other Secured Parties, with the other Secured Parties hereby acknowledging and agreeing to turn over to the Senior Representative on behalf of the respective Senior Secured Party amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries.

2.6 Agreements Regarding Actions to Perfect Liens.

(a) [Reserved.]

(b) The Senior Representative hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the Uniform Commercial Code) over Collateral pursuant to the Security Documents, such possession or control is also for the benefit of each Junior Representative and the respective Junior Secured Parties solely to the extent required to perfect their security interest in such Collateral. Nothing in the preceding sentence shall be construed to impose any duty on the Senior Representative (or any third party acting on either such Person’s behalf) with respect to such Collateral or provide any Junior Representative and the respective Junior Secured Parties with any rights with respect to such Collateral beyond those specified in this Agreement and each Security Document, as applicable, provided that subsequent to the occurrence of the Senior Obligations Payment Date with respect to such Senior Representative (so long as the applicable Junior Obligations Payment Date shall not have occurred), each Junior Representative shall (i) deliver to the successor Senior Representative, at the Loan Parties’ sole cost and expense, the Collateral in its possession or control together with any necessary endorsements to the extent required by the Senior Documents of the Senior Representative or (ii) direct and deliver such Collateral as a court of competent jurisdiction otherwise directs. The provisions of this Agreement are intended solely to govern the respective Lien priorities as among the Secured Parties and shall not impose on the Secured Parties any obligations in respect of the disposition of any Collateral (or any proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Secured Party.

2.7 Impairments. It is the intention of the parties hereto that the Secured Parties of each Class (and not the Secured Parties of any other Class) bear the risk of (a) any determination by a court of competent jurisdiction that (i) any Secured Obligations of such Class are unenforceable under applicable law or are subordinated to any other obligations (other than to any Secured Obligations of any other Class to the extent provided hereunder), (ii) any Secured Obligations of such Class do not have a valid and perfected Lien on any of the Collateral securing any Secured Obligations of the other Classes or (iii) any Person (other than any Representative or any Secured Party) has a Lien on any Collateral that is senior in priority to the Lien on such Collateral securing any Secured Obligations of such Class, but junior to the Lien on such Collateral securing any Secured Obligations of another Class (any such Lien being referred to as an “Intervening Lien”, and any such Person being referred to as an “Intervening Creditor”) and (b) the existence of any Collateral securing Secured Obligations of the other Class that does not constitute Collateral with respect to any Secured Obligations of such Class (any condition referred to in clause (a) or (b) with respect to the Secured Obligations of such Class being referred to as an “Impairment” of such Class); provided that the existence of any limitation on the maximum claim that may be made against any real property subject to a mortgage that applies to Secured Obligations of any Class shall not be deemed to be an Impairment of Obligations of any other Class. In the event an Impairment exists with respect to the Secured Obligations of a Class, the results of such Impairment shall be borne solely by the Secured Parties of such Class, and the rights of the Secured Parties of such Class (including the right to receive distributions in respect of the Secured Obligations of such Class pursuant to the Loan Documents of such Class and in accordance herewith) set forth herein shall be modified to the extent necessary so that the results of such Impairment are borne solely by the Secured Parties of such Class. In furtherance of the foregoing, in the event the Secured Obligations of a Class shall be subject to an Impairment in the form of an Intervening Lien of any Intervening Creditor, the value of any Collateral or Proceeds that are allocated to such Intervening Creditor shall be deducted solely from the Collateral or Proceeds to be distributed in respect of the Secured Obligations of such Class. In addition, in the event the Secured Obligations of a Class are modified pursuant to applicable law (including pursuant to Section 1129 of the Bankruptcy Code or any equivalent provision of, or order granted pursuant to, any other bankruptcy law), any reference to the Secured Obligations of such Class or the Loan Documents of such Class shall refer to such obligations or such documents as so modified.

SECTION 3. Enforcement Rights.

3.1 Exclusive Enforcement. Subject to a purchase of the Senior Obligations pursuant to Section 7, until the Senior Obligations Payment Date has occurred, whether or not an Insolvency Proceeding has been commenced by or against any Loan Party, the Senior Secured Parties shall have the exclusive right to take and continue any Enforcement Action (including the right to credit bid their debt) with respect to the Senior Collateral, without any consultation with or consent of any Junior Secured Party; provided, however, each Senior Secured Party shall use its best efforts to provide the Junior Secured Parties with copies of any written notice of (i) acceleration, (ii) payment default, or (iii) an Enforcement Action, within five (5) business days of providing such notice to any Loan Party.

3.2 Junior Representative Standstill and Waivers. Each Junior Representative, on behalf of itself and the respective Junior Secured Parties, agrees that until the Senior Obligations Payment Date has occurred, or upon the Senior Secured Parties’ advance written consent, but subject to the provisos set forth in Section 5.1 and Section 7:

(a) they will not take or cause to be taken any action, the purpose or effect of which is to make any Lien on any Senior Collateral that secures any Junior Obligation pari passu with or senior to, or to give any Junior Secured Party any preference or priority relative to, the Liens on the Senior Collateral securing the Senior Obligations;

(b) they will not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Senior Collateral by any Senior Secured Party or any other Enforcement Action taken (or any forbearance from taking any Enforcement Action) in respect of the Senior Collateral by or on behalf of any Senior Secured Party;

(c) they have no right to (i) direct either the Senior Representative or any other Senior Secured Party to exercise any right, remedy or power with respect to the Senior Collateral or pursuant to the Senior Security Documents in respect of the Senior Collateral, or (ii) consent or object to the exercise by the Senior Representative or any other Senior Secured Party, pursuant to an Enforcement Action, of any right, remedy or power with respect to the Senior Collateral or pursuant to the Senior Security Documents with respect to the Senior Collateral or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (c), whether as a junior lien creditor in respect of the Senior Collateral or otherwise, they hereby irrevocably waive such right; provided, however, if, pursuant to the terms of this subsection (ii), a Junior Representative is required to waive a contractual right in connection with a disposition of Collateral with an aggregate value in excess of $1,000,000, outside the ordinary course of business, such waiver shall constitute a Triggering Event if the Junior Representative provides written notification to the Senior Representative of the contractual right subject to such waiver and its status as a Triggering Event under this subsection and Section 7, and the Senior Representative nonetheless elects to proceed with the exercise of such right, remedy or power after receipt of such notice (a “Junior Representative Waiver Event”));

(d) they will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against any Senior Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and no Senior Secured Party shall be liable for, any action taken or omitted to be taken by any Senior Secured Party with respect to the Senior Collateral or pursuant to the Senior Documents in respect of the Senior Collateral;

(e) they will not commence judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, the Senior Collateral; and

(f) they will not seek, and hereby waive any right, to have the Senior Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Senior Collateral.

3.3 Judgment Creditors. In the event that any Secured Party becomes a judgment lien creditor in respect of any Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes to the same extent as all other Liens in favor of such Secured Party with respect to such Collateral are subject to the terms of this Agreement.

3.4 Cooperation; Sharing of Information and Access.

(a) Each Junior Representative, on behalf of itself and the related Junior Secured Parties, agrees that each of them shall take such actions as the Senior Representative shall reasonably request in connection with the exercise by the Senior Representative of its rights set forth herein in respect of the Collateral.

(b) In the event that a Representative shall, in the exercise of its rights under the related Security Documents or otherwise, receive possession or control of any books and Records of any Loan Party which contain information identifying or pertaining to the Collateral, such Representative shall promptly notify each other Representative of such fact and, upon reasonable request from any other Representative and as promptly as practicable thereafter, either make available to such Representative such books and Records for inspection and duplication or provide to such Representative copies thereof.

(c) [Reserved].

3.5 No Additional Rights For the Loan Parties Hereunder. Except as provided in Section 3.6, if a Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, no Loan Party shall be entitled to use such violation as a defense to any action by such Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against such Secured Party.

3.6 Actions Upon Breach.

(a) If any Secured Party, contrary to this Agreement, commences or participates in any action or proceeding against any Loan Party or the Collateral, such Loan Party, with the prior written consent of the applicable Representative, may interpose as a defense or dilatory plea the making of this Agreement, and other Secured Parties may intervene and interpose such defense or plea in its or their name or in the name of such Loan Party.

(b) Should a Secured Party, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action required by this Agreement, another Secured Party (in its own name or in the name of the relevant Loan Party), as applicable, or the relevant Loan Party, may obtain relief against such Secured Party by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by each of the Representatives on behalf of the related Secured Parties that (i) a Secured Party’s damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Secured Party waives any defense that the Loan Parties and/or the other Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages.

3.7 Rights as Unsecured Creditors. The Secured Parties may, in accordance with the terms of the Loan Documents and applicable law, enforce rights and exercise remedies against the Loan Parties as unsecured creditors; provided that no such action is otherwise expressly or impliedly inconsistent with the terms of this Agreement.

3.8 Other Rights. For the avoidance of doubt, the Secured Parties shall be entitled to (a) take any action (not adverse to the priority status of the Liens on the Collateral, or the rights of the other Secured Parties or any of the holders of Secured Obligations to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its Lien on and rights in, and the perfection and priority of its Lien on, any of the Collateral, (b) file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Loan Parties arising under either any Insolvency Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement or applicable law and, subject to the restrictions set forth herein, any pleadings, objections, motions or agreements which assert rights or interests available to secured creditors solely with respect to the Collateral, and (c) vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to their respective Secured Obligations and the Collateral.

SECTION 4. Application of Proceeds of Senior Collateral; Dispositions and Releases of Lien; Notices and Insurance.

4.1 Application of Proceeds.

(a) Application of Proceeds of Senior Collateral. The Senior Representative and each Junior Representative hereby agree that all Senior Collateral, and all Proceeds thereof, received by any of them in connection with the collection, sale or disposition of Senior Collateral shall be applied, first, to the payment of costs and expenses (including reasonable attorneys’ fees and expenses and court costs) of the Senior Representative in connection with such Enforcement Action, second, to the payment of the Senior Obligations in accordance with the Senior Documents until the Senior Obligations Payment Date, third, to the payment of the Junior Obligations in accordance with the terms thereof and the Lien Priority established in Section 2.1, fourth, to the payment in full in cash of the Excess ABL Obligations in accordance with the ABL Documents, and fifth, the balance, if any, to the Loan Parties or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct; provided, however, nothing herein shall prohibit the Junior Representatives, prior to an event of default under the Senior Documents and as otherwise permitted hereunder, from receiving regularly scheduled payments and reimbursement of fees and expenses from Proceeds, to the extent such Proceeds (i) are obtained by Loan Parties in the ordinary course of business as cash flow from operating activities or (ii) constitute Proceeds from the Alaska Tax Credits (as such term is defined in the ABL Credit Agreement).

(b) Limited Obligation or Liability. In exercising remedies, whether as a secured creditor or otherwise, the Senior Representative shall have no obligation or liability to any Junior Representative or to any Junior Secured Party, regarding the adequacy of any Proceeds or for any action or omission, save and except solely for an action or omission that breaches the express obligations undertaken by each party under the terms of this Agreement.

(c) Segregation of Collateral. Until the occurrence of the Senior Obligations Payment Date, any Senior Collateral that may be received by any Junior Secured Party in violation of this Agreement shall be segregated and held in trust and promptly paid over to the Senior Representative, for the benefit of the Senior Secured Parties, in the same form as received, with any necessary endorsements, and each Junior Secured Party hereby authorizes the Senior Representative to make any such endorsements as agent for each Junior Representative (which authorization, being coupled with an interest, is irrevocable).

4.2 Release of Liens. Upon any release, sale or disposition of Senior Collateral permitted (or consented to) pursuant to the terms of the Senior Documents and this Agreement that results in the release of the Senior Lien on any Senior Collateral (including, after the occurrence of an Event of Default, any sale or other disposition pursuant to any Enforcement Action) (other than release of the Senior Lien due to the occurrence of the Senior Obligations Payment Date), the Junior Lien on such Senior Collateral (excluding any portion of the proceeds of such Senior Collateral remaining after the Senior Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person. Each Junior Representative shall promptly execute and deliver such release documents and instruments and shall take such further actions as the Senior Representative shall reasonably request to evidence any release of the Junior Lien described in this Section 4.2. Each Junior Representative hereby appoints the Senior Representative and any officer or duly authorized person of the Senior Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of such Junior Representative and in the name of such Junior Representative or in the Senior Representative’s own name, from time to time, in the Senior Representative’s sole discretion, for the purposes of carrying out the terms of this Section 4.2, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this Section 4.2, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

4.3 [Reserved]

4.4 Insurance.

(a) Until the Senior Obligations Payment Date and subject to the terms of, and the rights of the Loan Parties under, the Senior Documents, the Senior Representative shall have the sole and exclusive right to adjust settlement for any insurance policy covering the Collateral in the event of any loss or claim thereunder, the sole and exclusive right to adjust settlement of any business interruption insurance, and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Until the Senior Obligations Payment Date, (i) all Proceeds of any such policies and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the Collateral and to the extent required by the Senior Documents shall be paid to the Senior Representative pursuant to the terms of the Senior Documents (including, without limitation, for purposes of cash collateralization of Letters of Credit) and thereafter, following the Senior Obligations Payment Date, and subject to the rights of the Loan Parties under the Documents, in full to the applicable Junior Representative for the benefit of the respective Junior Secured Parties in accordance with the Lien Priority established in Section 2.1, until each applicable Junior Obligations Payment Date, and then to the owner of the subject property, such other Person as may be entitled thereto, or as a court of competent jurisdiction may otherwise direct, and (ii) if any Junior Representative or the respective Junior Secured Parties shall, at any time receive any Proceeds of any such insurance policy or any such award or payment with respect to Collateral in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such Proceeds over to the Senior Representative in accordance with the terms of Section 4.1.

(b) [Reserved].

(c) To effectuate the foregoing, and to the extent that the pertinent insurance company agrees to issue such endorsements, the Secured Parties shall each receive separate lender’s loss payable endorsements naming themselves as loss payee and additional insured, as their interests may appear, with respect to policies which insure Collateral hereunder.

SECTION 5. Insolvency Proceedings.

5.1 Filing of Motions. Until the Senior Obligations Payment Date has occurred, each Junior Representative agrees on behalf of itself and the respective Junior Secured Parties that no such Junior Secured Party shall, in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of any of the Senior Collateral, including with respect to the determination of any Liens or claims held by the Senior Representative (including the validity and enforceability thereof) or any other Senior Secured Party in respect of any Senior Collateral or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise; provided that each Junior Representative may (i) file a proof of claim or statement of interest in an Insolvency Proceeding, and (ii) file any necessary responsive or defensive pleadings in opposition of any motion, claim, adversary proceeding or other pleadings made by any Person objecting to or otherwise seeking the disallowance of any Person objecting to or otherwise seeking the disallowance of the claims of the applicable Junior Secured Parties on the Senior Collateral subject to the limitations contained in this Agreement and only if consistent with the terms and the limitations on each Junior Representative imposed hereby.

5.2 Financing Matters.

(a) If any Loan Party becomes subject to any Insolvency Proceeding in the United States at any time prior to the Senior Obligations Payment Date, and if the Senior Representative desires to consent (or not object) to the use of cash collateral under the Bankruptcy Code (or similar bankruptcy law) that represents proceeds of Collateral or to provide financing to any Loan Party under the Bankruptcy Code (or similar bankruptcy law) or to consent (or not object) to the provision of such financing to any Loan Party secured by a Lien on any Collateral (any such financing, “DIP Financing”), then, so long as (1) the maximum principal amount of Indebtedness that may be outstanding from time to time in connection with such DIP Financing, together with the principal amount of Senior Obligations outstanding at such time (after giving effect to the application of the proceeds of any DIP Financing to refinance all or any portion of the Senior Obligations) does not exceed the principal amount of $35,000,000, (2) subject to clause (B) of this subparagraph (a), each Junior Representative retains a Lien on all Collateral with the same priority as existed prior to the commencement of the Insolvency Proceeding, (3) to the extent that the Senior Representative is granted adequate protection in the form of a Lien on Collateral, each Junior Representative is permitted to seek a Lien on such additional Collateral as existed prior to the commencement of the Insolvency Proceeding and the Senior Representative agrees not to object to such action by the applicable

Junior Representative, (4) the terms of such DIP Financing do not require Holdings or any other Loan Party to seek approval for any plan of reorganization that is inconsistent with this Agreement, and (5) the terms of such DIP Financing do not require any Junior Secured Parties to advance additional funds pursuant to such DIP Financing, each Junior Representative agrees, on behalf of itself and the respective Junior Secured Parties, that such Junior Secured Parties (A) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such DIP Financing on the grounds of a failure to provide “adequate protection” for such Junior Representative’s Lien on the Collateral to secure the applicable Junior Obligations or on any other grounds and (B) if requested by the Senior Representative, will subordinate (and will be deemed hereunder to have subordinated) the applicable Junior Liens on any Collateral (i) to such DIP Financing on the same terms as the Senior Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (ii) to any adequate protection provided to the Senior Representative and (iii) to any “carve-out” agreed to by the Senior Representative, so long as such Junior Representative retains its Lien on the Collateral to secure its Obligations (in each case, including Proceeds thereof arising after the commencement of the case under the Bankruptcy Code).

(b) [Reserved].

(c) All Liens granted to any Representative in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended to be and shall be deemed to be subject to the Lien Priority and the other terms and conditions of this Agreement.

5.3 Relief From the Automatic Stay. Until the Senior Obligations Payment Date, each Junior Representative agrees, on behalf of itself and the respective Junior Secured Parties, that none of them will seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any Collateral, without the prior written consent of the Senior Representative, unless the Senior Representative already has filed a pending motion for such relief with respect to its interest in the Collateral and a corresponding motion must be filed solely for the purpose of preserving such Junior Representative’s ability to receive residual distributions.

5.4 No Contest. Each Junior Representative, on behalf of itself and the respective Junior Secured Parties, agrees that, prior to the Senior Obligations Payment Date, none of them shall contest (or support any other Person contesting) (a) any request by the Senior Representative or any Senior Secured Party for adequate protection of its interest in the Senior Collateral (unless in contravention of Section 5.2(a)) or for relief from the automatic stay with respect to the Senior Collateral, or (b) any objection by the Senior Representative or any Senior Secured Party to any motion, relief, action, or proceeding based on a claim by the Senior Representative or any Senior Secured Party that its interests in the Senior Collateral (unless in contravention of Section 5.2(a) or (b), as applicable) are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to the Senior Representative as adequate protection of its interests are subject to this Agreement.

5.5 Avoidance Issues. If any Senior Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Loan Party,

because such amount was avoided or ordered to be paid or disgorged for any reason, including because it was found to be a fraudulent or preferential transfer or conveyance, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Obligations Payment Date shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Junior Secured Parties agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

5.6 Asset Dispositions in Insolvency Proceedings. Neither the Junior Representatives nor any of the respective Junior Secured Parties shall, in an Insolvency Proceeding or otherwise, oppose any sale or disposition of any Senior Collateral that is supported by the Senior Secured Parties, and each Junior Representative and each respective Junior Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale of any Senior Collateral supported by the Senior Secured Parties, free and clear of the applicable Junior Liens so long as (a) the requisite Senior Secured Parties have consented to such sale or other disposition of such assets, (b) such motion does not impair, subject to the priorities set forth in this Agreement, the rights of such Junior Secured Parties under Section 363(k) of the Bankruptcy Code (so long as the right of such Junior Secured Parties to offset their claim against the purchase price is only after the Senior Obligations (other than, with respect to the ABL Obligations, the Excess ABL Obligations) have been paid in full in cash), (c) either (i) pursuant to court order, the Junior Liens attach to the net proceeds of the sale or other disposition with the same priority and validity as the Junior Liens on such Senior Collateral, and the Liens remain subject to the terms of this Agreement, or (ii) the proceeds of the sale or other disposition are applied in accordance with Section 4.1(a), (d) such sale or disposition is not in contravention of the terms of this Agreement and (e) the net cash proceeds of the sale or other disposition that are applied to Senior Obligations permanently reduce the Senior Obligations (and, in respect of the ABL Obligations, the ABL Obligations Cap shall be reduced by an amount equal to such net cash proceeds) to the extent provided in Section 4.1(a). The foregoing to the contrary notwithstanding, the Junior Secured Parties may raise any objections to any sale or disposition of the Senior Collateral that could be raised by a creditor of the Loan Parties whose claims are not secured by Liens on the Senior Collateral, provided such objections are not inconsistent with any other term or provision of this Agreement and are not based on their status as secured creditors (without limiting the foregoing, the Junior Secured Parties may not raise any objections based on rights afforded by Sections 363(e) and (f) of the Bankruptcy Code to secured creditors (or any comparable provision of any other bankruptcy law) with respect to the Liens granted to the Junior Secured Parties in respect of the Senior Collateral).

5.7 Other Matters. To the extent that the Senior Representative or any Senior Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code with respect to any of the Junior Collateral, the Senior Representative agrees, on behalf of itself and the other Senior Secured Parties, not to assert any of such rights without the prior written consent of any Junior Representative; provided that if reasonably requested by a Junior Representative, the Senior Representative shall timely exercise such rights in the manner requested by such Junior Representative, including any rights to payments in respect of such rights.

5.8 Effectiveness in Insolvency Proceedings. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, including, without limitation, the Lien Priorities set forth in Section 2, shall be effective before, during and after the commencement of an Insolvency Proceeding.

5.9 Certain Waivers. Each Representative on behalf of the respective Secured Parties, waives any claim it may hereafter have against any other Secured Party arising out of (a) the election by such Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code, or any comparable provision of any other applicable law, or (b) any use of cash collateral or financing arrangement, or any grant of a security interest in the Collateral or otherwise in any Insolvency Proceeding, in each case, to the extent consistent with the terms of this Agreement.

SECTION 6. Loan Documents.

6.1 Amendments of Loan Documents. Each Loan Party and each Representative, on behalf of itself and the respective Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the Loan Documents inconsistent with or in violation of this Agreement.

6.2 [Reserved].

6.3 Comparable Amendments. In the event the Senior Representative enters into any amendment, waiver or consent in respect of any of the Senior Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Security Document or changing in any manner the rights of any parties thereunder, in each case solely with respect to any Senior Collateral, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Security Document without the consent of or action by any Junior Secured Party (with all such amendments, waivers and modifications subject to the terms hereof); provided that, (i) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of any Junior Security Document, except to the extent that a release of such Lien is permitted by Section 4.2, (ii) any such amendment, waiver or consent that materially and adversely affects the rights of the Junior Secured Parties and does not affect the Senior Secured Parties in a like or similar manner shall not apply to the Junior Security Documents without the consent of such Junior Representative, (iii) no such amendment, waiver or consent with respect to any provision applicable to a Junior Representative under the Junior Loan Documents shall be made without the prior written consent of such Junior Representative and (iv) notice of such amendment, waiver or consent shall be given to a Junior Representative no later than 30 days after its effectiveness; provided that the failure to give such notice shall not affect the effectiveness and validity thereof.

SECTION 7. Purchase Option.

7.1 Notice of Exercise. Upon the occurrence and during the continuance of any Triggering Event, (a) the Senior Representative shall endeavor to promptly give notice thereof to each Junior Representative, and (b) each respective Class of Junior Secured Parties, acting as a single group, through its respective Junior Representative, shall have the option for a period of fifteen (15) Business Days (or an unlimited number of days in the case of a Triggering Event of the type described in clause (v) of the definition thereof) (the “Purchase Option Period”), after the receipt of such notice, to issue a notice to each Representative of its respective Senior Secured Parties that such Class of Junior Secured Parties intends to purchase all of the Senior Obligations from all of such Senior Secured Parties. For the avoidance of doubt, each Class of Junior Secured Parties that exercises and is bound to exercise its purchase option pursuant to this Section 7.1 must purchase all of the Senior Obligations of its respective Senior Secured Parties (and not only the Senior Obligations of the Senior Representative). Except with respect to a Triggering Event of the type described in clause (v) of the definition thereof, such Purchase Option Period shall run simultaneously for each Class of Junior Secured Parties for a total aggregate period of fifteen (15) Business Days; provided, however, that if the Senior Representative gives notice to a Junior Representative more than one Business Day after the other Junior Representatives, the Purchase Option Period for such Junior Representative shall be extended by the same number of days that delivery of such notice has been delayed. In the event of receipt by the Senior Representative of multiple notices of intent to purchase, the Class of Junior Secured Parties with the Senior Liens (as set forth in the Lien Priorities provided in Section 2.1) that issues such notice shall be irrevocably bound and entitled to purchase the Senior Obligations on the terms of this Section 7 and the Senior Representative shall notify each Junior Representative for each Class of Junior Secured Parties that issues such notice as to which Class of Junior Secured Parties is bound. The failure of the Senior Representative to provide the notice described in subsection (a) above shall not constitute a breach of its obligations hereunder and shall not impair any of the Senior Representative’s rights hereunder or under any of the respective Loan Documents. Notwithstanding anything to the contrary in this Agreement, the occurrence of a Triggering Event or the delivery of any notice under this Section 7.1, shall not prevent, postpone, or otherwise affect the right of the Senior Representative to exercise any rights or remedies permitted under this Agreement, including, without limitation, the commencement or continuation of any Enforcement Action.

7.2 Purchase and Sale. On the date specified by the relevant Junior Secured Parties in the notice contemplated by Section 7.1(b) (which shall not be less than 5 Business Days, nor more than 10 Business Days, after the receipt by the Senior Representative of the notice of the relevant Junior Secured Parties’ election to exercise such option), the applicable Senior Secured Parties shall sell to the relevant Junior Secured Parties, and the relevant Junior Secured Parties shall purchase from the applicable Senior Secured Parties, the Senior Obligations (other than the Excess ABL Obligations, if applicable) on an as-is, where-is basis; provided that, such Senior Secured Parties shall retain all rights to be indemnified or held harmless by the Loan Parties in accordance with the terms of the Senior Documents but shall not retain any rights to the security therefor.

7.3 Payment of Purchase Price. Upon the date of such purchase and sale, the relevant Junior Secured Parties shall (i) pay to the relevant Senior Secured Parties as the purchase price therefor the full amount of all the Senior Obligations (other than the Excess ABL Obligations, if applicable) then outstanding and unpaid (including principal, interest, fees (including facility fees and expenses (including, without limitation, reasonable attorneys’ fees and legal expenses)), (ii) furnish cash collateral in an amount equal to 105% of the face amount of the issued and outstanding letters of credit secured by the Senior Documents, if applicable, (iii) agree to reimburse the relevant Senior Secured Parties and letter of credit issuing banks for any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding letters of credit as described above and any checks or other payments provisionally credited to the Senior Obligations, and/or as to which the relevant Senior Secured Parties have not yet received final payment, as applicable, (iv) agree to reimburse the relevant Senior Secured Parties and letter of credit issuing banks, in respect of indemnification obligations of the Loan Parties under the Senior Documents as to matters or circumstances known to such Senior Secured Parties at the time of the purchase and sale which would reasonably be expected to result in any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) to such Senior Secured Parties or letter of credit issuing banks, as applicable, and (v) agree to indemnify and hold harmless the relevant Senior Secured Parties and letter of credit issuing banks, as applicable, from and against any loss, liability, claim, damage or expense (including reasonable fees and expenses of legal counsel) arising out of any claim asserted (excluding, for the avoidance of doubt, any unasserted contingent third-party obligations not described above) by a third party in respect of the Senior Obligations as a direct result of any acts by such Senior Secured Parties occurring prior to the date of such purchase to the extent such acts comply with the applicable standard of care (if any) set forth for such actions in the Senior Documents. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account as the respective Representative of the relevant Senior Secured Parties may designate in writing for such purpose.

7.4 Limitation on Representations and Warranties. Such purchase shall be expressly made without representation or warranty of any kind by the relevant Senior Secured Parties and without recourse of any kind, and the applicable Junior Secured Parties shall assume all obligations of such Senior Secured Parties under the relevant Senior Documents and indemnify such Senior Secured Parties for any breach thereof, all in accordance with assignment documentation in form and substance acceptable to the respective Representative of the relevant Senior Secured Parties, except that Senior Secured Parties shall represent and warrant that such Senior Secured Parties own the Senior Obligations free and clear of any Liens or encumbrances created by it.

7.5 Excess ABL Obligations. In the event that any one or more Junior Secured Parties exercises and consummates the purchase option set forth in this Section 7 and at the time of such purchase, there exists Excess ABL Obligations, the consummation of such purchase option shall not include (nor shall the purchase price be calculated with respect to) such Excess ABL Obligations (such amount, the “Retained Interest”).

7.6 Retained Interest. In the event that a Retained Interest exists, the ABL Agent shall, at the request of the purchasing Junior Secured Parties, execute an amendment to the ABL Agreement acknowledging that such Retained Interest consisting of Excess ABL Obligations is a last-out tranche, payable after the ABL Obligations Payment Date and each Junior Obligations

Payment Date. Interest with respect to such Retained Interest consisting of Excess ABL Obligations shall continue to accrue and be payable in accordance with the terms of the ABL Documents, the Retained Interest shall continue to be secured by the Collateral (but shall be junior and subordinate to all Liens on the Collateral in favor of each Junior Representative), and the Retained Interest shall be paid (or cash collateralized, as applicable) in accordance with the terms of the ABL Agreement and this Agreement. The ABL Agent shall continue to have all of its rights and remedies under the ABL Agreement and the other ABL Documents; provided that the ABL Agent shall have no right to vote on or otherwise consent to any amendment, waiver, departure from, or other modification of any provision of any Junior Document except that the consent of the ABL Agent shall be required for matters in contravention of the provisions and priorities set forth in this Agreement.

7.7 Junior Representatives. For the avoidance of doubt, notwithstanding anything to the contrary herein, (i) any obligations to pay the purchase price, furnish cash collateral, and indemnify and reimburse the Senior Secured Parties in connection with the exercise of the purchase option set forth herein shall be obligations of the relevant Junior Secured Parties other than the Junior Representatives, and (ii) the Junior Representatives shall have no obligations under this Section 7 except to the extent they are required to act in an administrative capacity for their respective Class of Junior Secured Parties in accordance with their respective Loan Documents.

SECTION 8. Reliance; Waivers; etc.

8.1 Reliance. Each Class of Loan Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. Each Representative, on behalf of it itself and the respective Secured Parties, expressly waives all notice of the acceptance of and reliance on this Agreement by the other Representatives.

8.2 No Warranties or Liability. Each Representative acknowledges and agrees that the other Representatives have made no representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any Loan Document, the ownership by any Loan Party of any Collateral or the perfection of any Liens thereon. Except as otherwise provided in this Agreement, each Representative will be entitled to manage and supervise the respective extensions of credit to any Loan Party in accordance with law and their usual practices, modified from time to time as they deem appropriate. No Representative shall have any obligation whatsoever to the other Secured Parties to ensure that any Collateral in its possession is genuine or owned by a Loan Party or to preserve the rights or benefits of any Person.

8.3 No Waivers. No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by any Loan Party with the terms and conditions of any of the Loan Documents.

SECTION 9. Obligations Unconditional.

All rights, interests, agreements and obligations hereunder of the Senior Representative and the Senior Secured Parties in respect of any Collateral and the Junior Representative and the Junior Secured Parties in respect of such Collateral shall remain in full force and effect regardless of:

(a) any lack of validity or enforceability of any Senior Document or any Junior Document and regardless of whether the Liens of the Senior Representative and Senior Secured Parties are not perfected or are voidable for any reason;

(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Junior Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Senior Document or any Junior Document;

(c) any exchange, release or lack of perfection of any Lien or any Collateral or any other asset, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Junior Obligations or any guarantee thereof;

(d) the commencement of any Insolvency Proceeding in respect of any Loan Party; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of any Secured Obligation or of any Junior Secured Party in respect of this Agreement.

SECTION 10. Miscellaneous.

10.1 Rights of Subrogation. Each Junior Representative, for and on behalf of itself and the respective Junior Secured Parties, agrees that no payment to the Senior Representative pursuant to the provisions of this Agreement shall entitle such Junior Representative or respective Junior Secured Party to exercise any rights of subrogation in respect thereof until the Senior Obligations Payment Date. Following the Senior Obligations Payment Date, the Senior Representative agrees to execute such documents, agreements, and instruments as such Junior Representative or any Junior Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Senior Obligations resulting from payments to the Senior Representative by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the Senior Representative are paid by such Person upon request for payment thereof. The Senior Representative agrees that no payment to a Junior Representative or the respective Junior Secured Party pursuant to the provisions of this Agreement shall entitle the Senior Representative to exercise any rights of subrogation in respect thereof until the applicable Junior Obligations Payment Date. Following any Junior Obligations Payment Date, the applicable Junior Representative agrees to execute such documents, agreements, and instruments as the Senior Representative may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Junior Obligations resulting from payments to such Junior

Representative by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by such Junior Representative are paid by such Person upon request for payment thereof.

10.2 Further Assurances. Each of the Representatives will, at the Loan Parties’ expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that any other party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable each Representative to exercise and enforce its rights and remedies hereunder; provided that no party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 10.2, to the extent that such action would contravene any law, order or other legal requirement or any of the terms or provisions of this Agreement, and in the event of a controversy or dispute, such party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 10.2.

10.3 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any Loan Document, the provisions of this Agreement shall govern.

10.4 Continuing Nature of Provisions. Subject to Section 5.5, this Agreement shall continue to be effective, and shall not be revocable by any party hereto, until the Senior Obligations Payment Date shall have occurred for three of the four Classes of Security Interests. This is a continuing agreement and the Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, any Loan Party on the faith hereof.

10.5 Amendments; Waivers; Acknowledgment; Authority.

(a) No amendment or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by each Representative. A copy of any amendment or modification shall be promptly provided to the ABL Borrower.

(b) It is understood that the Representatives, without the consent of any other Secured Party (other than the Secured Parties of their respective Class), may in their discretion determine that a supplemental agreement (which may take the form of Exhibit A: Form of Additional Indebtedness Joinder and Designation) is necessary or appropriate to facilitate having additional indebtedness or other obligations (“Additional Debt”) of any of the Loan Parties become ABL Obligations, Term Obligations, Additional Indenture Obligations or Existing Indenture Obligations, as the case may be, under this Agreement, which supplemental agreement shall specify which class of Secured Obligations such Additional Debt shall constitute; provided, that such Additional Debt is permitted to be incurred by this Agreement and the other Loan Documents, and is permitted by said agreements to be subject to the provisions of this Agreement as a Class of Secured Obligations, as applicable.

(c) By its signature, each person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. Each Representative executing this Agreement as agent for any Secured Party represents and warrants to the other parties hereto that it is duly authorized to bind such Secured Party.

(d) It is understood and agreed that each of the Term Agent, Existing Noteholder Agent, and Additional Noteholder Agent is executing this Agreement solely in its capacity as administrative agent or trustee (as applicable) and collateral agent for its respective Class of Secured Parties and shall be entitled to request the written direction or the written consent of the requisite percentage of such Secured Parties as provided in its respective Loan Documents in connection with any action taken on behalf of such Class of Secured Parties hereunder.

10.6 Information Concerning Financial Condition of the Loan Parties. Each of the Representatives hereby assume responsibility for keeping itself informed of the financial condition of the Loan Parties and all other circumstances bearing upon the risk of nonpayment of the Secured Obligations. The Representatives hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances (except as otherwise expressly provided in the Loan Documents or this Agreement). Except to the extent otherwise expressly required under this Agreement, in the event any Representative, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (a) to provide any such information to such other party or any other party on any subsequent occasion, (b) to undertake any investigation not a part of its regular business routine, or (c) to disclose any other information.

10.7 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT REMEDIES PROVIDED BY THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK ARE GOVERNED BY THE LAWS OF SUCH JURISDICTION.

10.8 CONSENT TO JURISDICTION; JURY TRIAL WAIVER.

(A) EACH REPRESENTATIVE HEREBY AGREES THAT ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST IT ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH REPRESENTATIVE, FOR ITSELF AND FOR THE RESPECTIVE SECURED PARTIES, IRREVOCABLY (i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE REPRESENTATIVE AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.9 IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH REPRESENTATIVE IN ANY SUCH

PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (iv) AGREES THAT EACH SECURED PARTY RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

(B) EACH REPRESENTATIVE HEREBY AGREES THAT PROCESS MAY BE SERVED ON IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE ADDRESSES PERTAINING TO IT AS SPECIFIED IN SECTION 10.9. ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE EFFECTIVE AGAINST SUCH REPRESENTATIVE IF GIVEN BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS OR MAIL WHICH REQUIRES A SIGNED RECEIPT, POSTAGE PREPAID, MAILED AS PROVIDED ABOVE.

(C) EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.8(C) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

10.9 Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or five days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 10.9) shall be, in the case of the Representatives, as set forth below such Person’s name on the signature pages hereof, or, in the case of any Loan Party, on the signature page to the Acknowledgment attached as Annex 1, or such other address as may be designated by such Person in a written notice to all of the other parties.

10.10 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each other Secured Party and their respective successors and assigns, and nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Collateral.

10.11 Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

10.12 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

10.13 Other Remedies. For avoidance of doubt, it is understood that nothing in this Agreement shall prevent any Secured Party from exercising any available remedy to accelerate the maturity of any indebtedness or other obligations owing under the Senior Documents or the Junior Documents, as applicable, or to demand payment under any Guarantee in respect thereof.

10.14 Counterparts; Integration; Effectiveness. This agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by each party hereto.

10.15 Additional Loan Parties. The ABL Borrower shall cause each Person that becomes a Loan Party after the date hereof to acknowledge this Agreement by execution and delivery by such Person of an Acknowledgment in the form of Annex 1.

10.16 Bailment. The Senior Representative agrees that if it shall at any time hold in its possession or control any Collateral, such Senior Representative shall, solely for the purpose of perfecting the Junior Liens granted under the Junior Documents and subject to the terms and conditions of this Section 10.16, also hold and/or maintain control of such Collateral as gratuitous bailee or representative (as defined in Section 1-201(35) of the UCC) of the Junior Representatives. The Senior Representative, until the occurrence of the Senior Obligations Payment Date or all of the Junior Obligations Payment Dates, as applicable, shall be entitled to deal with such Collateral in accordance with the terms of this Agreement and the other Loan Documents as if the applicable Junior Liens did not exist. Without limiting the foregoing, the Senior Representative shall have no obligation or responsibility to ensure that any Collateral is genuine or owned by any of the Loan Parties. No Senior Representative shall, by reason of this Agreement, any other Security Document or any other agreement, document or instrument, have a fiduciary relationship in respect of any other Secured Party. After the occurrence of the Senior Obligations Payment Date or any of the Junior Obligations Payment Dates, as applicable, the Senior Representative shall transfer the possession and control of such Collateral, together with any necessary endorsements but without recourse or warranty, (i) if any Junior Obligations are outstanding at such time, to the applicable Junior Representative, as determined by the Lien Priority set forth in Section 2.1, and (ii) if no Junior Obligations are outstanding at such time, to the applicable Loan Party, in each case so as to allow such person to obtain possession and control of such Collateral.

10.17 Reinstatement. If, in any Insolvency Proceeding or otherwise, all or part of any payment with respect to the Senior Obligations previously made shall be rescinded for any reason whatsoever, then such Senior Obligations shall be reinstated to the extent of the amount so rescinded and, if theretofore terminated, this Agreement shall be reinstated in full force and effect and such prior termination shall not diminish, release, discharge, impair or otherwise affect the Lien Priorities and the relative rights and obligations of the Secured Parties provided for herein. In addition, each Representative further agrees that if, at any time, all or part of any payment with respect to any Senior Obligations secured by any Senior Collateral previously made shall be rescinded for any reason whatsoever, such Representative will promptly pay over to the applicable Senior Representative any payment received by it in respect of any such Senior Collateral that is still in such Representative’s possession and shall promptly turn any such Senior Collateral then held by it over to the applicable Senior Representative, and the provisions set forth in this Agreement will be reinstated as if such payment had not been made, until the payment and satisfaction in full of the applicable Senior Obligations.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ABL AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as ABL Agent

	By:	/s/ Michael White
		Name:	Michael White
		Title:	Vice President

Address for Notices:

Wells Fargo Bank, National Association

1300 SW Fifth Avenue, 6th Floor

Portland, OR 97201

MAC P6101-068

Attn: SAExploration Relationship Manager

Fax No. (877) 518-9602

Email: Michael.white@wellsfargo.com

With a copy to (which shall not constitute notice):

Lane Powell PC 1420 Fifth Avenue, Suite 4200 P.O. Box 91302 Seattle, WA 98111-9402 Attention: Gregory R. Fox Email: foxg@lanepowell.com Facsimile: (206) 223-7107

INTERCREDITOR AGREEMENT

EXISTING NOTEHOLDER AGENT:	WILMINGTON SAVINGS FUND SOCIETY, FSB, as Existing Noteholder Agent for and on behalf of the Existing Indenture Secured Parties

	By:	/s/ Geoffrey J. Lewis
		Name:	Geoffrey J. Lewis
		Title:	Vice President

Address for Notices:

Wilmington Savings Fund Society, FSB

500 Delaware Avenue

Wilmington, Delaware 19801

Attention: Corporate Trust

Reference: SAExploration Holdings, Inc. 10.000%

Senior Secured Notes due 2019

Facsimile: (302) 421-9137

With a copy to (which shall not constitute notice):

Morrison & Foerster LLP 250 West 55th Street New York, New York 10019 Attention: Jon I. Levine Facsimile: (212) 468-7900

INTERCREDITOR AGREEMENT

TERM AGENT	DELAWARE TRUST COMPANY, as Term Agent for and on behalf of the Term Secured Parties

	By:	/s/ Alan R. Halpern
		Name:	Alan R. Halpern
		Title:	Vice President

Address for Notices:

Delaware Trust Company 2711 Centerville Road Wilmington, DE 19808 Attention: Corporate Trust Administration Facsimile: (302) 636-8666

With a copy to (which shall not constitute notice):

Ropes & Gray LLP 1211 Avenue of the Americas New York, NY 10036-8704 Attention: Mark R. Somerstein Facsimile: (646) 728-1663 Email: mark.somerstein@ropesgray.com

INTERCREDITOR AGREEMENT

ACKNOWLEDGMENT

The undersigned hereby acknowledge and consent to the foregoing Amended and Restated Intercreditor Agreement, dated as of June 29, 2016 (as in effect on the date hereof, the “Intercreditor Agreement”), by and between Wells Fargo Bank, National Association, as ABL Agent, and Wilmington Savings Fund Society, FSB, as Existing Noteholder Agent and Delaware Trust Company, as Term Agent. Unless otherwise defined in this Acknowledgement, terms defined in the Intercreditor Agreement have the same meanings when used in this Acknowledgement.

Each Loan Party agrees to be bound by the Intercreditor Agreement and agrees that it will, together with its successors and assigns, recognize all rights granted pursuant to the Intercreditor Agreement to each Representative and each Class of Secured Parties and will not do any act or perform any obligation which is not in accordance with the agreements set forth in the Intercreditor Agreement.

Each Loan Party agrees that any Representative holding Collateral does so as bailee (under the UCC) for the other Representatives and is hereby authorized to and may turn over to such other Representatives upon request therefor any such Collateral, after all obligations and indebtedness of each of undersigned to the bailee Representative and the Secured Parties for which it acts have been fully paid and performed.

Each Loan Party further acknowledges and agrees that (i) it is not an intended beneficiary or third party beneficiary under the Intercreditor Agreement or under any amendment thereto, (ii) in the event of a breach by any Loan Party that is continuing of any of the terms and provisions contained in the foregoing Intercreditor Agreement, such a breach shall constitute an “Event of Default” as defined in and under the ABL Agreement, the Term Credit Agreement, the Existing Notes Indenture and the Additional Notes Indenture, (iii) it will execute and deliver such additional documents and take such additional actions as may be necessary or desirable in the opinion of any Representative to effectuate the provisions and purposes of the foregoing Intercreditor Agreement and (iv) the Intercreditor Agreement may be amended or supplemented from time to time without notice to, or the consent of, any Loan Party so long as such amendment or supplement does not impose any additional obligations on such Loan Party.

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ANNEX 1 - ACKNOWLEDGMENT

SAEXPLORATION HOLDINGS, INC.

By:	/s/ Brent Whiteley
Name: Brent Whiteley
Title: Chief Financial Officer, General Counsel and Secretary

SAEXPLORATION, INC.

By:	/s/ Brent Whiteley
Name: Brent Whiteley
Title: Chief Financial Officer, General Counsel and Secretary

SAEXPLORATION SUB, INC.

By:	/s/ Brent Whiteley
Name: Brent Whiteley
Title: Chief Financial Officer, General Counsel and Secretary

SAEXPLORATION SEISMIC SERVICES (US), LLC

By:	/s/ Brent Whiteley
Name: Brent Whiteley
Title: Chief Financial Officer, General Counsel and Secretary

NES, LLC

By:	/s/ Brent Whiteley
Name: Brent Whiteley
Title: Chief Financial Officer, General Counsel and Secretary

Address for Notices: 1160 Dairy Ashford, Suite 160 Houston, Texas 77079 Attention: Chief Financial Officer Email: bwhiteley@saexploration.com Facsimile: (281) 258-4418

INTERCREDITOR AGREEMENT

EXHIBIT A

FORM OF

ADDITIONAL INDEBTEDNESS JOINDER AND DESIGNATION

ADDITIONAL INDEBTEDNESS JOINDER AND DESIGNATION, dated as of [             ,             ] (this “Joinder”), by and among Wells Fargo Bank, National Association, as ABL Agent (“ABL Agent”), Wilmington Savings Fund Society, FSB, as Existing Noteholder Agent (“Existing Noteholder Agent”), Delaware Trust Company, as Term Agent (“Term Agent”) and [            ], as [Agent] (as defined below) and any successors or assigns thereof, to the Amended and Restated Intercreditor Agreement dated as of June [    ], 2016 (as amended, supplemented, waived or otherwise modified from time to time, the “Intercreditor Agreement”) among the ABL Agent, Existing Noteholder Agent, Term Agent, and the other parties party thereto from time to time. Capitalized terms used herein and not otherwise defined herein shall have the meaning specified in the Intercreditor Agreement.

Reference is made to that certain [Document], dated as of [             ,             ] (the “[                    ]”), among [                    ], and [            ], as [trustee and notes collateral agent] (in such capacity, the “[specify agent]”).

Section 10.5 of the Intercreditor Agreement permits the Representatives to designate Additional Debt under the Intercreditor Agreement.

Accordingly, the [Agent], for itself and on behalf of [                    ], hereby agrees with the ABL Agent, Existing Noteholder Agent and Term Agent as follows:

Section 1. Designation of Additional Indebtedness. The Representatives hereby designate such Additional Indebtedness as [                    ] Obligations under the Intercreditor Agreement.

Section 2. Agreement to be Bound. The [Agent], for itself and on behalf of [                    ], hereby agrees to be bound by the terms and provisions of the Intercreditor Agreement and shall, as of the date hereof with respect to the [                    ] Obligations incurred or to be incurred under the [Document] referred to above, be deemed to be a party to the Intercreditor Agreement.

Section 2. Notices. Notices and other communications provided for under the Intercreditor Agreement to be provided to the [Agent] shall be sent to the address set forth below its name on the signature page hereto (until notice of a change thereof is delivered as provided in Section 10.9 of the Intercreditor Agreement).

Section 3. Miscellaneous. THIS JOINDER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Joinder to Intercreditor Agreement as of the date first written above.

[ ],
as [Agent]

By:
Name:
Title:

Address for Notices:

ABL AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as ABL Agent

By:
Name:
Title:

Address for Notices:

EXISTING NOTEHOLDER AGENT:	WILMINGTON SAVINGS FUND SOCIETY, FSB, as Existing Noteholder Agent for and on behalf of the Existing Indenture Secured Parties

By:
Name:
Title:

TERM AGENT:	DELAWARE TRUST COMPANY, as Term Agent for and on behalf of the Term Secured Parties

By:
Name:
Title:

ANNEX B

Form of First Amendment to Security Agreement

Exhibit 10.3

EXECUTION VERSION

FIRST AMENDMENT TO SECURITY AGREEMENT

THIS FIRST AMENDMENT TO SECURITY AGREEMENT (this “Amendment”), is entered into as of the 29th day of June, 2016, by and among Wilmington Savings Fund Society, FSB (“Noteholder Collateral Agent”), SAExploration Holdings, Inc., a Delaware corporation (the “Company”), SAExploration, Inc., a Delaware corporation, SAExploration Sub, Inc., a Delaware corporation, NES, LLC, an Alaska limited liability company, and SAExploration Seismic Services (US), LLC, a Delaware limited liability company (such parties, the “Guarantors” and together with the Company, the “Pledgors” and each, a “Pledgor”).

RECITALS

A. The Pledgors and Noteholder Collateral Agent are parties to that certain Security Agreement, dated as of July 2, 2014 (as amended from time to time, the “Security Agreement”). Capitalized terms used herein have the meaning given to them in the Security Agreement unless otherwise specified.

B. The Company has entered into that certain Restructuring Support Agreement, dated as of June 13, 2016 (the “Restructuring Support Agreement”), among the Company, on behalf of itself and the Guarantors, Management (as defined in the Restructuring Support Agreement), and certain of the Existing Noteholders, a copy of which is attached hereto as Exhibit “A.”

C. The Company has requested that Noteholder Collateral Agent consent to the transactions contemplated in the Restructuring Support Agreement, some or all of which are prohibited by the Security Agreement absent Noteholder Collateral Agent’s consent, and that certain amendments be made to the Security Agreement, which Noteholder Collateral Agent is willing to do and make pursuant to the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1. Amendments to Recitals. Clause E of the Recitals of the Security Agreement is hereby deleted in its entirety and restated as follows:

“E. The Pledgors may, in the future, grant to the ABL Agent for the benefit of the lenders under the ABL Agreement, the Term Agent for the benefit of the lenders under the Term Agreement and/or the Additional Noteholder Agent for the benefit of the noteholders under the Additional Indenture, if applicable, a security interest in the Collateral (it being understood that, in such case, the relative rights and priorities of the grantees in respect of the Collateral shall be governed by the Intercreditor Agreement).”

2. Amendments to Definitions.

a. Additional Definitions. Section 1.1(b) of the Security Agreement is hereby amended to add the following definitions:

“‘ABL Credit Agreement’ means that certain Credit Agreement, dated as of November 6, 2014, by and among SAExploration, Inc., the Company, certain subsidiaries of the Company, as guarantors, and the ABL Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time).”

“‘ABL Security Documents’ has the meaning assigned to such term in the Intercreditor Agreement.”

“‘Additional Indenture’ means any indenture approved for designation as such by the Representatives under the Intercreditor Agreement.”

“‘Additional Indenture Documents’ has the meaning assigned to such term in the Intercreditor Agreement.”

“‘Additional Noteholder Agent’ means any agent designated as such by the Representatives (as such term is defined in the Intercreditor Agreement) under the Intercreditor Agreement.”

“‘Additional Notes’ has the meaning assigned to such term in the Intercreditor Agreement.”

“‘Additional Notes Obligations’ means all the Obligations payable by any Pledgor to any Secured Party under the Additional Notes, the Additional Indenture and any other Additional Indenture Documents, including all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Additional Notes Document, whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.”

“‘Senior Obligations Payment Date’ has the meaning assigned to such term in the Intercreditor Agreement.”

“‘Senior Representative’ has the meaning assigned to such term in the Intercreditor Agreement.”

“‘Term Agent’ means the collateral agent for the benefit of the Term Claimholders, together with its successors in that capacity.”

“‘Term Claimholders’ means, at any time of determination, collectively, (a) the Term Agent, (b) the lenders under the Term Credit Agreement at such time, (c) each other person to whom any of the Obligations under the Term Credit Agreement is owed at such time and (e) the successors, replacements and assigns of each of the foregoing.”

“‘Term Credit Agreement’ means that certain Term Loan and Security Agreement, dated as of June 29, 2016, by and among the Company, SAExploration, Inc. and certain other subsidiaries of the Company, as guarantors, and the Term Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time).”

“‘Term Loan Documents’ has the meaning assigned to such term in the Intercreditor Agreement.”

“‘Term Security Documents’ has the meaning assigned to such term in the Intercreditor Agreement.”

b. Amendments to Certain Definitions. The following definitions in Section 1.1(b) of the Security Agreement are hereby deleted in their entirety and restated as follows:

“‘ABL Claimholders’ means, at any time of determination, collectively, (a) the ABL Agent, (b) the lenders under the ABL Credit Agreement at such time, (c) the issuing bank or banks of letters of credit or similar instruments under the ABL Credit Agreement, (d) each other person to whom any of the Obligations under the ABL Credit Agreement is owed at such time and (e) the successors, replacements and assigns of each of the foregoing.”

“‘Agents’ means the Noteholder Collateral Agent, the ABL Agent, the Term Agent, the Additional Noteholder Agent (if applicable) and the Trustee; and ‘Agent’ means any of them.”

“‘Deposit Account Control Agreement’ means an agreement substantially in the form of Exhibit 5 hereto among the applicable Pledgor, the relevant depository bank, the Noteholder Collateral Agent, the ABL Agent (if applicable), the Term Agent (if applicable) and the Additional Noteholder Agent (if applicable) as such form may be modified to reflect any changes that may be reasonably required by a new depository bank (or substituted by an agreement based on a form provided by the applicable depository bank); provided that any such changes or any such other agreement shall not be materially worse for the Secured Parties, when taken as a whole, than such terms as are set out in the agreement set forth on Exhibit 5.”

“‘Securities Account Control Agreement’ means an agreement substantially in the form of Exhibit 4 hereto among the applicable Pledgor, the relevant securities intermediary, the Noteholder Collateral Agent, the ABL Agent (if applicable), the Term Agent (if applicable), and the Additional Noteholder Agent (if applicable) as such form may be modified to reflect any changes that may be reasonably required by a new securities intermediary (or substituted by an agreement based on a form provided by the applicable securities intermediary); provided that any such changes or any such other agreement shall not be materially worse for the Secured Parties, when taken as a whole, than such terms as are set out in the agreement set forth on Exhibit 4.”

c. Deleted Definitions. The following definitions in Section 1.1(b) of the Security Agreement are hereby deleted in their entirety:

‘ABL Priority Collateral,’ ‘ABL Security Documents,’ ‘Discharge of ABL Obligations,’ and ‘Notes Priority Collateral.’

d. Amendment to Excluded Property Definition. Subsection (10) of the definition of “Excluded Property” is hereby reserved, and Subsection (9) and the proviso immediately following Subsection (13) are hereby deleted in their entirety and restated as follows:

“(9) any Collateral that has been released in accordance with the Security Documents, the ABL Security Documents, the Term Security Documents and the Additional Indenture Security Documents (as such term is defined in the Intercreditor Agreement) and the Intercreditor Agreement;”

“provided that notwithstanding anything to the contrary contained in clauses (1) through (13) above to the contrary, (a) Excluded Property shall not include any Proceeds of Property described in clauses (1) through (13) above (unless such proceeds are also described in such clauses), and (b) subject to the provisions of the Intercreditor Agreement, no property or assets that are subject to a Lien securing ABL Obligations, Term Obligations and/or Additional Indenture Obligations shall constitute Excluded Property so long as such Lien remains in effect; provided, further, that at such time as any of the foregoing Property no longer constitutes Excluded Property, such Property shall immediately constitute Collateral and a Lien on and security interest in and to all of the right, title and interest of the applicable Pledgor in, to and under such Property shall immediately attach thereto.”

3. Amendment to Section 2.1. Section 2.1 is hereby amended by deleting clause (iii) in the paragraph immediately following the end of Section 2.1(u), which clause (iii) is hereby reserved.

4. Amendment to Section 2.4. Section 2.4 is hereby deleted in its entirety and restated as follows:

“Section 2.4 Possession or Control of Collateral. Notwithstanding anything herein to the contrary and subject to the terms of the Intercreditor Agreement, prior to the Senior Obligations Payment Date and for so long as the Intercreditor Agreement and Senior Documents (as such term is defined in the Intercreditor Agreement) shall require the delivery of possession or control to the Senior Representative of any Collateral, any covenant hereunder requiring (or any representation or warranty hereunder to the extent that it would have the effect of requiring) the delivery of possession or control to the Noteholder Collateral Agent of such Collateral shall be deemed to have been satisfied (or, in the case of any representation and warranty, shall be deemed to be true) if, prior to the applicable Senior Obligations Payment Date, possession or control of such Collateral shall have been delivered to the Senior Representative.”

5. Amendment to Section 3.1. Section 3.1 is hereby amended by adding the words “(subject to the terms of the Intercreditor Agreement)” immediately following the words “first priority security interest”.

6. Amendment to Section 3.2. Section 3.2 is hereby amended by adding the words “(subject to the terms of the Intercreditor Agreement)” following each occurrence of the words “first priority security interest”.

7. Amendment to Section 3.4. Subsection (b) of Section 3.4 is hereby amended by replacing the words “Discharge of ABL Obligations” with “Senior Obligations Payment Date” and by replacing the words “ABL Agent” with “Senior Representative”. Subsection (d) and the final sentence of Subsection (i) of Section 3.4 are hereby deleted in their entirety and restated as follows:

“(d) Investment Property. If any Pledgor shall at any time acquire any certificated securities constituting Investment Property, such Pledgor shall promptly (and in any event within ten Business Days or such longer period as may be agreed to in writing by the Noteholder Collateral Agent in its sole discretion) after acquiring such security, (i) endorse, assign and deliver the same to the Noteholder Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank, all in form and substance reasonably satisfactory to the Noteholder Collateral Agent or (ii) deliver such securities into a Securities Account with respect to which a Securities Account Control Agreement is in effect in favor of the Noteholder Collateral Agent. If any securities now or hereafter acquired by any Pledgor constituting Investment Property are uncertificated and are issued to such Pledgor or its nominee directly by the issuer thereof, such Pledgor shall promptly (and in any event within ten Business Days or such longer period as may be agreed to in writing by the Noteholder Collateral Agent in its sole discretion) after acquiring such security notify the Noteholder Collateral Agent thereof and pursuant to an agreement in form and substance reasonably satisfactory to the Noteholder Collateral Agent, either (i) cause the issuer to agree to comply with Entitlement Orders or other instructions from the Noteholder Collateral Agent as to such securities, without further consent of any Pledgor or such nominee, (ii) cause a Security Entitlement with respect to such uncertificated security to be held in a Securities Account with respect to which the Noteholder Collateral Agent has Control or (iii) arrange for the Noteholder Collateral Agent to become the registered owner of the securities. The Pledgors shall not hereafter establish and maintain any Securities Account or Commodity Account with any Securities Intermediary or Commodity Intermediary unless (1) the applicable Pledgor shall have given the Noteholder Collateral Agent at least 15 days’ (or such shorter period as may be agreed to in writing by the Noteholder Collateral Agent in its sole discretion) prior written notice of its intention to establish such new Securities Account or Commodity Account with such Securities Intermediary or Commodity Intermediary, (2) such Securities Intermediary or Commodity Intermediary shall be reasonably acceptable to the Noteholder Collateral Agent and (3) such Securities Intermediary or Commodity Intermediary, as the case may be, and such Pledgor shall have duly executed and delivered a Control Agreement with respect to such Securities Account or Commodity Account, as the case may be. The Noteholder Collateral Agent shall not give any Entitlement Orders or instructions or directions to any issuer of uncertificated securities, Securities Intermediary or Commodity Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Pledgor, unless an Event of Default has occurred and is continuing or, after giving effect to any such withdrawal or dealing rights, would occur. The provisions of this Section 3.4(d) shall not apply to any Financial Assets credited to a Securities Account for which the Noteholder Collateral Agent is the Securities Intermediary. No Pledgor shall grant Control over any Investment Property to any Person other than the Noteholder Collateral Agent and, prior to the Senior Obligations Payment Date and to the extent required under the Intercreditor Agreement, the Senior Representative, and each Pledgor shall promptly (and in any event within ten Business Days or such longer period as may be agreed to in writing by the Noteholder Collateral Agent in its sole discretion) notify the Noteholder Collateral Agent if any issuer of Pledged Interests takes any action to have any Pledged Interests issued by it treated as Securities under Article 8 of the UCC and such Pledgor shall take all steps deemed necessary, advisable or prudent by the Noteholder Collateral Agent in order to grant Control of such Pledged Interests in favor of the Noteholder Collateral Agent. As between the Noteholder Collateral Agent and the Pledgors, the Pledgors shall bear the investment risk with respect to the Investment Property and Pledged Securities, and the risk of loss of, damage to, or the destruction of the Investment Property and Pledged Securities, whether in the possession of, or maintained as a security entitlement or deposit by, or subject to the control of, the Noteholder Collateral Agent, the ABL Agent, the Term Agent, the Additional Noteholder Agent (if applicable), a Securities Intermediary, Commodity Intermediary, any Pledgor or any other Person; provided, however, that nothing contained in this Section 3.4(d) shall release or relieve any Securities Intermediary or Commodity Intermediary of its duties and obligations to the Pledgors or any other Person under any Control Agreement or under applicable Legal Requirements. Each Pledgor shall promptly pay all Charges and fees of whatever kind or nature with respect to the Investment Property and Pledged Securities pledged by it under this Agreement. In the event any Pledgor shall fail to make such payment contemplated in the immediately preceding sentence, the Noteholder Collateral Agent may, after providing written notice thereof to the Pledgors, do so for the account of such Pledgor, and the Pledgors shall promptly reimburse and indemnify the Noteholder Collateral Agent in accordance with Section 11.4(a) hereof and Section 7.07 of the Indenture from all costs and expenses incurred by the Noteholder Collateral Agent under this Section 3.4(d).”

“Notwithstanding anything contained herein, if any such Bailee Letter is obtained under the ABL Credit Agreement in favor of the ABL Agent, under the Term Credit Agreement in favor of the Term Agent and/or under the Additional Indenture (if applicable) in favor of the Additional Noteholder Agent with respect to any location for which the Noteholder Collateral Agent has not received such Bailee Letter, the applicable Pledgor shall obtain and deliver a Bailee Letter to the Noteholder Collateral Agent concurrently with delivery to such other Agent of such Bailee Letter under the ABL Credit Agreement, the Term Credit Agreement or the Additional Indenture, if applicable.”

8. Amendment to Section 3.6. Section 3.6 is hereby amended by deleting the first sentence thereof in its entirety and restating it as follows:

“Subject to Section 3.7, each Pledgor shall take such further actions, and execute and deliver to the Noteholder Collateral Agent such additional assignments, agreements, supplements, powers and instruments, as the Noteholder Collateral Agent may deem necessary, advisable or prudent, wherever required by applicable Legal Requirements, in order to perfect, preserve and protect the security interest and the priority thereof in the Collateral as provided herein, subject to the Intercreditor Agreement, and the rights and interests granted to the Noteholder Collateral Agent hereunder, to carry into effect the purposes hereof or better to assure and confirm unto the Noteholder Collateral Agent the Collateral or permit the Noteholder Collateral Agent, subject to the terms of the Intercreditor Agreement, to exercise and enforce its rights, powers and remedies hereunder with respect to any Collateral.”

9. Amendment to Section 3.7. Subsections (b) and (d)(i) of Section 3.7 are hereby deleted in their entirety and restated as follows:

“(b) Subject to the Intercreditor Agreement, no Pledgor shall be required to take any action to establish Foreign Perfection with respect to (i) any Specified Movable Property, (ii) any Foreign Located Asset or Foreign Equity prior to the date that is 30 days after the date hereof (or, if any such asset or property becomes a Foreign Located Asset or Foreign Equity after the date hereof, 180 days after the date on which such asset or property becomes a Foreign Located Asset or Foreign Equity) or (iii) any Foreign Located Asset or Foreign Equity (A) that the Board of Directors has determined to be Pledgor Foreign Property and (B) as to which such Pledgor has notified the Noteholder Collateral Agent thereof in writing within 30 days after the date hereof (or, if any such asset or property becomes a Foreign Located Asset or Foreign Equity after the date hereof, 180 days after the date on which such asset or property becomes a Foreign Located Asset or Foreign Equity).”

“(i) in the case of any Foreign Located Asset or Foreign Equity as to which clause (b)(iii)(B) above applies, the 180th day after the date hereof;”

10. Amendment to Section 4.1. Section 4.1 is hereby amended by deleting the final sentence thereof in its entirety and restating such sentence as follows:

“No Person other than the Noteholder Collateral Agent and, to the extent required under the Intercreditor Agreement, prior to the ABL Obligations Payment Date (as defined in the Intercreditor Agreement) the ABL Agent, prior to the Term Obligations Payment Date (as defined in the Intercreditor Agreement) the Term Agent, and prior to the Additional Indenture Obligations Payment Date (as defined in the Intercreditor Agreement) the Additional Noteholder Agent (if applicable), has, or will have, control or possession of all or any part of the Collateral, except to the extent not prohibited by the Notes Documents.”

11. Amendment to Section 4.2. Section 4.2 is hereby deleted in its entirety and restated as follows:

“Section 4.2 Validity of Security Interest. The security interest in and Lien on the Collateral granted to the Noteholder Collateral Agent for the benefit of the Secured Parties hereunder constitutes (a) a legal and valid security interest in all the Collateral securing the payment and performance of the Notes Obligations under applicable Legal Requirements in the United States, and (b) (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, subject to the filings and other actions described on Schedule 7 to the Perfection Certificate, a valid and enforceable perfected first priority security interest (subject to Permitted Liens and the Intercreditor Agreement) in all such Collateral under applicable Legal Requirements in the United States to the extent required by this Agreement and (ii) with respect to certificated Securities Collateral, Instruments, Tangible Chattel Paper, Deposit Accounts, Securities Accounts, Commodities Accounts, certificated

Investment Property, Electronic Chattel Paper, Transferable Records and Letter-of-Credit Rights, subject to the deliveries contemplated pursuant to Section 3.1 and Section 3.4 and the filings contemplated pursuant to Section 3.3, a valid and enforceable perfected first priority security interest (with respect to the perfected first priority security interest contemplated by Section 3.3, subject to the Intercreditor Agreement and Permitted Liens) in all such Collateral under applicable Legal Requirements in the United States to the extent required by this Agreement. The security interest and Lien granted to the Noteholder Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement in and on the Collateral will at all times constitute a valid and enforceable perfected, continuing first priority security interest therein under applicable Legal Requirements in the United States to the extent required by this Agreement, subject only to clause (b) of the preceding sentence, Permitted Liens and the Intercreditor Agreement.”

12. Amendment to Section 4.4. Section 4.4 is hereby amended by adding the words “or the Intercreditor Agreement” at the end of the last sentence thereof.

13. Amendment to Section 5.3. Section 5.3 is hereby deleted in its entirety and restated as follows:

“Section 5.3 Default. No Pledgor is in default or violation under any agreement to which such Pledgor is a party relating to the Pledged Securities pledged by it (including with respect to the payment of any portion of any mandatory capital contribution, if any, required to be made thereunder). No Securities Collateral pledged by such Pledgor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Pledgor by any Person with respect thereto, and as of the date hereof, there are no certificates, instruments, documents or other writings (other than the Organizational Documents of such Pledgor and certificates, if any, delivered to the Noteholder Collateral Agent or, prior to the discharge of the various Classes of Obligations (as such terms are defined in the Intercreditor Agreement) and to the extent required by the Intercreditor Agreement, one or more other Agents) which evidence any Pledged Securities of such Pledgor.”

14. Amendment to Section 5.4. Subsection (b) of Section 5.4 is hereby amended by replacing the words “Discharge of ABL Obligations” with the words “applicable Senior Obligations Payment Date” and by replacing the words “ABL Agent” with “Senior Representative”.

15. Amendment to Section 6.1. Section 6.1 is hereby deleted in its entirety and restated as follows:

“Section 6.1 Grant of License. For the purpose of enabling the Noteholder Collateral Agent, during the continuance of an Event of Default, to exercise rights and remedies under Article IX at such time as the Noteholder Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Pledgor hereby grants to the Noteholder Collateral Agent, to the extent licensable, an irrevocable, non-exclusive worldwide license (subject to the terms of the Intercreditor Agreement) (exercisable without payment of royalty or other compensation to such Pledgor) to use, assign, license sublicense or otherwise dispose of the Intellectual Property Collateral now owned or hereafter acquired by such Pledgor, wherever the same may be located. Such license shall include access to all media in which any of the Intellectual Property Collateral may be recorded or stored and to all computer programs used for the compilation or printout hereof.”

16. Amendment to Section 6.3. Subsections (c) and (h) of Section 6.3 are hereby deleted in their entirety and restated as follows:

“(c) In the event that any Pledgor becomes aware that any item of the Intellectual Property Collateral is being infringed or misappropriated by a third party, such Pledgor shall promptly (and in any event within ten Business Days) notify the Noteholder Collateral Agent in writing and shall take such actions, at its expense, as such Pledgor or the Noteholder Collateral Agent, subject to the terms of the Intercreditor Agreement, deems reasonable and appropriate under the circumstances to protect or enforce such Intellectual Property Collateral, including, without limitation, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation. Without limiting the foregoing, upon such Pledgor obtaining knowledge thereof, such Pledgor shall promptly (and in any event within ten Business Days) notify the Noteholder Collateral Agent in writing of any event that may be reasonably expected to materially and adversely affect the value or utility of any item of Intellectual Property Collateral, the ability of such Pledgor or the Noteholder Collateral Agent to dispose of such Intellectual Property Collateral or any portion thereof or the rights and remedies of the Noteholder Collateral Agent in relation thereto, including a levy or written threat of levy or any legal process against such Intellectual Property Collateral or any portion thereof.”

“(h) During the continuance of an Event of Default, within ten Business Days (or such longer period as may be agreed to in writing by the Noteholder Collateral Agent in its sole discretion) after written notice from the Noteholder Collateral Agent to any Pledgor, such Pledgor shall make available to the Noteholder Collateral Agent, to the extent within such Pledgor’s power and authority and subject to the Intercreditor Agreement, such personnel in such Pledgor’s employ on the date of such Event of Default as the Noteholder Collateral Agent may designate, by name, title or job responsibility, to permit such Pledgor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Pledgor under or in connection with the Intellectual Property Collateral, and each Pledgor shall use commercially reasonable efforts to ensure that such Persons shall be available to perform their prior functions on the Noteholder Collateral Agent’s behalf if compensated at such Pledgor’s expense on a per diem, pro rata basis consistent with the salary and benefits structure applicable to each as of the date of such Event of Default.”

17. Amendment to Section 8.1. Section 8.1 is hereby deleted in its entirety and restated as follows:

“Section 8.1 Transfers of Collateral. No Pledgor shall (a) sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral pledged by it hereunder except to the extent not prohibited by and otherwise subject to the requirements of this Agreement or the Indenture or (b) create or permit to exist any Lien upon or with respect to any of the Collateral pledged by it hereunder other than Permitted Liens.”

18. Amendment to Section 10.1. Section 10.1 is hereby deleted in its entirety and restated as follows:

“Section 10.1 Proceeds of Casualty Events and Collateral Dispositions. Subject to the terms of the Intercreditor Agreement, the Pledgors shall take all actions required by the Indenture with respect to any Net Cash Proceeds of any Casualty Event or from the sale or disposition of any Collateral.”

19. Amendment to Section 11.1. Subsection (a) of Section 11.1 is hereby amended by deleting the first sentence thereof and restating such sentence in its entirety as follows:

“The Noteholder Collateral Agent has been appointed as ‘Noteholder Collateral Agent’ pursuant to the Indenture and as ‘Existing Noteholder Collateral Agent’ pursuant to the Intercreditor Agreement. The actions of the Noteholder Collateral Agent hereunder are subject to the terms of the Indenture and the Intercreditor Agreement.”

20. Amendment to Section 11.2. Section 11.2 is hereby amended by replacing the first word of such Section with the words “Subject to the terms of the Intercreditor Agreement, if”.

21. Amendment to Section 11.4. Subsection (a) of Section 11.4 is hereby deleted in its entirety and restated as follows:

“(a) Collateral hereunder shall be released if and to the extent so provided in Sections 12.07 and 12.08 of the Indenture or upon the transfer or sale of any asset or property (other than transfers or sales to the Company or any Guarantor) theretofore included in Collateral to the extent permitted under Sections 3.7 or 8.1 of this Agreement, or as otherwise permitted in the Intercreditor Agreement.”

22. Amendment to Section 11.12. The first sentence of Section 11.12 is hereby deleted in its entirety and restated as follows:

“Each Pledgor covenants that in the event that such Pledgor or any property or assets of such Pledgor shall hereafter become the subject of a voluntary or involuntary proceeding under the Bankruptcy Code or such Pledgor shall otherwise be a party to any federal or state bankruptcy, insolvency, moratorium or similar proceeding to which the provisions relating to the automatic stay under Section 362 of the Bankruptcy Code or any similar provision in any such Legal Requirement is applicable, then, in any such case, whether or not the Noteholder Collateral Agent has commenced foreclosure proceedings under this Agreement, such Pledgor shall not, and each Pledgor hereby expressly waives its right to (to the extent it may lawfully do so) at any time insist upon, plead or in any manner whatsoever, claim or take the benefit or advantage of any such automatic stay or such similar provision as it relates to the exercise of any of the rights and remedies (including any foreclosure proceedings) available to the Noteholder Collateral Agent as provided in this Agreement, in any other Security Document or any other document evidencing the Notes Obligations, provided however that, for the avoidance of doubt, any such rights and remedies shall remain subject to the terms of the Intercreditor Agreement.”

23. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Security Agreement shall remain in full force and effect.

24. Conditions Precedent. This Amendment shall be effective when Noteholder Collateral Agent shall have received an executed original hereof, together with each of the following, each in substance and form reasonably acceptable to Noteholder Collateral Agent:

a. The duly executed Restructuring Support Agreement, together with all exhibits and attachments thereto;

b. Evidence that the Supporting Holders (as such term is defined in the Restructuring Support Agreement) have consented to the Restructuring Transactions; and

c. Evidence that all conditions to Pledgors’ receipt of the initial advance under the Term Loan (as such term is defined in the Restructuring Support Agreement) have been satisfied.

25. Representations and Warranties. The Pledgors hereby represent and warrant to Noteholder Collateral Agent as follows:

a. Each Pledgor and such other parties that have executed any documents required under the Security Agreement or this Amendment, have all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder and to perform all of their obligations hereunder, and this Amendment and all such other agreements and instruments have been duly executed and delivered by the applicable party and constitute the legal, valid and binding obligation of the applicable party, enforceable in accordance with its terms.

b. The execution, delivery and performance by each of the Pledgors of this Amendment and any other agreements or instruments required hereunder has been duly authorized by all necessary corporate action and does not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to such Pledgor, or the articles of incorporation or by-laws of such Pledgor, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Pledgor is a party or by which it or its properties may be bound or affected.

c. The performance by each of the Pledgors of the Security Agreement as amended hereby has been duly authorized by all necessary corporate action and does not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to such Pledgor, or the articles of incorporation or by-laws of such Pledgor, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Pledgor is a party or by which it or its properties may be bound or affected.

d. All of the representations and warranties contained in Article IV of the Security Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

26. References. All references in the Security Agreement to “this Agreement” shall be deemed to refer to the Security Agreement as amended hereby; and any and all references in the Security Documents to the Security Agreement shall be deemed to refer to the Security Agreement as amended hereby.

27. No Waiver. The execution of this Amendment and the acceptance of all other agreements and instruments related hereto, and Noteholder Collateral Agent’s consent to the Restructuring Transactions (as such term is defined in the Restructuring Support Agreement), shall not be deemed to be a waiver of any Default or Event of Default under the Security Agreement or a waiver of any breach, default or event of default under any Security Document or other document held by the Noteholder Collateral Agent, except to the extent provided in the Restructuring Support Agreement, or a consent to any future transactions, whether or not known to the Noteholder Collateral Agent and whether or not existing on the date of this Amendment.

28. Release. Each Pledgor hereby absolutely and unconditionally releases and forever discharges, Noteholder Collateral Agent and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which each Pledgor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

29. Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK; SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Pledgors and the Noteholder Collateral Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

SAEXPLORATION HOLDINGS, INC., as a Pledgor

By:	/s/ Brent Whiteley
Name: Brent Whiteley
Title: Chief Financial Officer, General Counsel and Secretary

SAEXPLORATION SUB, INC., as a Pledgor

By:	/s/ Brent Whiteley
Name: Brent Whiteley
Title: Chief Financial Officer, General Counsel and Secretary

SAEXPLORATION, INC., as a Pledgor

By:	/s/ Brent Whiteley
Name: Brent Whiteley
Title: Chief Financial Officer, General Counsel and Secretary

SAEXPLORATION SEISMIC SERVICES (US), LLC, as a Pledgor

By:	/s/ Brent Whiteley
Name: Brent Whiteley
Title: Chief Financial Officer, General Counsel and Secretary

NES, LLC, as a Pledgor

By:	/s/ Brent Whiteley
Name: Brent Whiteley
Title: Chief Financial Officer, General Counsel and Secretary

WILMINGTON SAVINGS FUND SOCIETY, FSB as Noteholder Collateral Agent

By:	/s/ Geoffrey J. Lewis
Name: Geoffrey J. Lewis
Title: Vice President

EXHIBIT A

TO FIRST AMENDMENT TO SECURITY AGREEMENT

[Restructuring Support Agreement]

RESTRUCTURING SUPPORT AGREEMENT

dated as of June 13, 2016

among

SAExploration Holdings, Inc., Certain Members of Management Identified Herein

and

the Supporting Holders Identified Herein

-i-

9.14.	Remedies	18
9.15.	Specific Performance	18
9.16.	No Third-Party Beneficiaries	19
9.17	Management Liability	19
9.18.	Settlement Discussions	19
9.19.	Consideration	19

-ii-

This RESTRUCTURING SUPPORT AGREEMENT (as amended, supplemented, or otherwise modified from time to time, and collectively with all exhibits thereto, this “Agreement”) is dated as of June 13, 2016, among: (i) SAExploration Holdings, Inc. (“SAE”) on behalf of itself and the guarantors party to the Indenture dated as of July 2, 2014 (the “Existing Notes Indenture”) among SAE, as issuer, each of such guarantors party thereto and U.S. Bank National Association, as trustee and collateral agent (together, and with its permitted successors and assigns, the “Indenture Trustee”) pursuant to which SAE issued its 10.000% Senior Secured Noted due 2019 (the “Existing Notes”); (ii) solely with respect to Section 2.03 and Section 9.17 herein, Jeff Hastings, Brian Beatty and Brent Whiteley (collectively, “Management”); and (iii) certain holders of the Existing Notes party hereto from time to time (together with their respective successors and permitted assigns, the “Supporting Holders”). SAE and the Supporting Holders, and any subsequent person or entity that becomes a party hereto in accordance with the terms hereof, are referred to herein as the “Parties” and, each, individually as a “Party.” Capitalized terms, unless otherwise defined in this Agreement, have the meanings used in the Term Sheet (defined below).

RECITALS

WHEREAS, SAE and the Supporting Holders have agreed to enter into certain transactions that will have the effect of restructuring and recapitalizing SAE as contemplated by (1) the Term Sheet (the “Term Sheet”) attached hereto as Exhibit A, and (2) the entry into and performance of, as the case may be, the New Senior Loan Facility, the issuance of the New Loan Shares, the consummation of the Exchange Offer and the Consent Solicitation, the issuance of the New Second Lien Notes and the New Notes Shares, the amending and restating of the Intercreditor Agreement, the entry into the Warrant Agreement and the issuance of the Warrants, the amendment and ratification of the Employment Agreements and the entry into the Management Incentive Plan, the issuance of the MIP Shares, the amendment of the Organizational Documents (in each case, as these capitalized terms are defined herein) and the transactions contemplated thereby (clauses (1) and (2) together, the “Restructuring Transactions”), with the understanding that to the degree the definitive documents governing the transactions listed and contemplated by clause (2) above are more specific, or have different terms than those contemplated in the Term Sheet, then, for purposes of this Agreement and the definition of “Restructuring Transactions,” the definitive documents governing the transactions in clause (2) shall control;

WHEREAS, the Parties have agreed to support the Restructuring Transactions pursuant to, and subject to the terms and conditions set forth in, this Agreement;

WHEREAS, this Agreement is the product of arm’s-length, good-faith discussions between the Parties and their respective professional representatives; and

WHEREAS, SAE, Management and the Supporting Holders are prepared to perform their obligations hereunder, subject to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound hereby, agrees as follows:

AGREEMENT

Section 1.	Agreement Effective Date

This Agreement shall be effective and binding with respect to each of the Parties on the date on which (i) SAE and Management shall have executed and delivered counterpart signature pages of this Agreement to counsel for the Supporting Holders and (ii) Supporting Holders representing not less than 66% of the aggregate principal amount of Existing Notes outstanding shall have executed and delivered counterpart signature pages of this Agreement to counsel for SAE (such date, the “RSA Effective Date”). After the RSA Effective Date, the terms and conditions of the Restructuring Transactions, the terms and conditions of the Definitive Documents (defined below) set forth in Exhibits to this Agreement, and this Agreement may only be amended, modified, waived, or otherwise supplemented as set forth in Section 7 herein.

Section 2.	Commitments Regarding the Restructuring Transactions

2.01. Covenants, Acknowledgments and Commitments of the Supporting Holders. Subject to the terms and conditions hereof, and for so long as this Agreement has not been terminated in accordance with the terms hereof, each Supporting Holder (severally and not jointly) agrees to satisfy the following covenants and makes the following acknowledgements and commitments:

(a) to support the Restructuring Transactions under this Agreement;

(b) to implement and consummate the Restructuring Transactions in a timely manner and take any and all commercially reasonable and appropriate actions in furtherance of the Restructuring Transactions as contemplated under this Agreement, provided that such actions shall be limited to review and negotiation of the applicable Definitive Documents and execution of the same (to the extent any Definitive Documents require execution thereof by such Supporting Holder to implement and consummate the Restructuring Transactions); provided further that, except as otherwise provided herein, no Supporting Holder shall be obligated to participate in or consummate, as the case may be, the Exchange Offer or any other part of the Restructuring Transactions unless and until all of the conditions to effectiveness of the Restructuring Transactions (including the Exchange Offer and the Consent Solicitation) set forth in the Term Sheet and Definitive Documents shall have been satisfied or waived or will be satisfied or waived contemporaneously with the closing of the Restructuring Transactions or have been waived with the prior written consent of the Required Supporting Holders (defined below);

(c) to negotiate in good faith the Definitive Documents, which Definitive Documents shall contain terms and conditions consistent in all material respects with this Agreement;

(d) solely with respect to the Supporting Holders identified on Exhibit B hereto as New Senior Lenders, and solely in their capacity as New Senior Lenders, (1) to execute and enter into, on the Funding Date, a new senior secured multi-draw term loan facility, substantially on the terms and subject to the conditions specified in Schedule 1 of the Term Sheet attached hereto as Exhibit A (such agreement, including all exhibits, attachments, supplements, and amendments thereto, the “New Senior Loan Facility”), subject to a maximum commitment amount of $30 million, (2) to extend their respective committed portion of the $5 million initial draw (the “Initial Draw”) thereof on the Funding Date, upon the request of SAE, as set forth in the schedule of commitments attached hereto as Exhibit C, on the terms and conditions contained in the New Senior Loan Facility, and (3) to extend their respective committed portions of any subsequent draws thereunder when required by, and on the terms and conditions contained in, the New Senior Loan Facility; provided however that nothing contained in this Support Agreement shall require or otherwise oblige any Supporting Holder who is not identified on Exhibit B hereto to serve as a New Senior Lender or make any commitments or fund any amounts in connection with the New Senior Loan Facility;

(e) to support the exchange offer and consent solicitation (the “Exchange Offer”) in which SAE shall offer, on a pro rata basis, the holders of Existing Notes (the “Existing Holders”), on the terms and conditions set forth in an Exchange Offer Memorandum and Consent Solicitation Statement (as amended and supplemented from time to time, together with the related Letter of Transmittal and Consent, the “Memorandum”), with the terms and conditions thereof summarized in Exhibit A hereto, and to (i) tender its Existing Notes for exchange, together with its consent to the amendments described in the Memorandum, on the first day of the Exchange Offer, in accordance with the terms and conditions set forth in the Memorandum; and (ii) not withdraw such tenders and consents, with the understanding that, among other things, SAE and the Trustee will, at that time, enter into a supplemental indenture to supplement the Existing Notes Indenture in accordance with Exhibit A and that consents will be irrevocable thereafter, provided that the Supporting Holders shall have no obligation to tender their Existing Notes and may withdraw any tenders after the termination of this Agreement pursuant to Section 5.01 and Section 5.02.

(f) not to object to SAE’s (i) amendment and ratification, effective as of the Closing Date, of the existing employment agreements, as summarized in Exhibit D hereto (such agreements, including all exhibits, attachments, supplements and amendments thereto, the “Employment Agreements”) with each of the individuals identified in Exhibit E hereto, (ii) adoption on the Closing Date of the management incentive plan, incorporating the terms set forth in Exhibit F hereto (such plan, including all exhibits, attachments and supplements, and amendments thereto, the “Management Incentive Plan”), and (iii) entry into a warrant agreement with the SAE’s transfer agent, as warrant agent, incorporating the terms set forth in Exhibit G hereto (such agreement, including all exhibits, attachments, supplements, and amendments thereto, the “Warrant Agreement”), providing for the issuance of Warrants (as defined in Exhibit G) to all existing holders of common stock of SAE (the “Common Stock”), provided that each of the Employment Agreements, the Management Incentive Plan, and Warrant Agreement are consistent in all aspects with this Agreement or otherwise in a form and substance reasonably acceptable to the Required Supporting Holders.

(g) to acknowledge that, on the Closing Date, SAE’s existing executives identified on Exhibit E will remain in their current positions, subject to the amended and ratified Employment Agreements as described in Exhibit D;

(h) to the extent that any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the Restructuring Transactions, to negotiate in good faith commercially reasonable additional or alternative provisions to address any such impediment; provided, however, that the economic outcome for the Supporting Holders and other material terms as contemplated herein must be substantially preserved, as determined by the Supporting Holders in their reasonable discretion; and

(i) not to (i) object to or otherwise commence or participate in any proceeding to oppose any of the Restructuring Transactions and (ii) directly or indirectly (1) seek, solicit, support, encourage, or vote or cause to be voted (to the extent applicable) its Existing Notes for, consent to, or encourage any plan of reorganization or liquidation, proposal, offer, dissolution, wind-up, liquidation, reorganization, merger, consolidation, business combination, joint venture, partnership, sale of assets, or restructuring for SAE other than the Restructuring Transactions or (2) take any other action that is inconsistent with, or that would reasonably be expected to delay or obstruct the consummation of the Restructuring Transactions.

Notwithstanding anything to the contrary contained in this Section 2.01 or elsewhere in this Agreement, no Supporting Holder shall be required to (1) incur, or agree to any commitments, undertakings, concessions, indemnities, or other arrangements that could result in its incurrence of material expenses, liabilities, or other obligations, provided that the foregoing does not apply to any internal expenses incurred by a Supporting Holder in connection with obtaining internal approvals or consents to authorize the Restructuring Transactions or this Agreement or to perform such Supporting Holder’s obligations thereunder; or (2) take (or fail to take) any action that would inhibit a Supporting Holder’s performance of any duty, fiduciary or otherwise, or obligation that such Supporting Holder owes to any other person or entity under applicable law.

2.02. Obligations of SAE.

Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement is intended to, nor shall, prevent SAE from taking or failing to take any action that it is obligated to take (or fail to take) in the performance of any fiduciary duty or as otherwise required by applicable law, which SAE owes to any other person or entity as applicable.

(a) Covenants. Subject to the terms and conditions hereof, and for so long as this Agreement has not been terminated in accordance with the terms hereof, SAE, on behalf of itself and each guarantor party to the Existing Notes, as applicable, agrees to satisfy the following covenants and makes the following acknowledgements and commitments:

(i) to support the Restructuring Transactions under this Agreement;

(ii) to implement and consummate the Restructuring Transactions in a timely manner and take any and all commercially reasonable and appropriate actions in furtherance of the Restructuring Transactions, as contemplated under this Agreement, unless and until all of the conditions to effectiveness of the Restructuring Transactions (including the Exchange Offer) set forth in the Term Sheet and Definitive Documents have been waived with the prior written consent of the Required Supporting Holders or satisfied or will be satisfied or waived contemporaneously with the closing of the Restructuring Transactions;

(iii) to negotiate in good faith the Definitive Documents, which Definitive Documents shall contain terms and conditions consistent in all respects with this Agreement, or as otherwise agreed to by the Required Supporting Holders;

(iv) to enter into the New Senior Loan Facility on the Funding Date, submit the initial draw notice for $5 million thereunder and agree to use the proceeds for general corporate purposes;

(v) to take all necessary corporate action to authorize such number of additional shares of Common Stock as shall be sufficient to permit the issuance of all shares of Common Stock as contemplated by the Restructuring Transactions;

(vi) reserve (a) by the Launch Date, authorized and unissued shares of Common Stock equal to 64.48% of the total number of shares of Common Stock that will be outstanding as of the Closing Date (the “New Notes Shares”) and to issue such New Notes Shares in connection with the closing of the Exchange Offer as contemplated by Exhibit A; (b) by the RSA Effective Date, authorized and unissued shares of Common Stock equal to 3.14% of the total number of shares of Common Stock that will be outstanding as of the closing date, and, by the Funding Date, authorized and unissued shares of Common Stock equal to 6.26% of the total number of shares of Common Stock that will be outstanding as of the Closing Date (the “Backstop Shares”) and to issue such Backstop Shares on the Closing Date pro rata to those New Senior Lenders who fund the Initial Draw, as indicated in Exhibit C; and (3) by the Funding Date, authorized and unissued shares of Common Stock equal to 18.80% of the total number of shares of Common Stock that will be outstanding as of the Closing Date (the “New Loan Shares”) and to issue such New Loan Shares on the Closing Date pro rata to each New Senior Lender, including to any Participating Holder participating in the New Senior Loan Facility;

(vii) use its commercially reasonable efforts to (1) commence the Exchange Offer on the Launch Date and, if not commenced on such date, to commence the Exchange Offer as promptly as possible thereafter, and to conduct the Exchange Offer in accordance with the terms thereof as reflected in Exhibit A) and applicable law; (2) enter into the supplemental indenture to supplement the Existing Notes Indenture, as contemplated by Exhibit A; and (3) consummate the Exchange Offer by the date that is 60 days after the Launch Date, provided that (1) the Parties understand that the Exchange Offer expiration time may be extended at SAE’s option to amend the terms of the Exchange Offer (subject to Section 5.01(d) of this Agreement), and (2) the “Closing Date,” as used in this Agreement, shall be the date on which the Exchange Offer actually closes;

(viii) to use commercially reasonable efforts to amend and restate the existing intercreditor agreement as contemplated by Exhibit A (the “Intercreditor Agreement”);

(ix) deliver to each Existing Holder participating in the Exchange Offer (the “Participating Holders”) for every $1,000 principal amount of Existing Notes tendered for exchange (subject to a minimum tender of $2000 principal amount and $1000 increments in excess thereof), (i) $500 principal amount of new second lien notes (the “New Second Lien Notes”) and related consents to be delivered on the terms summarized in the “Description of New Second Lien Notes” contained in Exhibit A hereto and (ii) a pro rata portion of the New Notes Shares;

(x) enter into the Warrant Agreement, as of the Closing Date, with SAE’s transfer agent, as warrant agent, and issue the Warrants pursuant thereto;

(xi) negotiate in good faith the Definitive Documents, which Definitive Documents shall contain terms and conditions consistent in all respects with this Agreement and to execute and otherwise support the implementation of such Definitive Documents;

(xii) support all reasonably necessary actions of the Supporting Holders to facilitate the consummation of the Restructuring Transactions;

(xiii) within seven days of delivery to SAE of invoices or receipts with respect thereto, pay in cash all (a) reasonable fees and expenses of (1) Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul Weiss”) under that certain engagement letter among certain Supporting Holders, SAE, and Paul Weiss dated as of April 5, 2016, (2) K&L Gates, and (3) any other professional retained by the Supporting Holders pursuant to an engagement letter with SAE; and (b) reasonable and documents out of pocket expenses (other than professional fees) incurred any Supporting Holder in connection with this Agreement or the Restructuring Transaction (provided that the each Supporting Holder shall consult with SAE and provide SAE with advance notice of the occurrence of such expenses to the extent reasonably practicable);

(xiv) to obtain by the Launch Date any amendments, waivers and/or consents under the Credit and Security Agreement, dated as of November 6, 2014, among SAExploration, Inc., as borrower, SAE and the other guarantors party thereto and Wells Fargo Bank, National Association, as lender (the “Existing Revolver”), that are necessary to permit the Restructuring Transactions;

(xv) use commercially reasonable efforts to obtain any shareholder approvals or other consents or approvals, when required, and as required by SAE’s Second Amended and Restated Certificate of Incorporation, dated as of June 24, 2013, Amended and Restated By Laws, adopted as of June 24, 2013, and all applicable law for the consummation of the Restructuring Transactions;

(xvi) to use commercially reasonable efforts to adopt, on or as soon as reasonably practicable after the Closing Date, an Amended and Restated Certificate of Incorporation and an Amended and Restated Bylaws of SAE

(collectively, the “Organizational Documents”), incorporating the terms set forth in Exhibit H (the “Governance Terms”), which shall include provisions regarding the size and composition of the board of directors of SAE (the “Board”) as set forth in Exhibit H;

(xvii) use commercially reasonable efforts to make the shares of Common Stock to be issued in connection with the Restructuring Transactions eligible to be issued in book-entry form through the direct registry system of SAE’s transfer agent and/or The Depository Trust Company;

(xviii) maintain its good standing under the laws of the State of Delaware and take all requisite actions, corporate or otherwise, for the Organizational Documents to become effective as soon as reasonably practicable after the Closing Date;

(xix) use commercially reasonable efforts to maintain (i) SAE’s status as an SEC-registered, public company, including filing all periodic and current reports required under the reporting obligations of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) a listing on either the Nasdaq Global Market or the Nasdaq Capital Market, including taking commercially reasonable actions to regain compliance with the continuing listing standards of such applicable market within the compliance periods established by Nasdaq, as described in the deficiency letters of Nasdaq dated as of February 3, 2016 and April 19, 2016;

(xx) promptly notify the Supporting Holders in writing of any governmental or third party complaints, litigations, investigations, or hearings relating to the Restructuring Transactions (or communications indicating that the same may be contemplated or threatened);

(xxi) comply in all material respects with the covenants (except to the extent waived, as contemplated herein) contained in the Existing Revolver, Existing Notes Indenture and, when entered into, the New Senior Loan Facility;

(xxii) amend and ratify, effective as of the Closing Date, the Employment Agreements with respect to each of the executives of SAE identified in Exhibit E hereto, (ii) adopt on the Closing Date the Management Incentive Plan, incorporating the terms set forth in Exhibit F hereto, and (iii) enter into the Warrant Agreement, incorporating the terms set forth in Exhibit G hereto;

(xxiii) to the extent that any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the Restructuring Transactions, to negotiate in good faith commercially reasonable additional or alternative provisions to address any such impediment, in consultation with the Supporting Holders; provided, however, that the economic outcome for the Supporting Holders and other material terms as contemplated herein must be substantially preserved, as determined by the Supporting Holders in their reasonable discretion;

(xxiv) if SAE knows of a breach in any material respect of any of the obligations, representations, warranties, or covenants of SAE set forth in this Agreement, furnish prompt written notice (and in any event within three business days of such actual knowledge) to the Supporting Holders and promptly take all remedial action necessary to cure such breach;

(xxv) continue to operate its business in the ordinary course;

(xxvi) provide the Supporting Holders and their advisors reasonable access to management upon reasonable notice and keep the Supporting Holders and their advisors reasonably apprised of any material developments regarding SAE’s business operations, condition, assets, liabilities, or finances and promptly notify the Supporting Holders upon the receipt of any proposal or expression of interest with respect to the negotiation or formulation of any proposal, offer, dissolution, winding up, liquidation, reorganization, recapitalization, assignment for the benefit of creditors, merger, consolidation, business combination, joint venture, partnership, sale of assets, or restructuring of SAE other than the Restructuring Transactions; and

(xxvii) use commercially reasonable efforts to ensure the Alaskan tax credits are issued to SAE in a timely manner.

(b) Negative Covenants. Subject to the terms and conditions hereof, and for so long as this Agreement has not been terminated in accordance with the terms hereof, SAE agrees that, on behalf of itself and each guarantor party to the Existing Notes, as applicable, it shall not, directly or indirectly, take any of the following actions, unless such action is consented to by the Required Supporting Holders:

(i) modify the Restructuring Transactions, in whole or in part, in a manner that is inconsistent with the terms of this Agreement;

(ii) commence any proceeding opposing any of the terms of this Agreement or otherwise take any action to obstruct or delay the consummation of the Restructuring Transactions;

(iii) incur or suffer to exist any material indebtedness, except indebtedness existing and outstanding immediately prior to the date hereof, trade payables, ordinary course draws under the Existing Revolver, liabilities arising and incurred in the ordinary course of business, and indebtedness arising under or permitted by the New Senior Loan Facility;

(iv) directly or indirectly (1) affirmatively seek or solicit any discussions regarding the negotiation or formulation of any proposal, offer, dissolution, winding up, liquidation, reorganization, recapitalization, assignment for the benefit of creditors, merger, consolidation, business combination, joint venture, partnership, sale of assets, or restructuring of SAE other than the Restructuring Transactions (an “Alternative Proposal”), (2) publicly announce its intention not to pursue the Restructuring Transactions or (3) take any other action that is inconsistent with or is likely to delay the consummation of the Restructuring Transaction, in the case of each of clauses (1) through and including (3) of this paragraph, subject to the fiduciary obligations of SAE; or

(v) incur any material liens or security interests, except in the ordinary course of business or pursuant to, or as permitted under, the New Senior Loan Facility and the New Second Lien Notes.

2.03. Covenants, Acknowledgments and Commitments of Management. Subject to the terms and conditions hereof, and for so long as this Agreement has not been terminated in accordance with the terms hereof, each member of Management (severally and not jointly) agrees to negotiate in good faith their respective amended Employment Agreements with SAE on the terms set forth in Exhibit D hereto on the Closing Date.

2.04. Definitive Documents

Without limiting the foregoing, each Party hereby covenants and agrees to (a) negotiate in good faith the Memorandum, the indenture for the New Second Lien Notes, the New Senior Loan Facility credit agreement, the Intercreditor Agreement, the Employment Agreements, the Management Incentive Plan, the Warrant Agreement, the Organizational Documents and all ancillary documents related to each of the foregoing (collectively, the “Definitive Documents”), which Definitive Documents shall contain terms and conditions consistent in all respects with this Agreement and (b) execute (to the extent such Party is a party thereto) and otherwise support implementation of the Definitive Documents and any other such documents or agreements as may be reasonably necessary or advisable to implement the Restructuring Transactions, the purposes of this Agreement and the Definitive Documents. All Parties shall have the right to review and comment on the Definitive Documents, the terms of which shall be consistent with this Agreement and otherwise in form and substance reasonably acceptable to SAE and the Required Supporting Holders before the execution and delivery of the Definitive Documents.

Section 3.	Forbearance.

(a) The Parties agree and acknowledge that if the Restructuring Transactions have not been consummated prior to July 15, 2016, in order to consummate the Restructuring Transactions, SAE will not make the interest payment due to be paid on July 15, 2016 under the terms of the Notes Indenture and will instead enter into the 30 day grace period with respect to such payment as permitted by the Notes Indenture.

(b) For so long as the Termination Date has not occurred, and subject to the limitations provided in clause (c) below, each Supporting Holder (severally and not jointly), agrees until August 15, 2016:

(i) to forbear from the exercise of any rights and remedies against SAE to which the Supporting Holders or the Indenture Trustee are or may become entitled as a result of any Default or Event of Default (each as defined in the

Existing Notes Indenture) arising or existing under the Existing Notes Indenture in respect of SAE’s failure to make the interest payment on July 15, 2016 and decision to enter into the grace period in respect thereof (the “Potential Default”);

(ii) to refrain from exercising any right and remedy that may become available to it under the Existing Notes Indenture by reason of the Potential Default (other than, in the case of the Indenture Trustee, ordinary course acts which it may take under the Existing Notes Indenture which would not adversely affect any other Party); and

(iii) to refrain from initiating, joining in, or encouraging in any way an instruction or direction from any Noteholder to the Indenture Trustee to exercise any rights and remedies under the Existing Notes Indenture in connection with the Potential Default.

(c) For so long as the Termination Date has not occurred, SAE on behalf of itself and the guarantors party to the Existing Notes Indenture, agrees not to make any payment to any Noteholder in respect of the interest payment due on July 15, 2016 prior to the expiration of the applicable grace period.

(d) Nothing contained in this Section 3 shall impair, impede or otherwise prevent any Supporting Holder or the Indenture Trustee from exercising any rights and remedies against SAE in respect of any other Default or Event of Default arising under the Existing Notes Indenture or taking any other action available to it by reason of such a Default or Event of Default.

Section 4.	Representations and Warranties

4.01. Mutual Representations and Warranties. Each of the Parties, severally and not jointly, represents, warrants, and covenants to each other Party (to the extent applicable), as of the RSA Effective Date, as follows (each of which is a continuing representation, warranty, and covenant):

(a) to the extent it is an entity, it is validly existing and in good standing under the laws of the state or other jurisdiction of its organization;

(b) it has all requisite direct or indirect power and authority to enter into this Agreement and the Definitive Documents to which it is a party and to carry out the Restructuring Transactions contemplated by, and perform its respective obligations under, this Agreement and such Party has been authorized to enter into this Agreement, the New Senior Loan Facility and the Definitive Documents and to carry out the Restructuring Transactions contemplated by, and perform its respective obligations under this Agreement;

(c) the execution, delivery, and performance by such Party of this Agreement does not and will not (i) violate any provision of law, rule, or regulation applicable to it or any of its subsidiaries or its charter or bylaws (or other similar governing documents) or those of any of its subsidiaries, or (ii) except as described in Section 3 hereof conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party;

(d) the execution, delivery, and performance by such Party of this Agreement does not and will not require any registration or filing with, consent, or approval of, or notice to, or other action to, with or by, any federal, state, or governmental authority or regulatory body, except such filings as may be necessary and/or required for disclosure by the Exchange Act;

(e) this Agreement is the legally valid and binding obligation of such Party, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance or other similar laws relating to or limiting creditors’ rights generally, by equitable principles relating to enforceability or by the implied covenant of good faith and fair dealing; and

(f) it has been represented by legal counsel of its choosing in connection with this Agreement and the transactions contemplated by this Agreement, has had the opportunity to review this Agreement with its legal counsel, and has not relied on any statements made by any other Party or such other Party’s legal counsel as to the meaning of any term or condition contained herein or in deciding whether to enter into this Agreement or the transactions contemplated hereby.

4.02. Representations and Warranties of the Supporting Holders. Each Supporting Holder, separately and not jointly, represents and warrants to the best of its knowledge, as of the date hereof that:

(a) with respect to the Existing Notes held by such Supporting Holder, such Supporting Holder (i) either (1) is the sole beneficial owner of the principal amount of such Existing Notes indicated on the respective signature page hereto, or (2) has sole investment or voting discretion with respect to the principal amount of such Existing Notes indicated on the respective signature page hereto and has the power and authority to bind the beneficial owners of such Existing Notes to the terms of this Agreement, and (ii) has full power and authority to act on behalf of, vote, and consent to matters concerning such Existing Notes and to dispose of, exchange, assign, and transfer such Existing Notes, including the power and authority to execute this Agreement and to perform its obligations hereunder;

(b) with respect to the Existing Notes held by each Supporting Holder, such Supporting Holder has made no assignment, sale, participation, grant, conveyance, pledge, or other transfer of, and has not entered into any other agreement to assign, sell, use, participate, grant, convey, pledge, or otherwise transfer, in whole in or part, any portion of its right, title, or interests in any such Existing Notes that materially conflicts with the representations and warranties of such Supporting Holder in this Agreement or that would render such Supporting Holder otherwise unable to comply with this Agreement and perform its obligations hereunder, including its obligation to support the Restructuring Transactions, in all material respects;

(c) the amount of debt listed on the signature page of each Supporting Holder is correct as of the date hereof; and

(d) the Supporting Holders, in entering into this Agreement and participating in the Restructuring Transactions, have not acted as a partnership, limited partnership, syndicate, or other “group” (as that term is used in Section 13(d) of the Exchange Act) for the purpose of acquiring, holding, disposing, or voting of securities of SAE.

4.03. Representations and Warranties of SAE. SAE, on behalf of itself and each guarantor party to the Existing Notes, as applicable, represents and warrants to the best of its knowledge, as of the date hereof that:

(a) it has, or upon the receipt of shareholder consents will have, authorized sufficient shares of Common Stock to effect the Restructuring Transactions as contemplated by this Agreement;

(b) its financial condition has not materially and adversely changed from that set forth in the Form 10-K for the year ended December 31, 2015, the amended Form 10-K for the year ended December 31, 2015 and the Form 10-Q for the period ended March 31, 2016, other than as contemplated by such reports regarding its liquidity and cash flow difficulties;

(c) as of June 13, 2016, the aggregate outstanding indebtedness (excluding any interest, fees, costs, expenses, and indemnities that may be owed by the applicable obligors) under (1) the Existing Notes is $140.0 million and (2) the Existing Revolver is $13.8 million, and such amounts (together with accrued interest and fees thereon) are outstanding and justly and truly owing by SAE and the guarantors that are party to the Existing Notes Indenture or Existing Revolver, as applicable, without defense, offset, or counterclaim; and

(d) it has no knowledge of any “Default” or “Event of Default” under the Existing Revolver or the Existing Notes Indenture which has occurred and is continuing.

Section 5.	Termination Events

5.01. Supporting Holder Termination Events. The Required Supporting Holders may terminate this Agreement upon three business days prior written notice, unless otherwise set forth below, delivered in accordance with Section 9.11 hereof, upon the occurrence and continuation of any of the following events (each, a “Supporting Holder Termination Event”):

(a) SAE fails to receive (i) the consent or waiver from the lender under the Existing Revolver or (ii) the shareholder consents or other approvals, in each case that is necessary for the consummation of the Restructuring Transactions, including entry into the New Senior Loan Facility and issuance of the Common Stock;

(b) the Launch Date shall not have occurred by June 20, 2016;

(c) the Funding Date shall not have occurred by July 1, 2016;

(d) the Closing Date shall not have occurred by August 15, 2016;

(e) the breach or noncompliance by SAE or any guarantor under the Notes Indenture of (or failure to satisfy) in any material respect any of the obligations, representations, warranties, or covenants of such parties as set forth in this Agreement (including, without limitation, in Sections 2.02, 2.04 or Section 3 hereto) that remains uncured for five business days after the receipt by SAE of written notice of such breach, but solely to the extent such breach or noncompliance is materially adverse to such Supporting Holder and materially affects the ability of SAE, on behalf of itself and its subsidiary guarantors, to consummate the Restructuring Transactions contemplated herein;

(f) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling or order declaring this Agreement or any material portion hereof to be unenforceable or enjoining or otherwise restricting the consummation of the Restructuring Transactions in a way that cannot reasonably be remedied by SAE;

(g) the occurrence of an event of default under (i) the Existing Revolver, (ii) the New Senior Loan Facility, or (iii) the Existing Notes Indenture (other than the failure to pay interest as set forth in Section 3 hereof), in each case, subject to all applicable notice, waiver, and cure provisions;

(h) SAE or any guarantor under the Notes Indenture executes a letter of intent or similar document stating an intention to pursue an alternative restructuring, liquidation, reorganization, wind-down, exchange, transaction, including an Alternative Proposal, other than that contemplated by this Agreement; or

(i) any of the Definitive Documents or other documents in respect of the Restructuring Transactions are inconsistent with the material terms and conditions set forth in this Agreement, the Term Sheet or their respective exhibits and schedules;

provided that this Agreement shall, without any additional act or notice by any party, terminate immediately upon the occurrence of (1) SAE or any guarantor under the Notes Indenture (i) consenting to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, or similar official of SAE or any substantial part of SAE’s property, (ii) seeking any arrangement, adjustment, protection, or relief from its debts, or (iii) making a general assignment for the benefit of its creditors; (2) SAE or any guarantor under the Notes Indenture commencing a voluntary case filed under title 11 of the United States Code (the “Bankruptcy Code”); or (3) the commencement of an involuntary case against SAE or any guarantor under the Notes Indenture under the Bankruptcy Code.

5.02. SAE Termination Events. SAE may terminate its obligations under this Agreement upon three business days prior written notice delivered to the Parties in accordance with Section 9.11 hereof, upon SAE’s knowledge of the occurrence of any of the following events (each, an “SAE Termination Event,” and together with the Supporting Holder Termination Events, the “Termination Events,” and each a “Termination Event”):

(a) the material breach by any of the Supporting Holders of any of the obligations, or covenants of such Supporting Holders set forth in this Agreement or any representation and warranty of such Supporting Holders failing to be accurate that would have a material adverse impact on the implementation or consummation of the Restructuring Transactions that remains uncured for a period of five business days after the receipt by the breaching Supporting Holders of written notice of such breach from SAE;

(b) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling or order declaring this Agreement or any material portion hereof to be unenforceable or enjoining or otherwise restricting the consummation of the Restructuring Transactions in a way that cannot reasonably be remedied by SAE; or

(c) upon notice to the Supporting Holders, if the Board determines, after receiving advice from counsel, that proceeding with the transactions contemplated under this Agreement (including, without limitation, the Restructuring Transactions) would be inconsistent with the exercise of its fiduciary duties.

5.03. Effect of Termination

(a) Upon any termination of this Agreement under Sections 5.01 or 5.02, this Agreement shall be of no further force and effect and each Party hereto shall be released from its commitments, undertakings, and agreements under or related to this Agreement and shall be entitled to take all actions, whether with respect to the Restructuring Transactions or otherwise, that they would have been entitled to take had they not entered into this Agreement; provided, however, that SAE’s obligation to pay reasonable Professional Fees shall survive with respect to those reasonable Professional Fees incurred through and including the date this Agreement is terminated. Notwithstanding the foregoing, any claim for breach of this Agreement that accrued prior to the date of a Party’s termination or termination of this Agreement (as the case may be) and all rights and remedies of the Parties hereto shall not be prejudiced as a result of termination.

(b) Notwithstanding any provision in this Agreement to the contrary, no Party shall terminate this Agreement if such Party is in material breach of any provision hereof.

5.04. Termination Upon Consummation of the Restructuring Transactions. This Agreement shall terminate automatically without any further required action or notice upon the Closing Date.

Section 6.	Transfer of Existing Notes

Each Supporting Holder agrees that so long as this Agreement has not been terminated in accordance with its terms, it shall not directly or indirectly sell, assign, pledge, hypothecate, convey, or otherwise transfer or dispose of or grant, issue, or sell any option, right to acquire, voting, participation, or other interest in any Existing Notes (each, a “Transfer”), unless the transferee thereof either (i) is a Supporting Holder and agrees to exchange such additional Existing Notes and deliver related consents in the Exchange Offer, or (ii) prior to such Transfer, agrees in writing for the benefit of the other Parties to become a Supporting Holder and to be bound by all of the terms of this Agreement with respect to such acquired Existing Notes by executing the joinder in the form attached hereto as Exhibit I (the “Joinder Agreement”), and delivering an executed copy thereof, within five business days of closing of such Transfer, to counsel to SAE and counsel to the Supporting Holders, as listed in Section 9.11 hereof, in which event the transferee (including a Supporting Holder transferee, if applicable) shall be deemed to be a Supporting Holder under this Agreement with respect to such transferred rights, claims, and obligations. Notwithstanding anything contained herein to the contrary, a Supporting Holder may Transfer any or all of its Existing Notes to any entity that, as of the date of the Transfer, controls, is controlled by, or is under common control with such Supporting Holder; provided, however, that such entity shall automatically be subject to the terms of this Agreement and deemed a Party hereto and must deliver an executed Joinder Agreement within five business days of the closing of such Transfer to counsel to SAE and counsel to the Supporting Holders. Each Supporting Holder agrees and acknowledges that any Transfer of Existing Notes that does not comply with the terms and procedures set forth in this Section 6 shall be deemed null and void ab initio.

Notwithstanding anything to the contrary in this Section 6, (i) a Qualified Marketmaker (as defined below) that acquires any Existing Notes from a Supporting Holder with the purpose and intent of acting as a Qualified Marketmaker for such Existing Notes (with the understanding that the Qualified Marketmaker will agree at the time of such acquisition to the terms of this paragraph), shall not be required to execute and deliver a Joinder Agreement or otherwise agree to be bound by this Agreement if such Qualified Marketmaker transfers such Existing Notes within ten (10) business days of its acquisition to a Supporting Holder or transferee that executes and delivers a Joinder Agreement in accordance with the terms set forth in the immediately preceding paragraph no later than (2) business days after consummation of the Transfer; and (ii) to the extent any Party is acting solely in its capacity as a Qualified Marketmaker, it may Transfer any ownership interests in the Existing Notes that it acquires from an Existing Holder that is not or has not been a Supporting Holder to a transferee that is not a Supporting Holder at the time of such Transfer without the requirement that the transferee be or become a signatory to this Agreement or execute a Joinder Agreement.

As used herein, “Qualified Marketmaker”) means an entity that (a) holds itself out to the public or applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers claims against SAE (or enter with customers into long and short positions in claims against SAE), in its capacity as a dealer or marketmaker in claims against SAE and (b) is, in fact, regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt).

Section 7.	Amendments

This Agreement, the Definitive Documents, and, in each case, any annexes or exhibits thereto may not be modified, amended, or supplemented, nor may any terms and conditions hereof or thereof be waived, without the prior written consent of SAE and the Required Supporting Holders. As used in this Agreement, “Required Supporting Holders” means Supporting Holders holding more than a majority of the aggregate principal amount of the Existing Notes held by all the Supporting Holders as of the date such consents are solicited; provided, however, that any waiver, change, modification, or amendment to this Agreement that materially and adversely affects the economic interests of any Supporting Holder may not be made without the written consent of each such affected Supporting Holder. Notwithstanding the foregoing, no modification, amendment or alteration shall be made to (a) the material terms of the New Term Loan Facility and the New Second Lien Notes, (b) the equity allocations set forth on Schedule 3 of the Term Sheet, or (d) the material economic terms of the Exchange Offer without the consent of each Supporting Holder.

Section 8.	No Solicitation of Securities

Notwithstanding anything to the contrary herein, this Agreement is not and shall not be deemed to be an offer for the issuance, purchase, sale, exchange, hypothecation, or other transfer of securities or a solicitation of an offer to purchase, sell, exchange or acquire securities for purposes of the Securities Act of 1933, as amended, and the Exchange Act.

Section 9.	Miscellaneous

9.01. Further Assurances. Subject to the other terms hereof, the Parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be commercially reasonably appropriate or necessary, from time to time, to effectuate the Restructuring Transactions in accordance with this Agreement.

9.02. Complete Agreement. This Agreement, exhibits and the annexes hereto, represent the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements, oral or written, between the Parties with respect thereto. No claim of waiver, consent, or acquiescence with respect to any provision of this Agreement, exhibits, and annexes hereto shall be made against any Party, except on the basis of a written instrument executed by or on behalf of such Party.

9.03. No Assignment. This Agreement shall be binding upon, and inure to the benefit of, the Parties. No rights or obligations of any Party under this Agreement may be assigned or transferred to any other person or entity, except as provided in this Agreement. Nothing in this Agreement, express or implied, shall give to any person or entity, other than the Parties, any benefit or any legal or equitable right, remedy, or claim under this Agreement.

9.04. Headings. The headings of all Sections of this Agreement are inserted solely for the convenience of reference and are not a part of and are not intended to govern, limit, or aid in the construction or interpretation of any term or provision hereof.

9.05. Governing Law; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury. This Agreement is to be governed by and construed in accordance with the laws of the State of New York. Each Party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement in the United States District Court for the Southern District of New York, and by execution and delivery of this Agreement, each of the Parties irrevocably accepts and submits itself to the exclusive jurisdiction of such court, generally and unconditionally, with respect to any such action, suit or proceeding. Each Party here irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

9.06. Counterparts. This Agreement may be executed and delivered (by facsimile, electronic mail, or otherwise) in any number of counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement.

9.07. Interpretation. This Agreement is the product of negotiations between the Parties, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof.

9.08. Relationship Among Supporting Holders. It is understood and agreed that no Supporting Holder has any duty of trust or confidence of any kind or form with any other Supporting Holders as a result of this Agreement, and, except as expressly provided in this Agreement, there are no commitments among or between them. It is further understood and agreed that any Supporting Holder may trade in the Existing Notes or other debt or equity securities of SAE without the consent of SAE or any other Supporting Holder, subject to applicable securities laws and the terms of this Agreement, and subject to Section 6 of this Agreement; provided, however, that no Supporting Holder shall have any responsibility for any such trading by any other entity by virtue of this Agreement. No prior history, pattern, or practice of sharing confidences among or between the Supporting Holders shall in any way affect or negate this understanding and agreement. No Supporting Holders shall, as a result of its entering into and performing its obligations under this Agreement, be deemed to be a part of a “group” (as that term is used in Section 13(d) of the Exchange Act) with any other Party. For the avoidance of doubt, no action taken by a Supporting Holder pursuant to this Agreement shall be deemed to constitute or to create a presumption by any of the Parties that the Consenting Noteholders are in any way acting in concert or as such a “group.” The execution of this Agreement by any Supporting Holder shall not create, or be deemed to create, any fiduciary or other duties (actual or implied) to any other Supporting Holder other than non-fiduciary duties expressly set forth in this Agreement.

9.09. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, assigns, heirs, executors, administrators and representatives, other than a trustee or similar representative appointed in a bankruptcy case.

9.10. Acknowledgements. Notwithstanding anything herein to the contrary, none of the Supporting Holders shall (a) have any fiduciary duty or (b) other duties or responsibilities to each other, SAE, any subsidiary or affiliate of SAE, or any of SAE’s creditors or other stakeholders.

9.11. Notices. All notices hereunder shall be deemed given if in writing and delivered, if sent by hand delivery, electronic mail, courier, or overnight delivery (return receipt requested) to the following addresses (or at such other addresses as shall be specified by like notice):

(a)	if to SAE, to:

SAExploration Holdings, Inc.

1160 Dairy Ashford Rd., Suite 160

Houston, Texas 77079

Attn: Brent Whiteley Chief Financial Officer, General Counsel and Secretary

with copies to:

Jones Day

222 E. 41st Street

New York, New York 10017

Attn:  Alex Gendzier

  Brad Erens

E-mail address:   agendzier@jonesday.com

bberens@jonesday.com

(b)	if to the Supporting Holders, to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Attn:  Brian Hermann

  Lauren Shumejda

E-mail address:   bhermann@paulweiss.com

lshumejda@paulweiss.com

Any notice given by hand delivery, electronic mail, mail, or courier shall be effective when received.

9.12. Waiver. Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict any right of any Supporting Holder or SAE or the ability of each of the Supporting Holders or SAE to protect and preserve its respective rights, remedies and interests. If the Restructuring Transactions are not consummated, or if this Agreement is terminated for any reason, the Parties fully reserve any and all of their rights.

9.13. Several, Not Joint, Obligations. The agreements, representations and obligations of the Parties under this Agreement are, in all respects, several and not joint.

9.14. Remedies. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such Party or any other Party.

9.15. Specific Performance. This Agreement is intended as a binding commitment enforceable in accordance with its terms against the Parties. It is understood and expressly agreed by each of the Parties that money damages would not be a sufficient remedy for any breach of this Agreement by any Party, and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach without the necessity of proving the inadequacy of money damages as a remedy and without posting security for such relief.

9.16. No Third-Party Beneficiaries. Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties, and no other person or entity shall be a third-party beneficiary hereof.

9.17. Management Liability. The Parties hereby acknowledge that Management is party to this Agreement solely with respect to Section 2.03 and shall incur no liability pursuant to (i) any breach by SAE of this Agreement and (ii) any delay of, or failure to consummate, any or all of the Restructuring Transactions contemplated in this Agreement.

9.18. Consideration. The Parties hereby acknowledge that no consideration, other than that specifically described herein and the Definitive Documents, shall be due or paid to any Party for its agreement to accept the Restructuring Transactions in accordance with the terms and conditions of this Agreement.

9.19. Survival. Notwithstanding anything herein to the contrary, the acknowledgements, agreements and obligations of the Parties in this Section 9.18 and Sections 2.01(e), 5.03(a), 9.08, 9.09 and 9.17 shall survive any termination of this Agreement and shall continue in full force and effect in accordance with the terms thereof.

Section 10.	Releases

10.01. On the Closing Date, SAE and the Supporting Holders shall enter into mutual releases of all claims and causes of action arising before the Closing Date.

[Signatures on Following Page]

IN WITNESS WHEREOF, SAE, Management and the Supporting Holders have caused this Agreement to be executed and delivered by their respective and duly authorized officers or other agents, solely in their respective capacity as officers or other agents of the undersigned and not in any other capacity, as of the date first set forth above.

SAEXPLORATION HOLDINGS, INC.

By:	/s/ Brian Beatty

Name:	Brian Beatty

Title:	CEO & President

JEFF HASTINGS

By:	/s/ Jeff Hastings

Title:	Executive Chairman

BRIAN BEATTY

By:	/s/ Brian Beatty

Title:	CEO & President

BRENT WHITELEY

By:	/s/ Brent Whiteley

Title:	CFO, General Counsel and Secretary

Amzak Capital Management, LLC, as investment manager on behalf of certain funds and accounts

By:	/s/ Samuel J. Barker

Name:	Samuel J. Barker

Title:	Senior Fixed Income Analyst

Indenture	Aggregate Principal Amount
10.00% Existing Notes due 2019

Aristides Capital LLC, as investment manager on behalf of certain funds and accounts

By:	/s/ Christopher M. Brown

Name:	Christopher M. Brown

Title:	Managing Member

Indenture	Aggregate Principal Amount
10.00% Existing Notes due 2019

BlueMountain Capital Management, LLC, as investment manager on behalf of certain funds and accounts

By:	/s/ Kyle Brady

Name:	Kyle Brady

Title:	Assistant General Counsel

Indenture	Aggregate Principal Amount
10.00% Existing Notes due 2019

Morgan Stanley Investment Management, Inc., as investment manager on behalf of certain funds and accounts

By:	/s/ Kim W. Cross

Name:	Kim W. Cross

Title:	Managing Director

Indenture	Aggregate Principal Amount
10.00% Existing Notes due 2019

Mr. John Pecora

By:	/s/ John Pecora

Name:	John Pecora

Title:	N/A

Indenture	Aggregate Principal Amount
10.00% Existing Notes due 2019

Tegean Capital Management, LLC, as investment manager on behalf of certain funds and accounts

By:	/s/ Ariel Rothman

Name:	Ariel Rothman

Title:

Indenture	Aggregate Principal Amount
10.00% Existing Notes due 2019

Whitebox Advisors LLC, as investment manager on behalf of certain funds and accounts

By:	/s/ Mark Strefling

Name:	Mark Strefling

Title:	General Counsel & Chief Operating Officer

Indenture	Aggregate Principal Amount
10.00% Existing Notes due 2019

Exhibit A

Term Sheet

SAEXPLORATION HOLDINGS, INC.

Term Sheet

June 13, 2016

This term sheet (the “Term Sheet”) sets forth an outline of certain material terms and conditions of a comprehensive restructuring and recapitalization (the “Restructuring”) of the balance sheet of SAExploration Holdings, Inc. (the “Company”). This Term Sheet is intended as a summary for discussion purposes only and does not constitute a commitment, obligation, or agreement to provide, arrange, or syndicate any financing on the part of the Supporting Holders (as defined below). Only execution and delivery of definitive documentation relating to the Restructuring shall result in any binding or enforceable obligations of any party with respect thereto. It is anticipated that the Company and the Supporting Holders (as defined below) will execute a restructuring support agreement (the “RSA”) on June 13, 2016 (the “RSA Date”) with standard terms and conditions evidencing, among other things, their intent to support consummation of the Restructuring.

Overview of the Restructuring

Pursuant to the Restructuring, (i) the Supporting Holders (as defined below) shall exchange the Existing Notes (as defined below) into New Second Lien Notes (as defined below) and shares of common stock (the “Common Stock”) of the Company, as contemplated by the Exchange Offer (as defined below) and (ii) certain Supporting Holders shall provide the Company with a multi-draw senior secured term loan facility (the “New Senior Loan Facility”) in an aggregate principal amount of up to $30 million on the terms set forth on Schedule 1 hereto. Other Participating Holders (as defined below) shall have the opportunity to participate in the New Senior Loan Facility on equal terms with the other Supporting Holders.

The Company	SAExploration Holdings, Inc.

Current Capital Structure	The indebtedness of the Company as of the date of this Term Sheet is as follows:

•	that certain Credit and Security Agreement, dated as of November 6, 2014, by and among Wells Fargo Bank, N.A., as lender, SAExploration, Inc., as borrower, and the Company and the other guarantors party thereto, as guarantors, providing for, among other things, a $20 million revolving line of credit secured by the Company’s U.S. assets, including accounts receivable and equipment, subject to certain exclusions and exceptions (the “Revolving Credit Facility”); and

•	10.000% Senior Secured Notes due 2019 (the “Existing Notes”, and the holders thereof, the “Existing Holders”), issued pursuant to that certain indenture, dated as of July 2, 2014 (the “Existing Notes Indenture”) by and among the Company, the guarantors named therein and U.S. Bank National Association, as indenture trustee, of which there is outstanding as of the date of this Term Sheet $140 million in an aggregate principal amount.

Supporting Holders	“Supporting Holders” means the Existing Holders executing the RSA, including those Existing Holders listed on Schedule 2.

Overview of the Restructuring	Subject to the terms set forth in the RSA and this Term Sheet, the Restructuring shall be implemented as follows:

•	on June 13, 2016, the Company and holders of not less than 66% of the aggregate principal amount of Existing Notes shall execute the RSA;

•	on or before June 20, 2016 (the “Launch Date”), the Company shall commence an exchange offer and consent solicitation pursuant to which (i) Existing Notes shall be exchanged for (1) new second lien notes (the “New Second Lien Notes”) on the terms described below and (2) shares of Common Stock of the Company (the “New Notes Shares”), equal to 64.48% of the total outstanding Common Stock of the Company on the Closing Date (as defined below), on a fully diluted basis, as set forth in Schedule 3 hereto, and (ii) tendering Existing Holders will deliver consents to certain proposed amendments as described below;

•	on or before July 1, 2016 (such date, the “Funding Date”), the parties shall obtain (i) any consents required from Existing Holders to amend the Existing Notes Indenture, existing security documents and existing intercreditor agreement (as summarized below under “Consent Solicitation”) and (ii) such waivers, consents or amendments to the Revolving Credit Facility from Wells Fargo, N.A., as lender under the Revolving Credit Facility, in both cases, as necessary to give effect to and permit the Restructuring referred to herein. Upon receipt of such consents and amendments or waivers, (1) the Supporting Holders and any other Participating Holders (together, the “New Senior Lenders”) shall enter into the New Senior Loan Facility with the Company on the terms set forth on Schedule 1 hereto, in connection with which the New Senior Lenders shall receive, subject to the terms and conditions described in Schedule 1, shares of Common Stock of the Company (together with the Backstop Shares (as defined in Schedule 1 hereto), the “New Senior Loan Shares”), equal to 28.20% of the total outstanding Common Stock of the Company on the Closing Date, on a fully diluted basis, as set forth in Schedule 3 hereto, (2) the Initial Draw (as defined in Schedule 1) shall occur, and (3) the Company and the trustee and collateral agent under the Existing Notes Indenture shall enter into the supplemental indenture to the Existing Notes Indenture, the amendments to the existing security documents and the amendments to the existing intercreditor agreement;

•	in the RSA, the Company shall, if necessary, enter into the 30-day grace period provided for in the Existing Indenture in respect of the July 15, 2016 interest payment under the Existing Notes, and the Supporting Holders shall agree to forbear, if necessary, from exercising remedies in respect thereof for a period extending to August 15, 2016 to allow the Restructuring to be consummated; and

•	existing holders of the Company’s Common Stock shall retain, on a pro rata basis after giving effect to the Restructuring, shares of Common Stock of the Company equal to 1.32% of the total outstanding Common Stock of the Company on the Closing Date, on a fully diluted basis, as set forth in Schedule 3.

It is anticipated that the Exchange Offer will close, and that the New Senior Loan Shares and the New Note Shares will be issued, on the date that is intended to be no later than 30 days after the Launch Date (assuming no amendments and/or extensions of the offer period) (the “Closing Date”).

The New Senior Loan Shares and the New Notes Shares shall be subject to mutual dilution and shall, together with shares issued under the Management Incentive Plan (as defined below), dilute the existing Common Stock of the Company. The New Senior Loan Shares and the New Notes Shares shall not be dilutive to the Management Incentive Plan. Schedule 3 presents the allocation of the Company’s Common Stock as of the Funding Date, on an as-issued basis, and the allocation of the Company’s Common Stock as of the Closing Date.

In connection with the Restructuring, on the Closing Date, the Company will:

•	enter into new amended employment agreements with the Company’s senior management (Jeff Hastings, Brian Beatty, Brent Whitely, Mike Scott, Darin Silvernagle, Trisha Gerber and Ryan Abney), as described below;

•	adopt the Management Incentive Plan, as described below; and

•	issue Warrants to existing holders of the Company’s Common Stock, as described below.

The Exchange Offer	Eligible Existing Holders will be offered an opportunity to participate pro rata in the exchange offer for the Existing Notes (together, the “Exchange Offer”), pursuant to which each participating Existing Holder (the “Participating Holders”) shall receive, on the Closing Date, for every $1,000 principal amount of Existing Notes tendered for exchange (subject to a minimum tender of $2,000 principal amount and in $1,000 increments in excess thereof):

•	$500 principal amount of New Second Lien Notes, which shall have terms substantially similar to the Existing Notes; provided that (1) the New Second Lien Notes shall have a maturity date of September 24, 2019, provided that, if any of the Existing Notes remain outstanding as of March 31, 2019, the maturity date of the New Second Lien Notes will become April 14, 2019 upon the vote of the holders of a majority of the then-outstanding New Second Lien Notes, (2) the liens securing the New Second Lien Notes shall be junior to the liens securing the New Senior Loan Facility and senior to the liens securing the Existing Notes after the Closing Date, (3) the Company may elect to pay interest on the New Second Lien Notes in kind with additional New Second Lien Notes for the first twelve months of interest payment dates following the Closing Date, provided that, if the Company makes this election, the interest on the New Second Lien Notes for such in kind payments will accrue at a per annum rate 100 basis points higher than the cash interest rate, (4) the definition of “Permitted Holders” for purposes of the Change of Control covenant will include the Supporting Holders and their related parties, (5) the New Second Lien Notes will have a special redemption right at par of up to $35 million of the issuance to be paid out of the proceeds of the Alaska tax credit certificates and shall be conditioned upon payment in full of the Revolving Credit Facility and the New Senior Loan Facility, and (6) the New Second Lien Notes shall include a make-whole provision requiring that if the New Second Lien Notes are accelerated or otherwise become due and payable prior to their stated maturity due to an Event of Default (including but not limited to a bankruptcy or liquidation of the Company (including the acceleration of claims by operation of law)), then the Applicable Premium payable with respect to an optional redemption will also be immediately due and payable, along with the principal of, accrued and unpaid interest on, the notes and shall constitute part of the obligations in respect thereof as if such acceleration were an optional redemption of the notes, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each holder’s lost profits as a result thereof; and

•	a pro rata portion the New Notes Shares, collectively representing 64.48% of the total outstanding Common Stock of the Company on the Closing Date, on a fully diluted basis, as set forth in Schedule 3.

The indenture for the New Second Lien Notes shall include the following additional language in respect of the make-whole:

“Any Applicable Premium payable shall be presumed to be the liquidated damages sustained by each holder as the result of the early redemption and the Company agrees that it is reasonable under the circumstances currently existing. The Applicable Premium shall also be payable in the event the New Second Lien Notes (and/or the Indenture) are satisfied or released by foreclosure, deed in lieu of foreclosure or any other means. The Company expressly waives (to the fullest extent it may lawfully do so) the provisions of any present or future statute or law that prohibits or may prohibit the collection of the foregoing Applicable Premium in connection with any such acceleration. The Company expressly agrees (to the fullest extent it may lawfully do so) that: (A) the Applicable Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Applicable Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between holders and the Company giving specific consideration in this transaction for such agreement to pay the premium; and (D) the Company shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Company expressly acknowledges that its agreement to pay the Applicable Premium to Holders as herein described is a material inducement to holders to purchase the Notes. The Applicable Premium shall constitute part of the holders’ claim in respect of the New Second Lien Notes in the event of a bankruptcy or liquidation, and such claim shall be allowed against the debtors without the need to file a proof of claim.

The calculation of the Applicable Premium shall be the same as that appearing in the Existing Notes Indenture, except that the discount rate will be based on Treasuries plus 25 basis points.”

The Restructuring will be conditioned on participation in the Exchange Offer by Existing Holders holding at least 90% of the Existing Notes outstanding as of the date of this Term Sheet. The Participating Holders shall deliver consents to the amendments to the Existing Notes Indenture as described below under “Consent Solicitation.”

Pursuant to, and subject to the terms of, the RSA, the Supporting Holders shall agree to participate in the Exchange Offer for the full amount of their Existing Notes, to deliver consents to amend the Existing Notes Indenture and to waive withdrawal rights with respect to their tendered Existing Notes and related Consents, each as described below under “Consent Solicitation.”

Consent Solicitation	In connection with the Exchange Offer, the Company will seek consents from Participating Holders to:

•	amend the Existing Notes Indenture (the “Consent Solicitation”) to:

•	waive the applicable change of control provisions;

•	permit the entry into, and incurrence of draws pursuant to, the New Senior Loan Facility on the Funding Date and the issuance of the New Second Lien Notes (including any additional New Second Lien Notes issued in lieu of cash interest payments) by amending the Incurrence of Indebtedness and Issuance of Preferred Stock and Liens covenants;

•	amend the definition of “Permitted Holders” for purposes of the Change of Control covenant to include the Supporting Holders and their related parties; and

•	amend the Payments for Consents and Transactions with Affiliates covenants in connection with the transactions contemplated by this Term Sheet;

•	amend the security documents relating to the Existing Notes to give effect to the Term Sheet, including to consent to full subordination of the liens securing the Existing Notes to the New Senior Loan Facility and the New Second Lien Notes; and

•	amend and restate the existing intercreditor agreement to account for the entry into the New Senior Loan Facility on the Funding Date, the New Second Lien Notes and the related liens and the relative lien priorities of the Revolving Credit Facility, the New Senior Loan Facility, the New Second Lien Notes and the Existing Notes as contemplated by Schedule 1.

In order to tender Existing Notes for exchange in the Exchange Offer, Participating Holders shall be required to deliver consents in the Consent Solicitation. Supporting Holders’ participation in the Exchange Offer and Consent Solicitation will occur at the launch of the deal and Supporting Holders shall, subject to the terms of the RSA, waive withdrawal rights with respect to tendered Existing Notes and the related Consents, with the effect that, the Company and the trustee for the Existing Notes Indenture shall be able to enter into a supplemental indenture to permit the entry into the New Senior Loan Facility and related matters on the Funding Date.

Amendment of the Revolving Credit Facility	The Revolving Credit Facility shall remain in place; provided that consummation of the New Senior Loan Facility shall be subject to obtaining the necessary consents or waivers from Wells Fargo (as discussed below).

Management Incentive Plan	On the Closing Date, the Company shall adopt a management incentive plan (the “Management Incentive Plan”), which shall reserve 10%, on a fully diluted basis, of the total shares of common stock outstanding as of the Closing Date (the “MIP Shares”) for distribution to covered employees on terms to be agreed with senior management. The Management Incentive Plan shall supersede any prior management or employee stock compensation plan of the Company in effect on the Closing Date. Senior management shall receive 60% of the MIP Shares on the Closing Date, of which 1/3 shall vest on each of (1) the earlier of (a) the first anniversary of the Closing Date and (b) the date the Company shall have received Alaskan tax credit certificates in a face amount of at least $25 million (the “Tax Credit”), and (2) each anniversary of the Closing Date for the two years thereafter in the form of:

(i) shares equal to 3% of the Company’s outstanding Common Stock as of the Closing Date on a fully diluted basis; and

(ii) at-the-money incentive options to acquire shares equal to 3% of the Company’s outstanding Common Stock as of the Closing Date, based on an equity value (a) if options are initially distributed on the first anniversary of the Closing Date or after the 60th calendar day following the Closing Date due to the receipt of the Tax Credit (the “Tax Credit Valuation Date”), the volume-weighted average price (the “VWAP”) per share of SAE Common Stock during the 30-day period ending on the date that is the 60th calendar day following the Closing Date or (b) if options are initially distributed due to the receipt of the Tax Credit prior to the 60th calendar date following the Closing Date, the VWAP per share of SAE Common Stock during the 30-day period ending on the date one day preceding any public announcement of the Tax Credit Valuation Date; provided, however, that if the Tax Credit Valuation Date occurs before the expiration of 30 days following the Closing Date, then the VWAP calculation period shall be the number of days between the Closing Date and the Tax Credit Valuation Date.

If any member of senior management terminates his or her employment without good reason within the first twelve months after the Closing Date, that employee’s vested MIP Shares or the cash proceeds thereof will be clawed back.

The remaining 40% of MIP Shares shall be granted to members of management and other key employees and distributed according to a vesting schedule to be determined by the New Board, provided, however, that the MIP Shares may not be used to fund any of the Annual Performance Awards (as defined in Schedule 4).

Warrants	In connection with the Restructuring, the Company will enter into, as of the Closing Date, a warrant agreement with its transfer agent, as warrant agent (the “Warrant Agreement”), that shall provide for the issuance of warrants in two series to all existing holders of Common Stock that, upon exercise, will each represent 2.25% of the outstanding shares of Common Stock as of the Closing Date, subject to dilution by the New Loan Shares and the MIP Shares, at an exercise price to reflect market capitalizations of $112 million and $140 million, respectively, with five year terms (“Warrants”). The Warrant Agreement will contain customary cashless exercise and anti-dilution provisions.

The Warrants will not become exercisable until 30 days before their expiration date. In addition, it shall be a condition precedent to any exercise that the Company shall have received Alaska tax credit certificates in a face amount of at least $25 million.

Holders of the Warrants will be entitled to the benefit of a customary resale registration rights agreement.

Treatment of Existing Equity Holders	In connection with the Restructuring, existing holders of Common Stock will retain 1.32% of the outstanding shares of Common Stock on a fully diluted basis, as of the Closing Date, provided that these shares shall be subject to dilution by the subsequent issuance of the remaining 40% of the MIP Shares.

Employment Agreements	On the Closing Date, the Company shall enter into new amended employment agreements with the Company’s senior management (Jeff Hastings, Brian Beatty, Brent Whiteley, Mike Scott, Darin Silvernagle, Trisha Gerber and Ryan Abney), to reflect the material terms and conditions set forth on Schedule 4 hereto.

New Board	As of the Closing Date, the Company’s board of directors (the “New Board”) shall consist of 7 members, one of whom shall be a member of senior management appointed by the Company. The remaining 6 directors shall be selected by the Supporting Holders in their sole discretion; provided that the Supporting Holders shall consult in good faith with the Company’s management in the selection thereof; provided, further, that a sufficient number of independent directors will be selected to comply with any applicable listing requirements.

Amended Articles & Bylaws	As soon as reasonably practicable after the Closing Date, the Company’s existing articles and bylaws will be subject to customary amendments and modifications to be agreed upon in the RSA.

Public Status; Listing	The Company shall remain an SEC-registered public company and shall file reports under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. The Company shall use its commercially reasonable efforts to comply with the listing requirements of the Nasdaq Global Market or the Nasdaq Capital Market, as applicable.

The Company shall use its commercially reasonable efforts to receive the requisite shareholder votes to affect the Restructuring, to the extent required by its charter, other corporate governance documents and applicable law.

Closing Conditions	The effectiveness of the Restructuring shall be conditioned upon the absence of any material business, regulatory or legal impediments thereto, as determined by the Supporting Holders in their reasonable discretion, and shall be subject to customary closing conditions, including, without limitation:

•	the negotiation and execution of definitive documentation acceptable to the Supporting Holders and the Company;

•	participation by holders of 90% of the outstanding Existing Notes in the Exchange Offer and Consent Solicitation;

•	no success fee shall be payable to a financial advisor, if any, to the Company, except on terms reasonably acceptable to the Supporting Holders;

•	receipt of any necessary amendments and/or waivers from the lender under the Revolving Credit Facility to permit the Restructuring; and

•	payment of all fees and expenses incurred by the Supporting Holders.

Fiduciary Out / Shop Right	The Company may terminate this Term Sheet or the RSA upon three business days’ prior notice if the board of directors of the Company determines, after receiving advice from counsel, that proceeding with the Restructuring would be inconsistent with the exercise of its fiduciary duties. Notwithstanding anything in this Term Sheet or the RSA to the contrary, nothing in this Term Sheet or the RSA shall prevent the Company from taking or failing to take any action that it is obligated to take (or to fail to take) in the performance of any fiduciary duty or as otherwise required by applicable law which the Company owes to any other person or entity under applicable law.

Fees and Expenses	The Company shall pay promptly all accrued and unpaid fees and expenses of the Supporting Holders and any agent or trustee under the various debt documents in connection with the Restructuring (whether or not the Restructuring is consummated) including, without limitation, the costs and expenses incurred by counsel to the Supporting Holders in connection with the Restructuring.

Reservation of Rights	Nothing herein is intended to, or does, in any manner waive, limit, impair or restrict the ability of each of the Company and the Supporting Holders to protect and fully preserve all of their rights, remedies, claims and interests, including the Supporting Holders’ claims against the Company or any other party in interest or their respective property. If the Restructuring is not consummated, the Company and the Supporting Holders fully reserve any and all of their respective rights.

No Admission	Nothing in the Term Sheet is or shall be deemed to be an admission of fact or liability or deemed binding on the Company or the Supporting Holders.

Schedule 1

Capitalized Terms used and not otherwise defined herein shall have the meanings set forth in the Term Sheet.

New Senior Loan Facility Term Sheet
Borrower	The Company

Guarantors	All of the Company’s domestic subsidiaries

Lenders	Certain of the Supporting Holders and Other Participating Holders.

Facility

Senior secured multi-draw term loan facility in an aggregate principal amount of $30 million.

•    The initial draw (the “Initial Draw”), which shall occur on or about the Funding Date, shall be not more than $5.6 million in the aggregate. It shall be a condition precedent to the Initial Draw that the Company and holders of not less than 66% of the aggregate principal amount of Existing Notes shall have executed the RSA.

•    The second draw (the “Second Draw”) shall be not more than $9.4 million in the aggregate. It shall be a condition precedent to the Second Draw that the Restructuring described in the RSA and the transactions contemplated by the exhibits thereto that are intended to be closed by the Closing Date shall have been consummated by or on the Closing Date.

•    It shall be a condition precedent to any additional subsequent draw (a “Subsequent Draw”) that the Company shall have received Alaska tax credit certificates in a face amount of at least $25 million.

Security Interest

The obligations of the Company and the guarantors under the New Senior Loan Facility will be secured on a 1.5 lien priority basis by the collateral currently securing the obligations under the Revolving Credit Facility and the Existing Notes, respectively, and the receivable due to the Company from Alaska Seismic Ventures and any tax credit or tax certificate assigned or issued to the Company in connection therewith, and all proceeds therefrom (the “Collateral”). The Collateral will secure those obligations of the Company and the guarantors (1) under the Revolving Credit Facility on a first lien priority basis, (2) under the New Notes on a second lien priority basis and (3) under the Existing Notes on a third lien priority basis.

As of the Funding Date, the agent under the New Senior Loan Facility, the agent under the Revolving Credit Facility, and the collateral agent under the Existing Indenture will enter into an Intercreditor Agreement with the Company and the Guarantors which will provide for contractual subordination of the liens of each such agent and collateral agent in the Collateral to the extent necessary to reflect the relative lien priority set forth herein. The Intercreditor Agreement will also govern the relationship of the parties in respect of the Collateral and certain other matters. This new Intercreditor Agreement will, in effect amend and restate the existing intercreditor agreement. The collateral agent under the New Indenture will sign a joinder to the new Intercreditor Agreement on the Closing Date.

Interest	10% per year, payable monthly in cash.

New Senior Loan Facility Term Sheet
Facility Fee	The Company shall pay a facility fee of $600,000 in the aggregate to the New Senior Lenders on the Funding Date with the proceeds of the Initial Draw under the New Senior Loan Facility.

Syndication; Backstop Shares	Subsequent to the Initial Draw but prior to the Second Draw, Participating Holders shall have the opportunity to participate in the New Senior Loan Facility. On the RSA Date and the Funding Date, the New Senior Lenders who fund the Initial Draw shall become entitled on such date, subject to issuance, to a pro rata portion of shares of the Company’s Common Stock (the “Backstop Shares”), representing 3.14% and 6.26%, respectively, of the total outstanding Common Stock of the Company on the Closing Date, on a fully diluted basis, as set forth in Schedule 3. The Backstop Shares shall be issued on the earliest of (1) the Closing Date; (2) the date on which the RSA terminates according to its terms, or (3) August 15, 2016.

Equity

The Backstop Shares shall be deemed earned by the New Senior Lenders as of the Funding Date, provided that the Backstop Shares shall not be issued to the New Senior Lenders until the earlier of (1) the Closing Date and (2) August 15, 2016.

On the Closing Date, each New Senior Lender shall receive a pro rata portion of shares of the Company’s Common Stock (collectively, with the Backstop Shares, the “New Senior Loan Shares”), representing 18.80% (excluding Backstop Shares) of the total outstanding Common Stock of the Company on the Closing Date, on a fully diluted basis, as set forth in Schedule 3 hereto; provided that, if the stockholders of the Company have not then approved the issuance of these shares, then the Company will issue 19.9% of the outstanding shares of Common Stock to the New Senior Lenders and will covenant to issue the remaining 8.3% after such stockholder consent has been received, for the purpose of remaining in compliance with NASDAQ Listing Rule 5635.

The New Senior Loan Shares and the New Notes Shares shall be subject to mutual dilution and shall, together with shares issued under the Management Incentive Plan, dilute the existing Common Stock of the Company. The New Senior Loan Shares and the New Notes Shares shall not be dilutive to the Management Incentive Plan.

Maturity	January 1, 2018.

Restrictive Covenants	The New Senior Loan Facility will contain restrictive covenants, financial covenants, and selected maintenance covenants that are mutually acceptable to the Company and the New Senior Lenders, including, without limitation, that the proceeds of the New Senior Loan Facility and available cash shall be used in accordance with a budget mutually acceptable to the Company and the New Senior Lenders.

Governing Law	The New Senior Loan Facility and related transaction documents will be governed by New York law.

Schedule 2

Supporting Holders

•	Whitebox Advisors LLC

•	BlueMountain Capital Management, LLC

•	Morgan Stanley Investment Management Inc.

•	Aristides Capital LLC

•	Tegean Capital Management, LLC

•	Amzak Capital Management, LLC

•	Mr. John Pecora

Schedule 3

Capitalized Terms used and not otherwise defined herein shall have the meanings set forth in the Term Sheet.

RSA Date Allocation of Common Stock*

As of the RSA Date, after giving effect to the Backstop Shares, on an as-issued basis1, and excluding the issuance of any other New Senior Loan Shares, New Notes Shares and MIP Shares, the allocation of Common Stock of the Company shall be as follows (based on 17,451,353 shares outstanding prior to the Funding Date):

Existing Common Stock	96.86%[2]
Management Incentive Plan	0%
New Notes Shares	0%
New Senior Loan Shares (other than Backstop Shares)	0%
Backstop Shares	3.14%

Funding Date Allocation of Common Stock*

As of the Funding Date, after giving effect to the Backstop Shares, on an as-issued basis1, and excluding the issuance of any other New Senior Loan Shares, New Notes Shares and MIP Shares, the allocation of Common Stock of the Company shall be as follows (based on 17,451,353 shares outstanding prior to the Funding Date):

Existing Common Stock	90.0%[2]
Management Incentive Plan	0%
New Notes Shares	0%
New Senior Loan Shares (other than Backstop Shares)	0%
Backstop Shares	10.0%

Closing Date Allocation of Common Stock*

As of the Closing Date, after giving effect to the issuance of the New Senior Loan Shares, the Backstop Shares, the New Notes Shares and the MIP Shares (as shown in the table below), the allocation of Common Stock of the Company shall be as follows (based on 17,451,353 shares outstanding prior to the Funding Date):

	Initial Issuance of 60% of MIP Shares	Fully-Diluted for All MIP Shares
Existing Common Stock	1.32%	1.26%
Management Incentive Plan[3]	6.00%	10.00%
New Notes Shares	64.48%	61.74%

[1]	The Backstop Shares will deemed to be earned as of the RSA Date and the Funding Date as set forth in the allocation tables herein, but will be issued on the earliest of (1) the Closing Date; (2) the date on which the RSA terminates according to its terms, or (3) August 15, 2016.
[2]	The New Senior Lenders that fund the Initial Draw (as defined in Schedule 3 hereto) shall become entitled to receive the Backstop Shares on the Funding Date, provided that the New Senior Loan Shares shall not be issued to the New Senior Loan Lenders until the Closing Date.
[3]	Includes shares held by Messrs. Hastings, Beatty and Whiteley.

New Senior Loan Shares (other than Backstop Shares)[4]	18.8%	18.00%
Backstop Shares[5]	9.40%	9.00%

*	Excludes any impact of shares issuable in connection with Warrants.

[4]	Pre-dilution: 20.0%.
[5]	Pre-dilution: 10.0%.

Schedule 4

Capitalized Terms used and not otherwise defined herein shall have the meanings set forth in the Term Sheet.

Topic	Amendment
Term	New three-year terms, starting as of the Closing Date, with evergreen features providing for successive one year terms thereafter as contained in the current employment agreements.

Base Salary	No changes to 2016 base salary under the current employment agreements. Starting in 2017, annual increases in base salary will be set by the new board of directors (the “New Board”), provided that the New Board may not unilaterally decrease the base salary at any point without the consent of the executive.

Annual Cash Performance Award	No change to 2016 amounts, targets, calculation, or methodology, under the current employment agreements. Starting in 2017, the New Board can set Executive Goals but not the Target Percentages (as defined in the employment agreements). In addition, no more than 50% of any award may be in common stock of the Company.

Existing Management/Employee Equity	All issued equity compensation (LTIP shares, preferred shares, etc.) shall vest and convert into common shares immediately prior to the Closing Date and be treated as existing equity subject to dilution pursuant to the Term Sheet.

Existing MIP	All existing equity-based compensation programs shall be replaced by the Management Incentive Plan.

Severance	No change to existing severance packages under the current employment agreements; however, executives shall not be entitled to any severance if the executive voluntarily terminates the employment agreement other than for cause or good reason.

Non-compete	The non-compete shall last for one year with no additional severance, with the option to extend for an additional year in the Company’s sole discretion, provided that the Company must pay the executive one year’s base salary and 100% of the target bonus of that base salary if it elects to extend.

Change of Control	Waived to allow for the Restructuring Transactions.

280G Gross-Up	To be deleted.

Constructive Dismissal	Revision to the definition of “Good Reason” in the current employment agreements to reflect that the New Board will have discretion to set base salary increases and annual bonuses and such adjustments will not constitute Good Reason, provided that the New Board may not unilaterally decrease the base salary at any point without the consent of the executive.

Indemnification	Employment agreements shall include indemnification by the Company against any officer or director liability related to the Restructuring Transactions.

Exhibit B

New Senior Lenders (as of the date hereof)

•	Whitebox Advisors LLC

•	BlueMountain Capital Management, LLC

•	Morgan Stanley Investment Management Inc.

•	Aristides Capital LLC

•	Tegean Capital Management, LLC

•	Amzak Capital Management, LLC

•	Mr. John Pecora

Exhibit C

Pre-Syndication Initial Commitment Amounts

Exhibit D

Amendments to Employment Agreements

Amendments to Employment Agreements

Capitalized Terms used and not otherwise defined herein shall have the meanings set forth in the Restructuring Support Agreement.

Topic	Amendment
Term	New three-year terms, starting as of the Closing Date, with evergreen features providing for successive one year terms as contained in the current employment agreements.

Base Salary	No changes to 2016 base salary under the current employment agreements. Starting in 2017, annual increases in base salary will be set by the new board of directors (the “New Board”), provided that the New Board may not unilaterally decrease the base salary at any point without the consent of the executive.

Annual Cash Performance Award	No change to 2016 amounts, targets, calculation, or methodology under the current employment agreements. Starting in 2017, the New Board can set Executive Goals but not the Target Percentages (as defined in the employment agreements). In addition, no more than 50% of any award may be in Common Stock.

Existing Management/Employee Equity	All issued equity compensation (LTIP shares, preferred shares, etc.) shall vest and convert into common shares immediately prior to the Closing Date and be treated as existing equity subject to dilution pursuant to the Term Sheet.

Existing MIP	All existing equity-based compensation programs shall be replaced by the Management Incentive Plan.

Severance	No change to existing severance package under the current employment agreements; however, executives shall not be entitled to any severance if the executive voluntarily terminates the employment agreement other than for cause or good reason.

Non-compete	The non-compete shall last for one year with no additional severance, with the option to extend for an additional year in the Company’s sole discretion, provided that the Company must pay the executive one year’s base salary and 100% of the target bonus of that base salary if it elects to extend.

Change of Control	Waived to allow for the Restructuring Transactions.

280G Gross-Up	To be deleted.

Constructive Dismissal	Revision to the definition of “Good Reason” in the current employment agreements to reflect that the New Board will have discretion to set base salary increases and annual bonuses and such adjustments will not constitute Good Reason, provided that the New Board may not unilaterally decrease the base salary at any point without the consent of the executive.

Topic	Amendment
Indemnification	Employment agreements shall include indemnification by the Company against any officer or director liability related to the Restructuring Transactions.

Exhibit E

Executives Executing Employment Agreements

•	Jeff Hastings

•	Brian Beatty

•	Brent Whitely

•	Mike Scott

•	Darin Silvernagle

•	Trisha Gerber

•	Ryan Abney

Exhibit F

Terms of Management Incentive Plan

Preliminary Management Incentive Plan Term Sheet

This management incentive plan term sheet sets forth an outline of certain key terms and conditions of the employment agreements between SAExploration Holdings, Inc. (the “Company”) and certain key executives set forth on Exhibit E. Capitalized Terms used and not otherwise defined herein shall have the meanings set forth in the Restructuring Support Agreement.

On the Closing Date, the Company shall adopt the Management Incentive Plan, which shall reserve 10%, on a fully diluted basis, of the total shares of common stock outstanding as of the Closing Date (the “MIP Shares”) for distribution to covered employees on terms to be agreed with senior management. The Management Incentive Plan shall supersede any prior management or employee stock compensation plan of the Company in effect on the Closing Date. Senior management shall receive 60% of the MIP Shares on the Closing Date, of which 1/3 shall vest on each of (1) the earlier of (a) the first anniversary of the Closing Date and (b) the date the Company shall have received Alaskan tax credit certificates in a face amount of at least $25 million (the “Tax Credit”), and (2) each anniversary of the Closing Date for the two years thereafter in the form of:

(i) shares equal to 3% of the Company’s outstanding Common Stock as of the Closing Date on a fully diluted basis; and

(ii) at-the-money incentive options to acquire shares equal to 3% of the Company’s outstanding Common Stock as of the Closing Date, based on an equity value (a) if options are initially distributed on the first anniversary of the Closing Date or after the 60th calendar day following the Closing Date due to the receipt of the Tax Credit (the “Tax Credit Valuation Date”), the volume-weighted average price (the “VWAP”) per share of SAE Common Stock during the 30-day period ending on the date that is the 60th calendar day following the Closing Date or (b) if options are initially distributed due to the receipt of the Tax Credit prior to the 60th calendar date following the Closing Date, the VWAP per share of SAE Common Stock during the 30-day period ending on the date one day preceding any public announcement of the Tax Credit Valuation Date; provided, however, that if the Tax Credit Valuation Date occurs before the expiration of 30 days following the Closing Date, then the VWAP calculation period shall be the number of days between the Closing Date and the Tax Credit Valuation Date.

If any member of senior management terminates his or her employment without good reason within the first twelve months after the Closing Date, that employee’s vested MIP Shares or the cash proceeds thereof will be clawed back.

The remaining 40% of MIP Shares shall be granted to members of management and other key employees and distributed according to a vesting schedule to be determined by the New Board, provided, however, that the MIP Shares may not be used to fund any of the Annual Performance Awards as defined in Schedule 4 to the Term Sheet attached as Exhibit A.

Vesting of the MIP Shares will not be conditioned on any financial, operating or other performance metrics. Except for termination due to death, disability, termination without cause, termination for good reason or termination six (6) months prior to or within 12 months following a change in control, individuals need to be employed on each vesting date to receive settlement of the MIP Shares.

Exhibit G

Terms of Warrant Agreement

Warrant Term Sheet

Capitalized Terms used and not otherwise defined herein shall have the meanings set forth in the Restructuring Support Agreement.

Topic	Provision
Series	The Company will issue two series of warrants (the “Series A Warrants” and Series B Warrants” and, together, the “Warrants”).

Term	The Warrants will have five year terms.

Value	The Series A Warrants and Series B Warrants will each represent 2.25% of the outstanding shares of Common Stock as of the Closing Date.

Exercise price	The exercise price of the Series A Warrants will reflect a market capitalization of $112 million. The Exercise price of the Series B Warrants will reflect a market capitalization of $140 million.

Exercisability

Exercise of the Warrants shall be contingent upon the receipt by the Company of Alaska tax credit certificates in a face amount of at least $25 million.

The Warrants will become exercisable only in the 30 days before they expire.

Adjustments to Exercise Price

The exercise prices of the Warrants shall be adjusted upon customary anti-dilution events, including:

•    an issuance of Common Stock as a dividend or distribution to all holders of Common Stock;

•    a change in the total number of shares of Common Stock by way of a subdivision, combination, split, reverse split, or reclassification;

•    an issuance as a dividend or distribution to all holders of Common Stock of evidences of indebtedness or securities of the Company or any other person; and

•    payment of any tender offer or exchange offer for Common Stock in which the consideration exceeds the fair value of the Common Stock as of the open of business on the second business day preceding the expiration date of the tender offer or exchange offer.

Cashless Exercise	The Warrant Agreement will contain a customary cashless exercise provision.

Registration Rights	Holders of Warrants will be entitled to the benefit of a customary resale registration rights agreement.

Listing	The Company will use commercially reasonable efforts to list the Warrants and the shares issuable upon exercise of the Warrants on the Nasdaq Global Market, or whatever exchange the Company’s Common Stock is then listed on.

Exhibit H

Governance Terms

Corporate Governance Term Sheet

Capitalized Terms used and not otherwise defined herein shall have the meanings set forth in the Restructuring Support Agreement.

Topic	Provision
Capital Stock
Common stock	55,000,000 authorized shares of Common Stock, par value $.0001 per share. The number of authorized shares can be increased only with a majority vote of the stockholders. One vote per share.

Preferred stock	1,00,000 authorized shares of preferred stock, par value $.0001 per share. Preferred stock may be issued by the Board with whatever rights, privileges or preferences they determine.

Pre-emptive rights	None.

Directors
Initial Directors

Effective as of the Closing Date, the Board will initially be made up of seven directors, to include: one member of senior management, four directors chosen by the Supporting Holders, one director chosen by Whitebox and one director chosen by Blue Mountain.

Each of BlueMountain and Whitebox shall have the right to choose one director to be nominated by SAE for so long as each of their equity holdings following the Closing Date exceeds 10% of the total outstanding shares. Subject to the foregoing, and the director nomination section of this Term Sheet, following the Closing Date, other non-management directors shall be nominated by the Board and approved by shareholder vote.

Number	No less than one or more than nine directors as determined by resolution of the board. The Board will initially be made up of seven directors.

Election	Directors are elected by a majority of the stockholders unless appointed as described above.

Staggered board	There will be three classes of directors each with staggered terms, with individual seats and each of the three classes to be agreed upon; provided that the number of directors in each class shall be as nearly equal as possible.

Topic	Provision
Removal of directors	A majority vote of the stockholders is required to remove a director, except that the initially appointed directors can only be removed by the entity that appointed them.

Vacancies	Vacancies are filled by a majority vote of the directors unless the vacancy is caused by the departure of an appointed director. The vacant seat of an appointed director will be filled by the entity that appointed the director.

Indemnification	Directors and officers have guaranteed rights to indemnification to the fullest extent permitted by Delaware General Corporation Law.

Insurance	Company will maintain Director and Officer liability insurance.

Action without a meeting	Directors may act by unanimous written consent.

Stockholders
Stockholder proposals	Stockholders must give notice of a proposal not less than 60 or more than 90 days before the meeting. If this is not possible, they must give notice within the 10 days of the notice of an upcoming annual meeting being mailed. They must disclose the matter to be proposed, why it is being proposed, any material interest of the stockholder in such business and information regarding their interests in the company, including any voting arrangements. The stockholder must also certify that they will attend the meeting and disclose whether they intend to distribute a proxy statement or form of proxy to the stockholders.

Director nominations	Stockholder must give notice not less than 60 or more than 90 days before the meeting. If this is not possible, must give notice within the 10 days of a notice of annual meeting being mailed. They must disclose details of nominee that would be required for the solicitation of proxies under Section 14 of the Exchange Act. The nominating stockholder must provide personal details of the proposed director, information regarding their interests in the company, including any voting arrangements. The stockholder must also provide personal details certify that they will attend the meeting and disclose whether they intend to distribute a proxy statement or form of proxy to the stockholders.

Meetings
Special meetings	Only the board may call a special meeting.

Action without a meeting	Any action required to be taken at an annual or special meeting may be taken without a meeting if consent in writing is obtained by the holders of outstanding stock having the not less than the minimum number of votes to authorize or take such action.

Topic	Provision
Amendments
Amendments to Organization Documents	Amendments to Organizational Documents require a majority vote of the stockholders.

Exhibit I

Joinder Agreement

Joinder Agreement

[                    ], 2016

The undersigned (“Joining Holder”) hereby acknowledges that it has read and understands the Restructuring Support Agreement, dated as of [    ], 2016, a copy of which is attached hereto as Annex I (as it may be amended, supplemented, or otherwise modified from time to time, the “Restructuring Support Agreement”), among SAE and the Supporting Holders. Capitalized Terms used and not otherwise defined herein shall have the meanings set forth in the Restructuring Support Agreement.

1. Agreement to be Bound. The Joining Holder hereby agrees to be bound by all of the terms of the Restructuring Support Agreement. The Joining Holder shall hereafter be deemed to be a “Supporting Holder” and a “Party” for all purposes under the Restructuring Support Agreement.

2. Representations and Warranties. With respect to the aggregate principal amount of Existing Notes set forth below its name on the signature page hereof, the Joining Holder hereby makes the representations and warranties of the Supporting Holders set forth in Section 4 of the Restructuring Support Agreement to each other Party.

3. Governing Law. This joinder agreement (the “Joinder Agreement”) to the Restructuring Support Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

* * * * *

IN WITNESS WHEREOF, the Joining Holder has caused this Joinder Agreement to be executed as of the date first written above.

By:

Name:

Title:

Principal Amount of Existing Notes: $

Notice Address:

Fax:

Attention:

With a copy to:

Fax:

Attention: